As filed with the Securities and Exchange Commission on September 8, 2009

Registration No. 333-159578

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre Effective

Amendment No. 2 to

Form S-1

Registration Statement

Under

The Securities Act of 1933

ATEL 14, LLC

(Exact name of registrant as specified in governing instruments)

California	7359	26-4695354
(State or other jurisdiction of organization)	(Primary standard industrial classification code number)	(IRS Employer Identification number)

600 California Street, 6th Floor

San Francisco, California 94108

(415) 989-8800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

DEAN L. CASH

600 California Street, 6th Floor

San Francisco, California 94108

(415) 989-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

PAUL J. DERENTHAL, ESQ.

Derenthal & Dannhauser LLP

1999 Harrison Street, 26th Floor

Oakland, California 94612

(510) 350-3070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer
☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)
☒	Smaller reporting company

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units of Limited Liability Company Interest	15,000,000	$10.00	$150,000,000	$8,370.00 (2)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus dated September 8, 2009 - Subject to Completion

ATEL 14, LLC

Limited Liability Company Units - $10 Per Unit

Minimum Offering — 120,000 Units ($1,200,000)

Maximum Offering — 15,000,000 Units ($150,000,000)

ATEL 14, LLC, or the “Fund,” will acquire a diversified portfolio of leased equipment, equipment financing transactions and other investments, with an emphasis on low-technology equipment leased to major corporations. ATEL Associates 14, LLC is the Fund’s Manager. The Fund will collect payments from its customers and other revenues and eventually sell the leased equipment and other portfolio investments. The Fund’s objective will be to distribute to investors the net revenues from its investments after it pays its expenses and fees. The Fund intends to use approximately 87% of the capital it raises from the sale of Units to purchase its portfolio investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves. Of the remaining capital, 9% will be used to pay selling commissions and up to 3.5% will be used to pay other offering and organization expenses.

A PURCHASE OF UNITS INVOLVES SIGNIFICANT RISKS. See “Risk Factors” on page 11. Risks include:

•	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital and not a return on capital;

•

Economic recession and changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, lease rates, and interest rates may result, and in certain past ATEL programs have resulted, in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on invested capital;

•	The Fund’s performance is subject to risks relating to lessee and borrower defaults;

•	The Fund’s performance is subject to risks relating to the value of equipment at the end of its leases and the value of its investments when the Fund seeks to sell them during its liquidation stage;

•	The Fund will borrow to acquire its investments and, if the Fund’s revenues are insufficient to repay borrowed funds, the Fund could incur a loss of its portfolio assets used as collateral;

•

No market exists for the Units or is expected to develop, the Fund’s Operating Agreement includes significant restrictions on the transferability of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount;

•

Except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments;

•	Investors must rely on the Manager to manage the Fund and investors will have limited voting rights under the Fund’s Operating Agreement;

•	The Fund will pay the Manager and its related companies substantial fees;

•	The Manager will be subject to certain conflicts of interest; and

•	The Fund does not guarantee its distributions or the return of investors’ capital.

The Fund is offering a total of 15,000,000 of its Units of limited liability company interest for a price of $10 per Unit. An investor must purchase a minimum of 500 Units. The Fund will deposit subscriptions in a bank escrow account and no Units will be sold unless a minimum of $1,200,000 in cash is received by                     , 2010 (a date one year from the date of this Prospectus). If the minimum funding is achieved, the offering will continue until the earlier of sale of all 15,000,000 Units or                     , 2011 (a date two years from the date of this Prospectus), unless it is terminated earlier in the Manager’s discretion. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be allocated and distributed to subscribers on the basis of the respective amounts of the subscriptions and the number of days that such amounts were in the escrow account. Rejected subscriptions will be returned without interest or reduction within 30 days of receipt. The offering will be made by unaffiliated broker dealers in a selling group managed by ATEL Securities Corporation, a broker dealer affiliated with the Manager, acting as Dealer Manager. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units.

	Price to Public	Selling Commissions	Proceeds to Fund
Per Unit	$10	$0.90	$9.10
Total Minimum	$1,200,000	$108,000	$1,092,000
Total Maximum	$150,000,000	$13,500,000	$136,500,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities nor has any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS                     , 2009

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SUMMARY OF THE OFFERING	7
The Fund	7
Management	7
Risk Factors	7
Who Should Invest	8
Use of Capital	8
ATEL’s Fees	8
Organizational Diagram	9
Investment Portfolio	9
Borrowing Policies	9
Income, Losses and Distributions	9
Income Tax Consequences	10
Summary of the Operating Agreement	10
Plan of Distribution	10
Glossary	10
RISK FACTORS	11
Most of the Fund’s distributions are expected to be a return of capital	11
The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.	11
The Fund may be harmed if a lessee or borrower defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment	11
The amount of the Fund’s profit will depend in part on the value of its equipment when the leases end	11
The Fund will borrow to acquire its investments and will bear the risks of borrowing, including the potential loss of assets used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations	12
There are significant limitations on the transferability of Units	12
Except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments, lessees or borrowers	12
Investors will have limited voting rights and must rely on management for the success of the Fund	12
The Manager will receive substantial compensation which may result in conflicts of interest	13
The Fund does not guarantee its distributions or the return of investors’ capital	13
The Fund may enter into financing transactions outside of the United States and foreign leases and loans may involve greater difficulty in enforcing transaction terms and a less predictable legal system	13
If lease payments or other investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment	13
The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments	13
Equipment may be damaged or lost	13
Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell	13
A portion of the Fund’s investment portfolio will consist of financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default	13
Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and therefore unenforceable	14
The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers	14
The Manager and its affiliates have limited experience in the evaluation, acquisition, holding and disposition of real estate subject to net leases	14
The Fund may not be able to register aircraft or marine vessels, which could limit the Fund’s ability to invest in these types of assets or could affect the value realized by the Fund from such investments	14
The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund	14
Prior investor programs have experienced delays in the filing of periodic reports with the Securities and Exchange Commission	15

The amount and terms of debt available to the Fund for the purchase of its investment portfolio may also determine the amount of cash distributed to investors and the amount of tax benefits they receive	15
The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund	15
The amount of capital actually raised by the Fund may determine its diversification and profitability	15
A potential change in United States accounting standards regarding operating leases may make the leasing of equipment or facilities less attractive to potential lessees, which could reduce overall demand for leasing services	15
The Fund is a newly-formed entity	16
Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner	16
Risks Relating to Real Estate Investments in Single Tenant Net Leases	16
The inability of a tenant in a single tenant property to pay rent will reduce Fund revenues	16
Net leases of real estate may permit the lessee/tenant to purchase the property at a predetermined price, which could limit the Fund’s realization of capital appreciation	16
The Fund’s real estate investments will be subject, in part, to the risks of real estate ownership which could reduce the value of such properties	16
The Fund may have difficulty selling or re-leasing its real properties	16
Potential liability for environmental matters could adversely affect the Fund’s financial condition	17
Appraisals that the Fund obtains may include leases in place on the property being appraised and if the leases terminate, the value of the property may become significantly lower	17
Risks Relating to Tax Matters	17
If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law.	17
The Fund could lose cost recovery or depreciation deductions if the IRS treats Fund leases as sales or financings.	17
Investors may incur tax liability in excess of cash distributions in a particular year.	17
The IRS may allocate more taxable income to investors than the Operating Agreement provides.	18
Tax-exempt organizations will have unrelated business taxable income from this investment.	18
This investment may cause investors to pay additional taxes.	18
Retirement Plan Risks	18
An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties	18
WHO SHOULD INVEST	19
ESTIMATED USE OF PROCEEDS	24
MANAGEMENT COMPENSATION	25
Summary Table	25
Narrative Description of Compensation	25
Limitations on Fees	27
Defined Terms Used in Description of Compensation	28
Affiliates of the Manager	29
INVESTMENT OBJECTIVES AND POLICIES	29
Principal Investment Objectives	29
General Equipment Leasing Policies	30
Types of Equipment	32
Investment in Green Technologies	36
Description of Lessees and Borrowers	36
Foreign Equipment Leases	37
Description of Equipment Leases	38
Equipment Leasing Industry and Competition	39
Growth Capital Financing	39
Commercial Real Estate Subject to Single Tenant Net Leases	41
Portfolio Diversification	42
Borrowing Policies	47
Joint Venture Investments	48
General Restrictions	49

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

The Fund:    The Fund is a California limited liability company, which intends to invest in a variety of types of equipment, equipment financing transactions and other investment assets. The Fund’s primary portfolio investment objective will be the acquisition of capital equipment subject to leases to established corporate lessees. In addition to its portfolio of equipment leased to High Quality Corporate Credits, the Fund expects to make growth capital investments providing equipment and other financing to other public and private companies, including emerging growth companies. In order to further diversify the Fund’s investment portfolio, the Fund may also, but is not required to, acquire a limited amount of commercial real estate subject to single tenant net leases. The Fund will seek to acquire investments that will produce revenues, including eventual sales proceeds, that will provide regular cash distributions to its investors and a favorable overall return on its investments.

Management:    The Manager of the Fund is ATEL Associates 14, LLC. The Manager and its family of ATEL companies will provide various services to the Fund, including asset management and Fund administration. ATEL will be responsible for supervising all of the Fund’s business and affairs. The Manager and its Affiliates will act as a fiduciary to the Fund, and, consequently, are required to exercise good faith and integrity in all dealings with respect to Fund affairs. The Fund will have no direct employees, though it will reimburse the Manager and its Affiliates for the cost of their personnel engaged in the business of the Fund. The Manager and its Affiliates will make all business decisions on behalf of the Fund. The offices of the Fund and ATEL are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are (415) 989-8800 and (800) 543-ATEL (2835).

Risk Factors:    An investment in Units involves risks, including the following:

—

Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income, or return on capital, at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment is sold and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs at Page A-13 of this Prospectus.

—

The Fund’s performance will be subject to risks relating to changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, acquisition prices, lease rates and interest rates. These changes may, and in certain past programs have, resulted in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of investments, and reduced returns on invested capital. The success of the Fund will be subject to these risks inherent in the leasing and asset finance business that may adversely affect the ability of the Fund to acquire, lease and sell its equipment and other portfolio investments, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.

—

The Fund’s performance is subject to risks relating to lessee and borrower defaults. The Fund may be harmed if a lessee or borrower defaults on its payment obligations to the Fund and the Fund is unable to collect the revenue anticipated from the defaulted leases and loans.

—

The Fund’s performance is subject to risks relating to the value of equipment and other assets at end of its leases and when it otherwise seeks to liquidate its investments. In negotiating the pricing and other terms of its leases, the Manager will assume a value for the leased assets at the end of the lease. The Fund cannot assure that its value assumptions will be accurate or that the leased assets will not lose value more rapidly than anticipated.

—

The Fund will borrow to acquire its investments and will leverage its investments to acquire additional portfolio assets. If Fund revenues are insufficient to repay borrowed funds, the Fund could incur a loss of the portfolio investments used as collateral. The Fund can expect to make a profit on investments purchased with debt only if the assets acquired produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

—

No market exists for the Units, the Fund’s Operating Agreement includes significant restrictions on the transfer of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Consequently, investors should consider the purchase of Units only as a long-term investment.

—

Except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments. An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be purchased and the lessees and borrowers have not been identified.

—

Investors must rely on ATEL to manage the Fund’s business. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its portfolio investments. Investors will have limited voting rights under the terms of the Fund’s Operating Agreement.

—

The Fund will pay ATEL substantial fees which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.

—

The Manager will be subject to potential conflicts between its interests and the interests of the Fund and investors. Such conflicts could result in the Manager acting in its interest rather than that of the Fund.

—

The Fund does not guarantee its distributions or the return of investors’ capital. Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions in return of capital and a return on their invested capital.

—

A portion of the Fund’s investment portfolio will consist of financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default.

—

A portion of the Fund’s investment portfolio may consist of investment in single tenant net leases to commercial real estate, which, in addition to being subject to many of the foregoing risks, will involve risks unique to real estate markets, operations and leases.

See the discussion under “Risk Factors” for a more complete description of these and other risks relating to an investment in Units.

Who Should Invest:    The Units are a long-term investment, with a primary objective of regular cash distributions. Investors must satisfy minimum Net Worth and income requirements. The Fund has established minimum suitability standards and many state securities commissioners have established suitability standards different from these minimum standards which apply to investors in their respective jurisdictions. See the discussion below on page 19 of this prospectus under “Who Should Invest” for the suitability standards imposed by each of the states for investors in their respective jurisdictions.

Use of Capital:    The Fund expects to invest approximately 87% of its capital in the cash portion of the purchase price of its portfolio investments. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling commissions equal to 9%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5%.

ATEL’s Fees:    The Fund will pay ATEL and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund’s business, including the following:

—

ATEL Securities Corporation will organize and manage the group of broker-dealers selling the Units. It will receive selling commissions, most of which it will pay to the participating broker dealers. ATEL Securities Corporation may retain up to 1.5% of the sale price of Units.

—

The Fund will pay ATEL an annual asset management fee equal to 4% of the Fund’s gross revenues from its leases and loans, and net sales proceeds from any disposition of the Fund’s investment assets, subject to fee limits.

—	ATEL will have an interest equal to 7.5% of all of the Fund’s income, loss and cash distributions.

Total annual fees and compensation payable to ATEL and its affiliates will be subject to an Asset Management Fee Limit, which will equal the maximum fees that would be payable under guidelines established by the North American Securities Administrators Association for equipment leasing programs.

The Fund will also reimburse ATEL for offering expenses and administrative expenses ATEL incurs on behalf of the Fund, subject to some limitations. For a more complete description of compensation payable to ATEL, the limitations on compensation and the reimbursement of offering and operating expenses, see the discussion below under “Management Compensation — Narrative Description of Compensation” and “— Limitations on Fees.”

Organizational Diagram:    The following diagram shows the relationships among the Fund, the Manager and certain Affiliates of the Manager, including ATEL Equipment (“AEC”), ATEL Investor Services, Inc. (“AIS”), ATEL Financial Services, LLC (“AFS”), ATEL Securities Corporation (“ASC” or the “Dealer Manager”), and ATEL Leasing Corporation (“ALC”) that may perform services for the Fund (solid lines denote ownership and control and dotted lines denote other relationships).

Dean L. Cash holds voting control over 100% of ATEL Capital Group’s outstanding capital stock. ATEL Capital Group controls 100% of the outstanding capital stock of each of AFS, ALC, AIS and AEC. The sole member of the Manager, ATEL Associates 14, LLC, is AFS. See “Management” for further information concerning the above entities and their respective officers and directors.

Investment Portfolio:    The Fund expects to invest primarily in a portfolio of equipment subject to leases to lessees that are High Quality Corporate Credits. See the discussion of “High Quality Corporate Credits” under “Investment Objectives and Policies – Description of Lessees and Borrowers” on page 36 of this prospectus. The Fund’s portfolio of equipment is expected to be mostly low-technology equipment such as the core operating equipment used by companies in the manufacturing, mining and transportation industries. The equipment lease portfolio will also include some relatively high-technology equipment, such as communications equipment, medical equipment and office equipment. Upon the full commitment of its offering proceeds, at least 75% of the Fund’s investment portfolio (by cost) will consist of equipment leased to these High Quality Corporate Credits. In addition to its portfolio of equipment leased to High Quality Corporate Credits, up to 20% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds may consist of growth capital investments, including secured loans and leases, to finance other public and private companies, including emerging growth companies. In some cases in connection with these growth capital investments, the Fund will acquire equity interests, warrants and rights to purchase equity interests in the borrower or lessee. To diversify its investment portfolio the Fund may also invest in commercial real estate subject to single tenant net leases, through sale-leaseback transactions and otherwise, with such investments not to exceed 20% of the total investment portfolio (by cost) as of the final commitment of offering proceeds. Under net leases such as those which the Fund intends to acquire with its portfolio investments, the lessee is generally required to pay substantially all of the costs associated with operating and maintaining the leased equipment or real property, such as maintenance, insurance, taxes, and other operating expenses. Leases with such terms are generally referred to as triple-net leases.

Borrowing Policies:    The Fund expects to borrow a total amount of up to 50% of the aggregate cost of its portfolio investments, the maximum permitted under the Operating Agreement, regardless of the amount of equity capital raised from the sale of Units.

Income, Losses and Distributions:    Fund income and loss for tax purposes and cash distributions will be allocated 92.5% to investors and 7.5% to ATEL. The Fund intends to distribute all cash revenues remaining after the Fund

—	pays its expenses, including fees paid to ATEL,

—	establishes or restores its capital reserves, and

—	to the extent permitted, sets aside amounts for reinvestment in additional portfolio investments.

Until the end of a six-year period following the end of the offering of Units, the Fund may invest available revenues in additional portfolio investments. Before it can reinvest its revenues in a given year, however, it must first satisfy conditions which, after the end of the offering period, include making distributions to each investor for the year equal to at least 9% of the purchase price of the Units.

Income Tax Consequences:    This Prospectus has a discussion of federal income tax consequences relating to an investment in Units under the caption “Federal Income Tax Consequences.” Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their investment portfolio.

Summary of the Operating Agreement:    The Operating Agreement that will govern the relationship between the investors and ATEL is a complex legal document. The following is a brief summary of certain provisions of the Operating Agreement discussed in greater detail under “Summary of the Operating Agreement.”

—

Voting Rights of Members.    Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.

—

Meetings.    ATEL or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.

—

Dissenters’ Rights and Limitations on Mergers and Roll-ups.    The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.

—

Transferability of Units.    ATEL may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer does not violate securities laws and will not result in adverse tax consequences to the Fund. The Manager will take such actions as may be deemed necessary to assure that no public trading market develops for the Units in order to protect the anticipated tax consequences of an investment in the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.

—	Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund.

—

Status of Units.    Under the Operating Agreement, each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except there are limitations on the voting of Units held by ATEL.

—

Term and Dissolution.    The Fund intends to begin selling its assets and distributing all available cash to its Members beginning after the end of the sixth full year following the end of the offering, with the final distribution expected approximately ten to eleven years after the termination of the offering. In any event, the Fund must end no later than December 31, 2030.

—

Books of Account and Records.    ATEL is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.

—	Indemnification of ATEL. The Operating Agreement provides that ATEL and its related companies who perform services for the Fund will be indemnified against certain liabilities.

Plan of Distribution:    The Units will be offered through ATEL Securities Corporation (the “Dealer Manager”), who will organize a group of other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The offering price of $10 per Unit was arbitrarily determined by the Manager.

The Dealer Manager will receive selling commissions equal to 9% of the sale price of Units, of which it will pay 7.5% to the participating broker dealers, and will retain up to 1.5%. The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and clients of certain registered investment advisors, may purchase Units in this offering net of the 7.5% retail selling commissions at a per Unit price of $9.25. The Fund will therefore receive a net sales price in the amount of $9.10 per Unit on every Unit sold. There is no limit on the number of Units which may be sold net of the retail selling commission.

Until subscriptions for a total of 120,000 Units are received and accepted, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. The offering will terminate not later than two years from the date of this Prospectus.

Glossary:    See the definitions listed in “Glossary” below for a complete list of defined terms used in this Prospectus and the Operating Agreement.

RISK FACTORS

The purchase of Units involves various risks. Therefore, investors should consider the following material risk factors before making a decision to purchase Units.

Most of the Fund’s distributions are expected to be a return of capital.    The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment and other investments are sold and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs at Page A-13 of this Prospectus.

The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.    A number of economic conditions and market factors, many of which neither the Manager nor the Fund can control, could threaten the Fund’s ability to operate profitably. These include:

—	changes in economic conditions, including fluctuations in demand for equipment, lease rates, interest rates and inflation rates,

—	the timing of purchases and the ability to forecast technological advances for equipment,

—	technological and economic obsolescence, and

—	increases in Fund expenses (including labor, energy, taxes and insurance expenses).

Demand for equipment fluctuates and periods of weak demand could adversely affect the lease rates and resale prices the Fund may realize on its investment portfolio while periods of high demand could adversely affect the prices the Fund has to pay to acquire its investments. Such fluctuations in demand could therefore adversely affect the ability of a leasing program to invest its capital in a timely and profitable manner. Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Such periods of adverse economic conditions have affected the timing and terms of leasing, remarketing and re-leasing efforts by certain of the prior ATEL programs. An extended remarketing cycle and lower lease rates have limited the ability of certain of these programs, which, like the Fund, require minimum distributions to investors prior to reinvestment of cash flow, to generate sufficient cash flow to permit such reinvestment of cash flow in significant amounts. Economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Periods of low interest rates exert downward pressure on lease rates and may result in less demand for lease financing. Furthermore, a decline in corporate expansion or demand for capital goods could delay investment of the Fund’s capital, and its production of lease revenues. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and other asset based financing in particular.

The Fund may be harmed if a lessee or borrower defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment.    If a lessee does not make lease payments or a borrower does not make loan payments to the Fund when they are due or violates the terms of its contract in another important way, the Fund may be forced to cancel the lease or loan and recover the leased asset or seek disposition of the collateral, or may be required to pursue other legal remedies. The default may occur at a time when the Manager may be unable to arrange for a new lease or the sale of the leased asset or collateral right away. The Fund would then lose the expected revenues and might not be able to recover the entire amount of its original investment. If a lessee or borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in recovering the leased asset from the defaulting lessee or obtaining a judgment on the defaulted debt. Leased equipment may be returned in poor condition and the Fund may be unable to enforce important lease or loan provisions against an insolvent lessee, including the contract provisions that require the lessee to return leased equipment in good condition. In some cases, a lessee’s or borrower’s deteriorating financial condition may make trying to recover what the lessee or borrower owes the Fund impractical. The costs of recovering leased assets or collateral upon a default, enforcing the lessee’s or borrower’s obligations under the lease or loan terms, and transporting, storing, repairing and finding a new lessee or purchaser for leased assets or recovered collateral may be high and may affect the Fund’s profits.

The amount of the Fund’s profit will depend in part on the value of its equipment when the leases end.    In general, leased equipment loses value over a lease term. In negotiating leases, the Manager will estimate a value for the equipment at the end of the lease. The Manager will seek lease payments plus equipment value at the end of the lease which is enough to return the Fund’s investment in the equipment and provide a profit. Nevertheless, most, if not all, of the Fund’s equipment leases will provide for total lease payments that are less than the original price of the equipment. At the end of these leases, the Fund must either renew the lease, find a new lessee or sell the equipment to cover its investment and make a profit.

The value of the equipment at the end of a lease will depend on a number of factors, including:

—	the condition of the equipment;

—	the cost of similar new equipment;

—	the supply of and demand for similar equipment; and

—	whether the equipment has become obsolete.

The Fund cannot assure that its value assumptions will be accurate or that the equipment will not lose value more rapidly than anticipated.

The Fund will borrow to acquire its investments and will bear the risks of borrowing, including the potential loss of assets used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations.    The Fund will borrow to finance the acquisition of its investment portfolio. The Fund expects to borrow a total amount equal to the maximum leverage permitted under the Operating Agreement, which is an amount equal to 50% of the aggregate contract purchase price of its investment portfolio as of the date of the final commitment of its net offering proceeds and thereafter as of the date any indebtedness is incurred by the Fund. The Fund can expect to make a profit on investments purchased with debt only if the investments produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

The Fund intends to use both:

—	debt in which only the asset financed by the lender is collateral securing the obligation, and

—	debt in which all of the Fund’s assets or a selected pool of the assets are collateral securing the obligation.

When a borrower defaults on a secured loan, the lender usually has the right to immediate payment of the entire debt and to sell the collateral to pay the debt. In this way, the Fund’s borrowing may involve a greater risk of loss than if no debt were used, because the Fund must meet its fixed payment obligations regardless of the amount of revenue it receives from its investments. At the same time, the use of debt increases the potential size of the Fund’s investment portfolio, the amount of lease and other revenues and potential sale proceeds. Greater amounts of debt would also increase the total fees payable to the Manager, because its asset management fees are determined as a percentage of the Fund’s total revenues.

There are significant limitations on the transferability of Units.    The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. While the Fund may redeem Units in its discretion, it has no obligation to redeem any Units and investors should not expect to be able to redeem their Units. Consequently, investors should consider the purchase of Units only as a long-term investment.

Except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments, lessees or borrowers.    An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the lessees and borrowers have not been identified. A prospective investor will not have complete information as to the manufacturers of the Fund’s equipment, the number of leases to be entered into, the specific types and models of equipment to be acquired, the identity, financial condition and creditworthiness of the companies for whom equipment will be financed, or the characteristics and terms of other investments to be made by the Fund. Investors must rely upon the judgment and ability of the Manager in its selection of equipment financing opportunities, the evaluation of manufacturers, the identification of other investments, the selection of lessees and the negotiation of the terms of its investments and the associated leases.

Investors will have limited voting rights and must rely on management for the success of the Fund.    ATEL, as the Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its investment portfolio. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager’s capabilities to perform such functions.

The Manager will receive substantial compensation which may result in conflicts of interest.    The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.

The Fund does not guarantee its distributions or the return of investors’ capital.    Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions that provide both a return of capital and a return on their invested capital.

The Fund may enter into financing transactions outside of the United States and foreign leases and loans may involve greater difficulty in enforcing transaction terms and a less predictable legal system.    The Fund may lease equipment or make loans to foreign subsidiaries of United States corporations and to foreign lessees. The Fund may also lease equipment or make loans to U.S. lessees, in which the leased equipment or collateral is to be used outside the United States. The Manager will seek to limit the Fund’s total investment in such foreign investments to not more than 20% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds. The laws, courts and tax authorities of a foreign country may govern the Fund’s financing transactions, leased assets and collateral in that country. The Fund will attempt to require foreign lessees and borrowers to consent to the jurisdiction of U.S. courts if disputes should arise under the transaction documents. Even if the Fund is successful in this effort, if a foreign lessee or borrower defaults, the Fund may find it difficult or impossible to enforce judgments against foreign party, recover leased equipment or collateral or otherwise enforce the Fund’s rights under the lease or loan. Also, the use and operation of equipment in foreign countries may result in unanticipated taxes or confiscation without fair compensation. See “Investment Objectives and Policies — Foreign Equipment Leases.”

If lease payments or other investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment.    Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign lessee’s or borrower’s ability to comply with transaction terms. Finally, certain depreciation or cost recovery methods used in calculating taxable income may not be available for equipment leased by a foreign lessee or “used predominantly outside the United States.”

The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments.    Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms that vary widely depending on the type of financing, the lease or loan term and type of equipment. In seeking equipment financing transactions, the Fund will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than the Fund.

Equipment may be damaged or lost.    Fire, weather, accident, theft or other events can cause the damage or loss of equipment. Not all potential casualties can be insured, and, if insured, the insurance proceeds may not be sufficient to cover a loss.

Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell.    The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on the Fund’s ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment. For example, certain types of equipment, such as railcars, marine vessels and aircraft, are subject to extensive safety and operating regulations imposed by government and/or industry self-regulatory organizations which may make these types of equipment more costly to acquire, own, maintain under lease and sell. These agencies or organizations may require changes or improvements to equipment and the Fund may have to spend its own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Fund may then have reduced operating revenues from the leases for these items of equipment. If the Fund did not have the capital to make a required change, it might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, the Fund could suffer a loss on its investment and might lose future revenues, and the Fund might also have adverse tax consequences.

A portion of the Fund’s investment portfolio will consist of debt financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default.     The Fund will primarily lease equipment to large and established publicly held corporations and other High Quality Corporate Credits. However, the Fund expects to invest a portion of its capital in providing financing to companies that are not publicly held, that do not have substantial operating histories or records of profitability, and that may be developing products or services prior to bringing them to market, including development of some new and untested technologies. Such financing will generally be provided through loans secured by equipment acquired by the borrower, and, in many cases, other assets of the borrower. Because of their stage of development and the types of products and technologies they are seeking to develop, these companies will be more subject to changes and fluctuations in financial, technology and product markets. These borrowers and lessees therefore will involve greater risks of default than financing, and investment in, more established, seasoned, or profitable entities. If a borrower does not make debt service payments to the Fund when they are due under its loan, or violates the terms of its loan in another important way, the Fund may be forced to foreclose on the loan and sell the equipment and other assets held as collateral. The Fund’s rights in the other assets used as collateral may be junior to other lenders and creditors of the borrower. The Fund would lose the expected loan revenues from any foreclosed loan and might not be able to recover the entire amount of its original investment through the collateral. If a borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in enforcing its rights against the defaulting borrower. The equipment may be in poor condition and therefore of lower value than anticipated when the investment was made. In some cases, a borrower’s deteriorating financial condition may make trying to recover what it owes the Fund impractical. The costs of enforcing the borrower’s obligations under the loan, and realizing any value from the collateral securing the loan may be high and may affect the Fund’s profits.

Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and unenforceable.    In addition to credit risks, the Fund may be subject to other risks in equipment financing transactions in which it is deemed to be a lender. Some courts have held that certain loan features, such as equity interests, constitute additional interest. State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined and how it is calculated. Although the Fund will generally seek assurances and or opinions to the effect that its transactions do not violate applicable usury laws, a finding that an equity interest is additional interest could result in a court determining that the rate of interest charged by the Fund is usurious, the “interest” obligation under the Fund’s loan could be declared void, and the Fund could be deemed liable for damages or penalties under the applicable state law.

The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers.    Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general principle underlying this theory of liability is that lenders have a form of duty similar to a quasi fiduciary duty to their borrowers, regardless of the terms of the loan agreements and other financing documents. Breach of that duty by the lender can lead to liability for damages to the borrower. The Fund and its Manager intend to act in good faith in all dealings with the Fund’s borrowers and in a manner designed to mitigate any potential for such liability, and to date no prior investment programs managed the Manager and its Affiliates has incurred any such liability nor has any prior program been otherwise adversely affected by the imposition of duties to borrowers. Nevertheless, this area of law is rapidly changing and there can be no assurance that actions the Fund believes are appropriate to take in protecting the Fund’s interests as lender might not cause it to be liable for a deemed breach of a duty to a borrower.

The Manager and its affiliates have limited experience in the evaluation, acquisition, holding and disposition of real estate subject to net leases.    Up to 20% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds may consist of real estate subject to single tenant net leases. While certain of the Manager’s personnel have experience in real estate investment, the Manager’s experience consists mainly of making equipment financing investments on behalf of the prior ATEL programs. The Manager’s lack of investing experience in real estate assets could cause increased investment expenses or lower quality investments than anticipated, and therefore could adversely affect Fund revenues and distributions to the Fund’s Unit holders.

The Fund may not be able to register aircraft or marine vessels, which could limit the Fund’s ability to invest in these types of assets or could affect the value realized by the Fund from such investments.    The Fund may invest in aircraft or marine vessels. Aircraft or marine vessels operated in the United States must be registered with the Federal Aviation Administration (“FAA”) or the U.S. Coast Guard (“USCG”), which limit registration to aircraft or marine vessels owned by U.S. Citizens. The FAA’s and USCG’s Rules are not clear on the status of certain forms of entity that own aircraft or marine vessels. The Fund will acquire aircraft or marine vessels only if they are appropriately registered. If registration were later revoked for any reason, the aircraft or marine vessel could not be operated in the United States airspace or territorial waters, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft or marine vessel, possible uninsured casualties, the loss of benefits of the central recording system under federal law and a breach by the Fund of leases or financing agreements.

The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund.    These include potential conflicts relating to the following matters:

—	The Manager engages in other, potentially competing activities

—	The Fund may be in competition for investments with prior, current and future programs sponsored by the Manager

—	The Fund expects to borrow up to 50% of the aggregate cost of its investment portfolio, and this will result in higher Asset Management Fees than if less debt were incurred

—	Agreements between the Fund and the Manager and its Affiliates are not at arm’s length

—	No independent managing underwriter has been engaged for the distribution of Units

—	The Fund, the Manager and prospective holders are not represented by separate counsel and

—	The Fund may, under certain conditions and restrictions, enter into joint ventures with other programs affiliated with the Manager

See the discussion under “Conflicts of Interest” for a more complete description of the foregoing matters.

Prior investor programs have experienced delays in the filing of periodic reports with the Securities and Exchange Commission.    The Fund will be subject to periodic reporting requirements under the Securities Exchange Act of 1934, including the filing of quarterly and annual reports. Prior public programs sponsored by affiliates of the Manager have been and are subject to the same requirements. Many of these programs have been required to amend previously filed reports to restate the audited and unaudited financial statements filed in such reports. As a result, the prior programs have been delinquent in filing subsequent quarterly and annual reports when they became due. All of such prior programs have been current in their periodic reporting since the fourth quarter of 2007. Nevertheless, delays in the filing of periodic reports would mean that investors in a reporting entity would not have access to timely information concerning the issuer, its operations and financial results.

The amount and terms of debt available to the Fund for the purchase of its investment portfolio may also determine the amount of cash distributed to investors and the amount of tax benefits they receive.    The Fund has not entered into any loan agreements, and it cannot guarantee the availability or terms of any possible debt financing.

The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund.    The Fund may have debt that is not repaid in regular installments over the term of the loan, but requires a large payment of principal and interest on the final due date. This “balloon payment” debt is riskier than debt that is repaid in regular installments over the term of the loan, because the Fund’s ability to repay the loan when it becomes due may depend on its ability to find a new loan or a buyer when the lump sum payment is due. If the economy is not favorable at that time or the value of the investment asset has fallen, the Fund might default on its loan and lose its investment.

The amount of capital actually raised by the Fund may determine its diversification and profitability.    The Fund’s offering will be not less than $1,200,000 nor more than $150,000,000. If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio by investment type, equipment type and lessees, and any single investment transaction will have a greater impact on its potential profits. The Fund has no minimum number of investment transactions nor is there any restriction on the percentage of the minimum capital that it may use to buy equipment of a single type or equipment leased to a single lessee.

A potential change in United States accounting standards regarding operating leases may make the leasing of equipment or facilities less attractive to potential lessees, which could reduce overall demand for leasing services.     Under Statement of Financial Accounting Standard No. 13, Accounting for Leases, a lease is classified by a lessee as a capital lease if the significant risks and rewards of ownership are considered to reside with the lessee. This situation is considered to be met if, among other things, the non-cancelable lease term is more than 75% of the useful life of the asset or if the present value of the minimum lease payments equals 90% or more of the leased asset’s fair value. Under capital lease accounting for a lessee, both the leased asset and liability are reflected on the lessee’s balance sheet in a manner similar to direct ownership of a leveraged asset. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the lessee. A lessee’s operating lease obligation does not appear on the lessee’s balance sheet, and the contractual future minimum lease payment obligations are only disclosed in the financial statement footnotes. Thus, entering into an operating lease can appear to enhance a lessee’s balance sheet in comparison to direct ownership or a capital lease. In July 2006, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) announced a joint project to re-evaluate lease accounting. In February 2009, the Securities and Exchange Commission proposed a timetable for potential use by U.S. companies of the International Financial Reporting Standards issued by the IASB, replacing the use of current standards imposed by FASB for U.S. companies. Use of the IASB standards would result in a change in the methodology used to characterize leases as capital leases or operating leases. Changes to the accounting guidance could affect both the Fund’s accounting for leases as well as that of its current and potential customers. These changes may affect how the leasing business is conducted both domestically and internationally. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing the Fund’s offering proceeds, and make it more difficult for it to enter into leases on terms it finds favorable.

The Fund is a newly-formed entity.    The Fund was formed in 2009, and has no operating history.

Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner.    Some of the Fund’s investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership, instead of acquiring an investment directly or as the sole owner, may involve risks such as:

—	the Fund’s co-venturer might become bankrupt,

—	the co-venturer may have interests or goals that are inconsistent with those of the Fund,

—	the parties may reach an impasse on joint venture decisions,

—	the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund’s policies or objectives, or

—

actions by a co-venturer might have the result of subjecting assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

Risks Relating to Real Estate Investments in Single Tenant Net Leases

The inability of a tenant in a single tenant property to pay rent will reduce Fund revenues.    The Fund expects that any commercial real estate investment will be subject to a single tenant net lease and, therefore, the success of such an investment will be dependent on the financial stability of the tenant. A default of a tenant on its lease payments would cause the Fund to lose the revenue from the property and require an alternative source of revenue to meet any related debt payment and prevent a foreclosure if the property is collateral for such debt. In the event of a default, the Fund may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and re-leasing or selling the property. If a lease is terminated, there is no assurance that the Fund will be able to lease the property for the rent previously received or sell the property without incurring a loss. Any such added costs and delays in revenues could result in reduced distributions to Unit holders.

Net leases of real estate may permit the lessee/tenant to purchase the property at a predetermined price, which could limit the Fund’s realization of capital appreciation.    A Fund single tenant net lease of real estate may include provisions under which the lessee has a right to purchase the property it leases. The purchase price may be a fixed price or it may be based on a formula or it may be based on market value at the time of exercise. If a lessee exercises its right to purchase the property and the property’s market value has increased beyond that price, the Fund would be limited in fully realizing the appreciation on that property. Additionally, if the price at which the tenant can purchase the property is less than the Fund’s purchase price or carrying value (for example, where the purchase price is based on an appraised value), the Fund may incur a loss.

The Fund’s real estate investments will be subject, in part, to the risks of real estate ownership which could reduce the value of such properties.    The Fund’s real estate investment performance and asset value is, in part, subject to risks incident to the ownership and operation of real estate, including:

—	changes in the general economic climate;

—	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

—	changes in interest rates and the availability of financing; and

—	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

The Fund may have difficulty selling or re-leasing its real properties.    Real estate investments generally lack liquidity compared to other financial assets and this lack of liquidity will limit the Fund’s ability to change its real estate portfolio in response to changes in economic or other conditions. The leases the Fund may enter into or acquire may be for properties that are specially suited to the particular needs of the lessee/tenant. If the current lease is terminated or not renewed, the Fund may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if the Fund wishes to sell the property or is compelled to do so, it may have difficulty selling it to a party other than the lessee/tenant due to terms of the lease, the length of the remaining lease term or the special purpose for which the property may have been designed. These and other limitations may affect the Fund’s ability to sell such real properties without adversely affecting distributions and overall investment returns to Unit holders.

Potential liability for environmental matters could adversely affect the Fund’s financial condition.    The Fund may invest in real properties historically used for industrial, manufacturing, and other commercial purposes. It may therefore own properties that have experienced some potential environmental contamination. Buildings and structures on the properties may have known or suspected asbestos-containing building materials. Leasing properties to tenants that engage in these activities, and owning properties historically and currently used for industrial, manufacturing, and commercial purposes, may cause the Fund to be subject to the risk of liabilities under environmental laws. Some of these laws could impose the following on the Fund:

—

Responsibility and liability for the cost of investigation, removal or remediation of hazardous or toxic substances released on or from the property, generally without regard to any prior knowledge of, or responsibility for, the presence of these contaminants.

—

Liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from the property.

—	Responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials.

The costs of investigation, remediation or removal of hazardous or toxic substances, or for third-party claims for damages, may be substantial. The presence of hazardous or toxic substances on a Fund property, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect the Fund’s ability to sell or lease the property or to borrow using the property as collateral. While the Fund will attempt to mitigate identified environmental risks by requiring acceptable hazardous material, environmental, soil and engineering assessments and reports as a condition precedent to acquiring the property, or assuring that the lessees contractually acknowledge their responsibility for complying with environmental laws and to assume liability for environmental matters, circumstances may arise in which a lessees fails, or is unable, to fulfill its contractual obligations. In addition, environmental liabilities, or costs or operating limitations imposed on a lessee to comply with environmental laws, could affect its ability to make rental payments to the Fund.

Appraisals that the Fund obtains may include leases in place on the property being appraised and if the leases terminate, the value of the property may become significantly lower.    The appraisals that the Fund obtains on its properties may be based on the value of the properties when the properties are leased. If the leases on the properties terminate, the value of the properties may fall significantly below the appraised value.

Risks Relating to Tax Matters

In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law.    Although counsel has rendered an opinion that the Fund will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any Federal income tax issue relating to Fund. If the IRS successfully contends that the Fund should be treated as a corporation for Federal income tax purposes rather than as a partnership, then the income of the Fund would be taxed at tax rates applicable to corporations. This would reduce the Fund’s cash available to distribute to investors, and investor distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

The Fund could lose cost recovery or depreciation deductions if the IRS treats Fund leases as sales or financings.    The Manager expects that, for Federal income tax purposes, the Fund will be treated as the owner and lessor of most of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the Fund’s characterization of a lease and instead assert that the transaction is a sale or loan. No opinion of counsel has been rendered in this regard. If the IRS determines that the Fund is not the owner of its equipment involved in any transaction, the Fund would not be entitled to cost recovery, depreciation or amortization deductions in connection with the transaction, and its income from the transaction might be deemed to be portfolio income instead of passive income.

Investors may incur tax liability in excess of cash distributions in a particular year.    Tax liability from an investment in the Fund may exceed cash distributions from it. While the Manager expects that taxable income from this investment for most years will be less than cash distributions in those years, to the extent any Fund debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Fund property may result in taxes in any year that are greater than the amount of cash from the sale and result in tax liability in excess of cash distributions.

The IRS may allocate more taxable income to investors than the Operating Agreement provides.    The IRS might successfully challenge Fund allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for than the Operating Agreement allocates.

Tax-exempt organizations will have unrelated business taxable income from this investment.    Tax-exempt organizations are nevertheless subject to unrelated business income tax on unrelated business taxable income (“UBTI”). Such organizations are required to file Federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Fund’s leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts, having any UBTI will result in the imposition of an excise tax. Thus, an investment in the Fund may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in the Fund.

This investment may cause investors to pay additional taxes.    Investors may be required to pay alternative minimum tax in connection with this investment, since they will be allocated a proportionate share of the Fund’s tax preference items.

In addition, investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund. Also, investors may be subject to withholding.

Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Retirement Plan Risks

An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties.    There are special considerations that apply to pension or profit sharing trusts or IRAs investing in Units. Retirement plans investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in Units should be satisfied that the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Civil penalties and excise taxes may be imposed on prohibited transactions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciary standards include the following:

—	whether the investment is made in accordance with the documents and instruments governing the retirement plan;

—	whether the investment satisfies the prudence and diversification requirements of ERISA and the Internal Revenue Code;

—	whether the investment will impair the liquidity of the retirement plan;

—	whether the investment will produce “unrelated business taxable income” for the retirement plan; and

—	whether the assets of the plan can be valued annually.

ERISA and the Code may apply what is known as the “look-through” rule to an investment in Units. Under that rule, the assets of an entity in which a retirement or profit sharing plan subject to ERISA or an IRA has made an equity investment may constitute assets of the plan or IRA. A fiduciary of an ERISA retirement or profit sharing plan or IRA should consult with his or her advisors and carefully consider the effect of that treatment if that were it to occur.

For a discussion of these matters please see “ERISA Considerations.”

WHO SHOULD INVEST

The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. A purchase of Units is suitable only for persons who meet the financial suitability standards described below and who have no need for liquidity from this investment. In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The Fund has established basic suitability standards and certain state securities commissioners have established suitability standards different from the Fund’s basic standards which apply to investors in their states. The following are the suitability standards for each jurisdiction in which Units may be offered. Any additional or different requirements will be added by prospectus supplement. In the case of sales of Units to fiduciary accounts, the minimum Net Worth and income standards may be met by the beneficiary, the fiduciary account itself, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

Alabama.    Each Alabama investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000. In addition, by executing the subscription agreement the Alabama investor must represent that the investor has a liquid Net Worth which is at least ten times the amount invested in Units and other similar securities. Liquid Net Worth is defined as that portion of Net Worth which consists of cash, cash equivalents and readily marketable securities.

Alaska.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

Arizona.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

Arkansas.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

California.    Each investor must (i) have an annual gross income of at least $50,000 and a liquid Net Worth (exclusive of home, home furnishings and automobiles) of a least $75,000; or (ii) have a liquid Net Worth (determined with the same exclusions) of at least $150,000. California investors may not invest in Units an amount in excess of 10% of the investor’s liquid Net Worth, determined exclusive of the investor’s home, home furnishings and automobiles.

Colorado.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Connecticut.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Delaware.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

District of Columbia.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Florida.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Georgia.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Hawaii.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Idaho.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

Illinois.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Indiana.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000 in excess of his Original Invested Capital.

Iowa.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobile) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000. An Iowa investor may not invest in Units an amount in excess of 10% of the investor’s liquid Net Worth.

Kansas.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000 in excess of his Original Invested Capital. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should limit their aggregate investment in Units and similar investments to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky.    Each investor must (i) have an annual gross income of at least $70,000 and a liquid Net Worth (exclusive of home, home furnishings and automobiles) of a least $70,000; or (ii) have a liquid Net Worth (determined with the same exclusions) of at least $250,000. Kentucky investors may not invest in Units an amount in excess of 10% of the investor’s liquid Net Worth, determined exclusive of the investor’s home, home furnishings and automobiles.

Louisiana.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Maine.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

Maryland.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Massachusetts.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000. It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid Net Worth in this and similar direct participation investments. Liquid Net Worth is defined as that portion of Net Worth which consists of cash, cash equivalents and readily marketable securities.

Michigan.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000 in excess of his Original Invested Capital. An investor in Michigan may not invest in Units any amount in excess of 10% of the investor’s Net Worth (exclusive of home, home furnishings and automobiles).

Minnesota.    Each investor must (i) have an annual gross income of at least $100,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $100,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $350,000.

Mississippi.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Missouri.    Each investor must (i) have an annual gross income of at least $60,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $60,000; or (ii) have a Net Worth (determined with the same exclusions) of at least $225,000. No Missouri investor may invest in Units an amount in excess of 10% of the investor’s liquid Net Worth.

Montana.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Nebraska.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000. Nebraska investors may not invest in Units an amount in excess of 10% of the investor’s liquid Net Worth (exclusive of home, home furnishings and automobiles).

Nevada.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

New Hampshire.    Each investor must (i) have an annual gross income of at least $50,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $125,000 in excess of his Original Invested Capital; or (ii) a Net Worth (exclusive of home, home furnishings and automobiles) of at least $250,000 in excess of his Original Invested Capital.

New Jersey.    Each investor must (i) have an annual gross income of at least $60,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital. It is recommended by the New Jersey Office of the Attorney General that New Jersey investors not invest, in the aggregate, more than 10% of their liquid Net Worth in this and similar direct participation investments. Liquid Net Worth is defined as that portion of Net Worth which consists of cash, cash equivalents and readily marketable securities.

New Mexico.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

New York.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

North Carolina.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000 in excess of his Original Invested Capital.

North Dakota.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

Ohio.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobile) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000. An Ohio investor may not invest in Units an amount in excess of 10% of the investor’s liquid Net Worth.

Oklahoma.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Oregon.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobile) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000. An Oregon investor may not invest in Units an amount in excess of 10% of the investor’s liquid Net Worth.

Pennsylvania.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000. In addition, an investor in Pennsylvania may not invest in Units an amount in excess of 10% of the investor’s Net Worth (with such Net Worth calculated exclusive of home, home furnishings and automobiles). Furthermore, Pennsylvania subscriptions will be subject to a separate escrow and will be released to the Fund only when the Fund has received aggregate subscriptions from all investors equal to not less than $7.5 million.

Puerto Rico.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Rhode Island.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

South Carolina.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

South Dakota.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Tennessee.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of a least $70,000; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

Texas.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000.

Utah.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Vermont.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Virginia.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Washington.    Each investor must (i) have an annual gross income of at least $70,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $70,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $250,000 in excess of his Original Invested Capital.

West Virginia.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Wisconsin.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

Wyoming.    Each investor must (i) have an annual gross income of at least $45,000 and a Net Worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a Net Worth (determined with the same exclusions) of at least $150,000.

By executing the Subscription Agreement, an investor represents that he meets the minimum income and/or Net Worth standards and other minimum investor standards applicable to him, and agrees that such standards may be applied to any proposed transferee of his Units. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Selected Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser, based on relevant information concerning the investor, including the investor’s age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments, as well as any other pertinent factors.

The minimum number of Units that an investor may purchase is 500, representing a total minimum investment of $5,000. Additional investments may be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units after his initial investment may be subject to the securities or “Blue Sky” laws of the state in which the transfer is to take place.

Fund income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will be taxable to the plan as “unrelated business taxable income” under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prudent investment standards generally imposed on plan fiduciaries.

Investors should also note that the Fund is required by the Operating Agreement to distribute its available cash to the extent necessary to allow a Holder in a 31% federal income tax bracket to pay the federal income taxes due on his income from the Fund for the year. So it is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. However, the Manager is also required to make cash distributions in certain minimum amounts prior to any reinvestment in equipment and must distribute all available revenues after the sixth year following the year the offering closes. The Manager expects distributions will be in amounts that will exceed the expected tax liabilities resulting from allocations of income regardless of the investors’ tax brackets. Distributions to nonresident or foreign investors may be subject to withholding taxes, which would reduce the amount of cash actually received by such investors.

Under federal law, certain types of equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit more than 20% of the outstanding Units to be held by persons other than U.S. Citizens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under “Summary of Operating Agreement — Repurchase of Units.” A UNIT HOLDER WHO FAILS TO CONFORM TO HIS REPRESENTATIONS ABOUT CITIZENSHIP OR MISREPRESENTS HIS CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

ESTIMATED USE OF PROCEEDS

Many of the figures set forth below, such as the amount of offering and organization expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of the Units and the operations of the Fund. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of its portfolio of equipment financing and other investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,200,000	100.00%	$150,000,000	100.00%
Less Offering and Organization Expenses:
Selling Commissions	108,000	9.00%	13,500,000	9.00%
Other Offering and Organization Expenses	42,000	3.50%	5,250,000	3.50%

Net Offering Proceeds	1,050,000	87.50%	131,250,000	87.50%
Capital Reserves	6,000	0.50%	750,000	0.50%

Amount Available for Cash Payments for Equipment	$1,044,000	87.00%	$130,500,000	87.00%

The Fund will pay selling commissions equal to 9% of the selling price of Units to ATEL Securities Corporation, an Affiliate of the Manager acting as the Dealer Manager for the group of selling broker-dealers. ATEL Securities Corporation will in turn pay to participating broker-dealers selling commissions equal to 7.5% of the price of Units sold by them, retaining the balance of 1.5%. The line item “Other Offering and Organization Expenses” includes amounts that may be paid or reimbursed to the Dealer Manager and participating broker dealers, as well as certain expenses that may be borne by the Fund that may be deemed “underwriters’ expenses.” All of such amounts paid to the Dealer Manager or participating broker dealers, all underwriters’ expenses borne on behalf of the Dealer Manager or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all such underwriting compensation may not exceed an amount equal to 10% of the Gross Proceeds; except that additional amounts may be paid for accountable, bona fide due diligence expenses subject to detailed, itemized invoices for such amounts. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

Certain persons, including the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and others may purchase Units in this offering with reduced selling commissions under specific circumstances described under “Plan of Distribution — Investments By Certain Persons.” In such event, the amount of “Gross Offering Proceeds” and “Selling Commissions” would be reduced, but such reduced commissions would not affect the amount of “Net Offering Proceeds.”

Other offering and organization expenses include “issuer expenses” incurred in the organization of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees, and “underwriters’ expenses” in the form of disbursements and reimbursements to broker-dealers participating in the sale of Units. These underwriters’ expenses include amounts paid to the Dealer Manager and participating broker dealers relating to sales seminar expenses, advertising and promotion expenses, travel, food and lodging costs, telephone expenses and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager and its Affiliates. The Manager has agreed to pay all Organization and Offering Expenses, without reimbursement from the Fund, that exceed an amount equal to 15% of the offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds. Payment of these expenses by the Manager will be without reimbursement by the Fund.

The Fund will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to Unit holders as described under “Investment Objectives and Policies — General Policies” below.

The line item for “Amounts Available for Cash Payments for Equipment” is the amount available to pay the cash portion of the purchase price of equipment plus related acquisition expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the items of equipment to which they relate.

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under “Narrative Description of Compensation.” The terms of the Manager’s compensation were not determined by arm’s-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold

The Dealer Manager	Selling Commissions (Up to 1.5% of offering proceeds to be retained by the Dealer Manager)	Total selling commissions to be retained by the Dealer Manager are not expected to exceed $2,250,000.

Manager and Affiliates	Reimbursement of Organization and Offering Expenses (when added to selling commissions, not to exceed a total equal to 15% of all offering proceeds)	$5,250,000

OPERATIONAL STAGE

Manager and Affiliates	Asset Management Fee (an annual fee equal to 4% of Gross Operating Revenues plus all Cash From Sales or Refinancing, subject to limitations based on Fund operations)	Not determinable at this time

Manager and Affiliates	Reimbursement of Operating Expenses, subject to certain limitations	Not determinable at this time

CARRIED INTEREST IN FUND

Manager and Affiliates	Interest equal to 7.5% of all Fund taxable income, tax losses and cash distributions	Not determinable at this time

Narrative Description of Compensation

Selling Commissions.    The Dealer Manager will receive selling commissions on all sales of Units equal to 9% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 7.5% of the Gross Proceeds from Units sold by them. It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services.

Reimbursement of Organization and Offering Expenses.    The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed 15% of all offering proceeds.

Asset Management Fee.    The Fund will pay the Manager an annual Asset Management Fee in an amount equal to 4% of all:

—

all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all lease and other financing revenues and all debt service payments, but excluding security deposits paid by lessees, and

—	net cash remaining from the sale or refinancing of any assets after payment of all expenses related to the transaction.

The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit, as described below. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the investment portfolio. The Manager will supervise performance of all management activities, including, among other activities: the acquisition and financing of the investment portfolio; the collection of lease and loan revenues; monitoring compliance by lessees and borrowers with their contract terms; assuring that investment assets are being used in accordance with all operative contractual arrangements; paying operating expenses and arranging for necessary maintenance and repair of equipment and property in the event a lessee fails to do so; monitoring property, sales and use tax compliance; and preparation of operating financial data.

Reimbursement of Operating Expenses.    The Fund will reimburse the Manager and its Affiliates for expenses it pays on the Fund’s behalf. These reimbursements will include:

—	the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; and

—

the cost of administrative services provided by Affiliates of the Manager and necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of

—	the actual cost of such services, or

—	the amount that the Fund would be required to pay to independent parties for comparable services.

The Manager estimates that the total amount of reimbursable administrative expenses during the Fund’s first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, will be approximately $1 million to $1.2 million.

Carried Interest in Fund Net Income, Net Loss and Distributions.    The Fund Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of all allocations of Net Income, Net Loss and Distributions. The Carried Interest in the Fund will compensate the Manager for organizing the Fund and arranging for supervision of Fund administration (e.g., investor communications and services, regulatory reporting, accounting and transfers of Units). The Manager will not contribute any cash to the Fund in return for the Carried Interest, so that the equity interest of each Member will be diluted by an amount equal to such Carried Interest immediately upon acceptance of the Member’s capital contribution. The relative capital contributions and interests in Fund Net Income, Net Loss and Distributions is set forth in the following bar chart:

Limitations on Fees

The Fund has adopted a single Asset Management Fee plus the Carried Interest as a means of compensating the Manager for sponsoring the Fund and managing its operations. While this compensation structure is intended to simplify management compensation for purposes of investors’ understanding, state securities administrators use a more complicated compensation structure in their review of equipment program offerings in order to assure that those offerings are fair under the states’ merit review guidelines. The total of all Front End Fees, the Carried Interest and the Asset Management Fee will be subject to the Asset Management Fee Limit in order to assure these state administrators that the Fund will not bear greater fees than permitted under the state merit review guidelines. The North American Securities Administrators Association, Inc. (“NASAA”) is an organization of state securities administrators, those state government agencies responsible for qualifying securities offerings in their respective states. NASAA has established standards for the qualification of a number of different types of securities offerings and investment products, including its Statement of Policy on Equipment Programs (the “NASAA Equipment Leasing Guidelines”). Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines establishes the standards for payment to program sponsors of reasonable carried interests, promotional interests and fees for equipment acquisition, management, resale and releasing services, and sets the maximum compensation payable to the sponsor and its affiliates from an equipment leasing program such as the Fund. The Asset Management Fee Limit will equal the maximum compensation payable under Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines as in effect on the date of the Fund’s prospectus (the “NASAA Fee Limitation”). Under the Asset Management Fee Limit, the Fund will calculate the maximum fees payable under the NASAA Fee Limitation and guarantee that the Asset Management Fee it will pay the Manager and its Affiliates, when added to its Carried Interest, will never exceed the fees and interests payable to a sponsor and its affiliates under the NASAA Fee Limitation.

Asset Management Fee Limit.    The Asset Management Fee Limit will be calculated each year during the Fund’s term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of the maximum compensation payable under the NASAA Fee Limitation through the end of such year, including the Manager’s Carried Interest, as described below. To the extent that the amount paid as Front End Fees, the Asset Management Fee, and the Carried Interest for any year would, when added to amounts paid in all prior years, cause the total fees through the end of such year to exceed the aggregate amount of fees calculated under the NASAA Fee Limitation for the same period, the Asset Management Fee and/or Carried Interest for that year will be reduced so that the total of all such compensation paid through the end of the period will not exceed the maximum aggregate fees under the NASAA Fee Limitation. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Asset Management Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation.

Under the NASAA Equipment Leasing Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s equipment; or (ii) 75% of such Gross Proceeds. The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its equipment. The Operating Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund’s minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% – [50% × .0625%] = 76.875%), and the Fund’s minimum Investment in Equipment would therefore exceed the NASAA Fee Limitation minimum by 9%.

The amount of the Carried Interest permitted the Manager under the NASAA Fee Limitation will be dependent on the amount by which the percentage of Gross Proceeds the Fund ultimately commits to Investment in Equipment exceeds the minimum Investment in Equipment under the NASAA Fee Limitation. The NASAA Fee Limitation permits the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%). At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their adjusted invested capital, as calculated under the NASAA Guidelines and, thereafter, the promotional interest may increase to 15% of all Distributions.

With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the NASAA Fee Limitation.

Upon completion of the offering of Units, final commitment of offering proceeds to acquisition of equipment and establishment of final levels of permanent portfolio debt, the Manager will calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Fee Limitation and compare such total permitted fees to the total of the Asset Management Fee and Manager’s Carried Interest. If and to the extent that the Asset Management Fee and Manager’s Carried Interest would exceed the fees calculated under the NASAA Fee Limitation, the fees payable to the Manager and its Affiliates will be reduced by an amount sufficient to cause the total of such compensation to comply with the NASAA Fee Limitation. The adjusted Asset Management Fee Limit will then be applied to the Asset Management Fee and Carried Interest as described above. A comparison of the Front End Fees actually paid by the Fund and the NASAA Fee Limitation maximums will be repeated, and any required adjustments will be made, at least annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager are as follows:

“Asset Management Fee Limit” means the total fees calculated pursuant to the NASAA Fee Limitation plus the Carried Interest, determined in the manner described therein.

“Carried Interest” or “Interest in Distributions” means the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Operating Agreement.

“Distributions” means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are Affiliates of the Manager.

“Net Income” or “Net Loss” means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

Affiliates of the Manager

The Operating Agreement permits the Manager to delegate its responsibilities for various management functions to one or more of its affiliates, to assign its compensation to such affiliates and to cause the Fund to reimburse such affiliates for expenses incurred on the Fund’s behalf.

All of such affiliates are under common control with the Manager as all are directly or indirectly controlled by Dean L. Cash, the controlling shareholder, chairman of the board, president and chief executive officer of the Manager, ATEL Capital Group and ATEL Financial Services, LLC, among other related entities. See the information under “Organizational Diagram” and the discussion under “Management” below.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

The Fund’s principal objectives are to invest in a diversified portfolio of investments that will:

(i) preserve, protect and return the Fund’s invested capital;

(ii) generate regular cash distributions to Unit holders, any balance remaining after required minimum distributions to be used to purchase additional investments during the first six years after the year the offering terminates; and

(iii) provide additional cash distributions after the end of the reinvestment period and until all investment portfolio assets have been sold or otherwise disposed.

Distributions will be made only if cash is available after payment of Fund obligations (including payment of administrative expenses, debt service and the Asset Management Fee) and allowance for necessary capital reserves. Distributions are expected to begin as of the quarter in which the minimum offering amount is achieved. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained.

The Fund expects to invest primarily in a portfolio of equipment subject to “triple net” leases to High Quality Corporate Credits. See “Description of Lessees and Borrowers.” The Fund’s portfolio of equipment is expected to be mostly low-technology equipment such as the core capital equipment used by companies in the manufacturing, mining and transportation industries. The equipment lease portfolio may also include some relatively high-technology equipment, such as communications equipment, medical equipment and office equipment. At least 75% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of equipment leased to High Quality Corporate Credits. In addition to its portfolio of equipment leased to High Quality Corporate Credits, the Fund expects to make growth capital financing investments, including secured loans and leases, to finance the acquisition of capital equipment and other financing needs for public and private companies, including emerging growth companies. In some cases in connection with these growth capital investments, the Fund will acquire equity interests, warrants and rights to purchase equity interests in the borrower or lessee. See the discussion under “Growth Capital Financing” below. In order to provide the ability to diversify its portfolio further, up to 20% of the Fund’s investment portfolio (by cost), upon the full commitment of offering proceeds, may consist of commercial real estate subject to single tenant “triple net” leases, through sale-leaseback transactions and otherwise. See the discussion under “Commercial Real Estate Subject to Single Tenant Net Leases” below. Under “triple net” leases such as those which the Fund intends to acquire with its portfolio investments, the lessee is generally required to pay substantially all of the costs associated with operating and maintaining the leased equipment or real property, such as maintenance, insurance, taxes and other operating expenses.

The Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and those relating to specific investments, including the status of investments as true leases and rates of amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its Unit holders, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

General Equipment Leasing Policies

The Fund intends to acquire various types of new and used equipment subject to leases. The Fund’s investment objective is to acquire primarily low-technology, low-obsolescence capital equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio will include some more technology-dependent equipment such as certain types of communications equipment, medical equipment, manufacturing equipment and office equipment.

While there is no widely understood definition of “high technology” versus “low obsolescence, low technology” types of equipment, the Fund uses these terms to distinguish between those types of equipment which can be expected to retain relatively little residual value after completion of the lease term (so called “high technology” equipment) and those types of equipment which may be expected to retain some material value for extended useful lives (so called “low technology, low obsolescence” equipment). Some equipment, such as certain types of aircraft, may involve relatively sophisticated technology, but would be included in the category of “low technology, low obsolescence” equipment because the technology involved would not be expected to render the equipment vulnerable to the same type of rapid obsolescence as would be the case with other types of equipment, such as certain computer and telecommunications equipment, considered to be in the “high technology” category. It should also be noted that equipment cannot always be clearly characterized as in one category or the other, but will fall somewhere on a scale of relative technology and vulnerability to obsolescence.

In a lease of higher technology, rapid obsolescence equipment, the lessor must negotiate a lease rate that both recovers the full capital investment plus the target rate of return before the lease expires or the asset reaches the end of its useful life due to obsolescence. With lower technology, low obsolescence equipment, the lessor can structure lease terms and rates based on an assumed residual value, and can seek to acquire equipment that will enjoy a strong resale or re-lease market in order to achieve the return of invested capital plus targeted profit on the investment. The Operating Agreement does not limit the Fund’s ability to invest in high technology equipment, but the Manager estimates that approximately 20% of the Fund’s portfolio, by equipment cost, will consist of high technology equipment types as of the final investment of net offering proceeds.

Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor, such as the Fund, tries to negotiate lease terms based in part on its estimate of the value the leased equipment will have when the lease ends. This value as of the end of a lease term is referred to as the “residual value.” The lessor will negotiate a lease rate designed to generate enough rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will receive both a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the Fund’s assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

The Fund will be subject to fluctuations in interest rates and inflation as it establishes its portfolio. Lease and other financing rates tend to move in concert with prevailing market interest rates, so the Fund’s lease and other financing rates may reflect changes in market interest rates. On the other hand, during recent periods of relatively low interest rates, the scarcity of available capital from institutional lenders and other traditional financing sources has enhanced demand for equipment lease financing and has resulted in more favorable lease rates than would be expected during typical periods of low interest rates. Nevertheless, to the extent that market rates drop over the course of the Fund’s term, favorable lease and financing rates for Fund transactions already in place will typically be locked in for the balance of the Fund’s investment terms, but rates available to the Fund on its reinvestment of cash flow during the reinvestment stage may be lower as market rates drop. On the other hand, if interest rates rise during the term of the Fund, existing rates on Fund investments will likewise typically be locked in for the duration of investment term, but the rates available to the Fund on reinvestment of its cash flow or on lease renewals and re-leases upon lease expirations may provide a hedge against such rising market interest rates as the lease and financing rates may be expected to rise accordingly. As the portfolio will consist substantially of capital assets, the residual values of these assets may be expected to rise with increases in the rate of inflation during the Fund’s term. While this may cause equipment prices to increase for new portfolio acquisitions, the existing portfolio will act as a hedge against the effects of inflation as the residual values realized by the Fund on the renewal, re-lease and sale of equipment upon the termination of leases may be expected to keep pace with increases in the prices for new and used equipment generally.

The Manager will seek to maintain an appropriate balance and diversity in the types of equipment acquired and the types of leases entered into by the Fund. The Manager will seek to invest not more than 20% of the net offering proceeds invested in equipment in items of equipment acquired from a single manufacturer. However, this limitation is a general guideline only, and the Fund may acquire equipment from a single manufacturer in excess of the stated percentage during the offering period and before the offering proceeds are fully invested, or if the Manager deems such a course of action to be in the Fund’s best interest.

A number of factors will determine the actual composition of the Fund’s equipment portfolio; for example, the amount of offering proceeds actually received will be a significant factor in determining the Fund’s ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of equipment will be available and at what prices at the time the Fund is ready to invest its capital.

In structuring leases, the Fund’s lease rate and return on investment objectives will vary based on:

—	the type of equipment,

—	the terms of the lease,

—	the credit quality of the lessee, and

—	prevailing lease and financial market conditions.

The Manager will commit to a particular lease transaction only if it believes that, in the context of the Fund’s overall equipment portfolio, the transaction will contribute to the satisfaction of the Fund’s investment objectives. The Fund does not have any specific “minimum rate of return.” As noted above, the Fund’s objectives are to acquire a diversified portfolio of equipment that will generate sufficient net cash flow to permit regular distributions to investors and additional funds to reinvest in equipment. Reinvestment of revenues is permitted only after certain minimum rates of distributions are made.

The Manager will seek to structure a portfolio that is:

—	diversified as to investment type, equipment type, industry, lessee and geographic location;

—	capable of generating sufficient net cash flow to meet the minimum distribution requirements to permit reinvestment; and

—	capable of generating sufficient cash flow to provide funds for additional investment in equipment.

The rates of return necessary to meet these objectives through the end of the reinvestment period will depend on a number of variables that cannot be predicted with accuracy in advance.

As set forth above under “Principal Investment Objectives,” it will be the Fund’s objective to reinvest in additional portfolio assets any revenues remaining after payment of certain minimum distributions during the reinvestment period. The Fund will not acquire portfolio assets after the reinvestment period, ending six years after the offering is completed, except if necessary to satisfy obligations entered into prior to the end of the reinvestment period or to maintain or improve portfolio assets already owned at that time.

Other than as set forth in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any equipment, and, as a result, there can be no assurance as to when the proceeds from the offering will be fully invested. Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the equipment to be acquired.

Before completing any acquisition of a single item of equipment that has a contract purchase price more than $3,000,000, the Fund will obtain a future value appraisal for the equipment from a qualified independent third party appraiser. The Manager may also, in its discretion, obtain appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of equipment, the size of a transaction or otherwise. It should be noted, however, that appraisals represent only the appraiser’s opinion of the value of the equipment, and do not necessarily represent the actual amount the Fund might receive on sale of the equipment.

The Manager may purchase equipment in its own name, the name of a related entity or the name of a nominee, a trust, or other special purpose entity, or otherwise and hold title to the equipment temporarily (generally not more than six months) for any purpose related to the business of the Fund, provided, however that:

—	the transaction is in the best interest of the Fund;

—

the equipment is purchased by the Fund for a purchase price no greater than the cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement;

—	there is no difference in interest terms of the loans secured by the equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund;

—	there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and

—	all income generated by, and all expenses associated with, equipment so acquired shall be treated as belonging to the Fund.

Any offering proceeds received by the Fund during the first twelve months of the offering that have not been committed to investment in equipment by a date eighteen months after the beginning of the offering, and any offering proceeds received during a second year of the offering that have not been committed to investment by a date six months after the end of the offering (except for amounts used to pay operating expenses or required as capital reserves) will be returned pro rata by the Fund to investors. In addition, in order to refund to investors the amount of Front End Fees attributable to any returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund’s capital will be available for general use during the offering period and may be expended in operating equipment that has been acquired. Offering proceeds will not be segregated or held separate from other capital of the Fund pending investment, and no interest will be payable to investors if uninvested offering proceeds are returned to them. Offering proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of these periods, regardless of whether the investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any equipment, regardless of whether any such payments are ever made.

Types of Equipment

The Fund intends to acquire, lease and otherwise finance a diversified portfolio of equipment transactions. The Fund intends to invest primarily in what it deems to be relatively low technology, low obsolescence types of equipment. These types of equipment would include a variety of items that are not dependent on high technology design or applications for their usefulness to lessees, and are expected to be less subject to rapid obsolescence than types that are so dependent.

Equipment acquisition will be subject to the Manager or its agents obtaining information and reports, and undertaking inspections and surveys the Manager deems appropriate to determine the probable economic life, reliability and productivity of the equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either under a purchase agreement for large quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers. In addition, the Fund may enter into sale/leaseback transactions in which the Fund will purchase equipment from companies that will then simultaneously lease the equipment from the Fund. In some cases, the Fund may purchase equipment jointly with other Affiliates or with unaffiliated third parties, and hold title directly or through special purpose entities, in which case the Fund would co-own the special purpose entity with such other Affiliates of unaffiliated third parties. See “Joint Venture Investments” under this caption below.

The following is a more detailed description of the various types of equipment that the Fund may purchase and lease. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund’s acquisition policies. The final mix of equipment types in the Fund’s portfolio will depend on the factors discussed above under “General Policies.”

Aircraft.    The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. The Fund may also invest in commercial passenger aircraft. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers.

All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration (“FAA”). Under Subtitle VII—Aviation Programs, of Title 49, United States Code (the “Act”), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an “individual” who is a citizen of the United States or one of its possessions, and the Fund has a corporate Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Act and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership’s partners are United States Citizens (whether or not they are all individuals). However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Member is not, contrary to his representation to the Fund, a United States Citizen or if a Member ceases to be a United States Citizen. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft. Accordingly, the Manager will limit the ownership of Units or interests therein by any persons who are not United States Citizens to not more than 20% of the outstanding Units.

It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee will have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lease would typically provide that the lessor would be entitled to void the transaction and the lease would not take effect.

Computer and Computer-related High Technology Equipment.    This type of equipment includes a variety of items including:

Small Computer Systems, Personal Computers and Workstations.    Small computer systems and personal computers are used alone or in networks by a variety of businesses for various functions, including accounting, sales management, administration and inventory control. Workstations are generally high performance business, engineering and design systems that have more peripheral equipment and are otherwise more complex than small computer systems and personal computers.

Computer Peripheral Equipment.    Devices used with a computer system’s mainframe, server or central processing unit.

Mainframe and Server Computers.    Large central processing units or network servers, typically manufactured by computer mainframe manufacturing companies and are often only compatible with proprietary software designed by the manufacturers.

CAE/CAD/CAM Equipment.    Computer aided engineering, design and manufacturing systems housing advanced computer graphics and design technologies and sophisticated data management and graphic design software.

Construction Equipment.    Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

Energy Equipment.    Energy equipment includes cogeneration facilities, transmission lines, generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems.

General Purpose Plant/Office Equipment.    Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

Graphic Processing Equipment.    Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment that is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings, which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

Machine Tools and Manufacturing Equipment.    Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications. Manufacturing equipment can also include some high technology equipment.

Maritime Equipment.    Maritime equipment is widely used in the shipping industry as the most cost-effective way of transporting large quantities of commodities. Marine vessels include tankers, which are designed to carry liquid commodities, and dry bulk carriers, which are designed to carry homogenous commodities. In addition, certain vessels have been designed as combination carriers that have the capacity to carry both liquid and dry cargoes. Such equipment also includes supply vessels, tug boats, hopper barges, tank barges and intermodal containers.

Marine vessels may be registered in countries other than the United States and may operate in international and foreign seas and waterways. Certain types of marine vessels must be registered prior to operation in the waterways of the United States. Marine vessel registration can be challenged and rendered invalid under circumstances similar to those discussed with regard to aircraft above. Any successful challenge with respect to a marine vessel may result in substantial penalties, including the forced sale of the vessel, the potential for uninsured casualties, and a breach by the Fund of the lease or financing agreements related to the vessel.

In addition, certain U.S. federal statutes and regulations provide for the forfeiture to the U.S. Government of transportation equipment, including marine vessels, found to be used in the transportation of illegal drugs and other contraband. Upon the acquisition of vessels, the Manager will seek to cause the vessel owner to enter into the Sea Carrier Initiative Agreement with the U.S. Customs Service, whereby the vessel owner agrees to take affirmative steps to deter illegal access to and use of such vessels by those engaged in trafficking of items deemed to be illegal contraband, including illegal drugs. The law provides for an exception with respect to the owners of vessels, whereby the illegal activity has occurred without the owner’s knowledge, consent or willful blindness. However, there can be no assurance that if a marine vessel owned by the Fund and leased to a third party was found to be engaged in such illegal activities, that it would not be seized or detained by the U.S. Government. In that event, the Fund’s insurance coverage may mitigate its loss of income or pecuniary damages.

Materials Handling Equipment.    Materials handling equipment includes many varieties of fork and other types of lift trucks and carriers. They are either diesel powered, battery-powered or propane gas-powered, and are used in warehouses, plant facilities and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

Medical Equipment.    Medical equipment includes a wide variety of testing and diagnostic equipment including:

Radiology Equipment.    This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

Laboratory Equipment.    This category includes blood analysis equipment and other automated medical laboratory equipment.

Other Medical Equipment.    This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

Mining Equipment.    The Fund may also acquire various types of mining equipment, including, but not limited to, long-wall miners or shearers, draglines, shovels, haul trucks, conveyors, and related equipment.

Oil and Gas Equipment.    This category includes oil and gas field equipment, oil services equipment, drilling and well equipment, petrochemical plants, natural gas plants, booster stations, production equipment, refineries, off-shore and on-shore oil and gas production equipment, pipeline equipment and exploration and production equipment. Equipment includes diesel generator sets, drilling rigs, rotating and static equipment, industrial steam turbines and gas turbines, turbo and radial expanders, centrifugal compressors, generators and oil brakes, reactors and steam condensers for refineries, tubular reactors, large high-pressure heat exchangers, skid-mounted packages for fiscal metering and gas treatment systems.

Photocopying Equipment.    The Fund may acquire and lease photocopying and other document duplicating or reproduction equipment.

Plant and Production Facilities.    Plant and production facilities for manufacturing, such as, air separation plants, production lines, bottling lines, storage tanks. Large facility lease financing are likely to include an interest in the underlying real property where the equipment is located, and in certain cases, the cash flows generated from the project and the value of the equipment will become a significant factor in the credit analysis and investment decision by the Fund.

Power Generation Equipment.    This category includes cogeneration power production plants, natural gas plants, gas compression stations, power plants, petrochemical plants, refineries and peak power and baseline power generation plants. Equipment is used by commercial, industrial and institutional customers within various industries including the oil and gas industry, clean coal producers as well as most electric utilities. The equipment includes cogeneration heat recovery systems, steam and gas turbine generators, boilers, cooling towers, and combustion turbine generators. Power generation equipment also includes renewable wind energy generation facilities as well as hydroelectric power generating equipment.

Railroad Rolling Stock.    Railroad rolling stock includes gondolas, tank cars, boxcars, hopper cars, refrigerated (“reefer”) cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs, which vary in the amount of horsepower produced.

Research and Experimentation Equipment.    Research and experimentation equipment includes various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs, physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

Telephone and Telecommunications Equipment.    Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

Over the Road Tractors, Trailers and Trucks.    Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another on public roadways. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A “tractor” refers to the power unit of a tractor-trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor-trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

Miscellaneous Equipment.    The Fund may also acquire various other types of equipment, including, but not limited to, oil, electronic test equipment, office automation equipment, furniture and fixtures, automobiles, dairy production equipment, video projection and production equipment, store fixtures, display cases and freezers.

Incidental Property Acquisitions.    Incidental to an acquisition of equipment, the Fund may acquire certain rights (including, by way of example, puts, calls, options or warrants), interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose entity formed for the purpose of holding title to leased equipment, which special purpose entity could be in the form of a limited partnership, limited liability company, or corporation. Nothing in the Operating Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided the acquisition does not otherwise violate or circumvent any provision of the Operating Agreement.

Investment in Green Technologies

The Fund will seek to cause approximately 25% of its investment portfolio, by cost, to comprise investments in equipment or financing of equipment and businesses involving “green” technologies and applications. For purposes of this investment guideline, “green technologies” are those in which the environmental sciences are applied to conserve the natural environment and resources, or to remedy or reduce the negative impacts of human activity. Included in these technologies and applications are a variety of types of equipment and businesses that are aimed at fostering sustainable development.

Some environmental technologies that would be included in this category of intended Fund investment would be equipment and companies involved in the following activities: materials recycling, water purification, sewage treatment, pollution remediation, gas and other emission treatment, solid waste management, renewable energy generation, as well as many other similar industries and activities. Some technologies assist directly with energy conservation, while other technologies are emerging that enhance the environment by reducing the amount of waste produced by human activities. Alternative energy sources such as wind, hydroelectric and solar power are considered “green” or environmentally friendly applications. Companies and equipment involved in production of energy efficient appliances and products, or those that have a reduced environmental impact, whether as a result of technological design or due to the materials used, will be considered “green” investments.

These “green” investments will otherwise be made with the same investment criteria, policies and standards as the rest of the investment portfolio, and may include leases, loans, established lessees and borrowers or growth capital investments. The Manager has determined that, while such investments may in some cases be more difficult to identify, acquire or structure financing, they should nevertheless provide the same opportunities for satisfying the Fund’s principal investment objectives and should not involve any material risks beyond those presented by other types of investment and discussed in detail in this Prospectus.

Description of Lessees and Borrowers

As of the date of the final commitment of its proceeds from the sale of Units, at least 75% of the Fund’s investment portfolio (by cost), will consist of equipment leased to lessees that the Manager deems to be High Quality Corporate Credits and/or leases guaranteed by such High Quality Corporate Credits. “High Quality Corporate Credits” means, for purposes of this investment policy, lessees or guarantors who:

—	have a credit rating by Moody’s Investors Service, Inc. of “Baa3” or better, or the credit equivalent as determined by the Manager; or

—	are public or private corporations with substantial revenues and histories of profitable operations, as well as established hospitals with histories of profitability or municipalities.

The Manager may determine that the credit equivalent of a Moody’s Baa3 rating applies to those lessees or guarantors that are not rated by Moody’s, but which:

—	have comparable credit ratings as determined by other nationally recognized credit rating services;

—	although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or

—

in the Manager’s opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund’s interest in the investment that the risk is equivalent to that involved in a transaction with a company with a credit rating of Baa3.

The remaining 25% of the initial investment portfolio may include equipment lease transactions, real property single tenant net leases and other debt or equity financing for companies which, although deemed creditworthy by the Manager, would not satisfy the specific credit criteria for the portfolio described above. Included in this balance of the portfolio may be growth capital investments, which are described below under “Growth Capital Equipment Financing.” No more than 20% of the initial portfolio, by cost, will consist of these growth capital financing investments and no more than 20% of the portfolio, by cost, will consist of real estate investments, in each case as of the final commitment of the net offering proceeds.

In arranging equipment and other financing transactions on behalf of corporate investors and securing institutional financing for such transactions, the Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees and borrowers. However, neither the Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee’s credit risk is comparable or equivalent to a Moody’s Baa3 rating, the Manager will attempt to apply the standards applicable to securities qualifying for the Baa3 rating. Such securities are generally deemed to be of “investment grade,” neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present, but which may be questionable over any great length of time. Notwithstanding the Manager’s best efforts to assure the lessees’ creditworthiness, there can be no assurance that lease defaults will not occur.

It is not anticipated that the Fund’s lessees, borrowers or assets will be located primarily in any given geographic area. The Manager will use its best efforts to diversify investments by geography and industry, and will apply the following policies:

—

The Manager will seek to limit the amount invested in equipment or property leased to any single lessee to not more than 20% of the aggregate purchase price of investments as of the final commitment of net offering proceeds; and

—	In no event will the Fund’s equity investment in equipment or property leased to a single lessee exceed an amount equal to 20% of the maximum capital from the sale of Units (or $30,000,000).

In leasing or financing transactions, the Fund will only purchase or finance equipment or property for which a lessee or debtor exists or for which a lease or loan will be entered into at the time of purchase.

Foreign Equipment Leases

There is no limit on the amount of equipment that may be leased to foreign subsidiaries of United States corporations, to foreign lessees or that may otherwise be permitted to be used predominantly outside the United States. However, the Manager will seek to limit the aggregate amount of the Fund’s equity invested in all equipment leased to foreign lessees or that is otherwise to be used primarily outside the United States to not more than 20% of the total equipment portfolio by cost. For the purposes of this description of the Fund’s policies, any lessee under a lease guaranteed by a United States corporation will not be deemed a “foreign lessee” and the lease will not be deemed a “foreign lease.” The Manager does not have any specific objective with regard to the amount of equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund’s overall investment objectives and the guidelines described in this discussion.

Of the total purchase price of equipment leased to foreign lessees as of the final commitment of net offering proceeds, the Manager will require that a minimum of 75% must represent equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody’s Investors Service, Inc. of “Baa3” (within Moody’s investment grade category) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Manager. Any leases to foreign lessees that do not meet the foregoing credit standard will involve lessees that have assets located in the United States with a value equal to or greater than the original purchase cost of the equipment subject to the lease.

Furthermore, in order to attempt to mitigate certain risks relating to foreign leases, the Fund will attempt to negotiate lease provisions, which require:

—	payment in U.S. currency;

—	reimbursement for any foreign taxes billed to the Fund; and

—	insurance covering the risk of confiscation.

There can be no assurance, however, that the Fund will be successful in negotiating such provisions.

Description of Equipment Leases

Generally, in a lease involving new equipment, the lessee will express an interest in lease financing for equipment and the Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Manager will consider the following factors, among others:

—	the type of equipment;

—	the anticipated residual value of the equipment;

—	the business of the lessee;

—	the lessee’s credit rating;

—	the cost of alternative financing services; and

—	competitive pricing and other market factors.

The initial lease terms will vary as to the type of equipment, but will generally be for 36 months to 84 months. The Fund may lease some equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or “per diem” leases when the Manager deems it in the best interest of the Fund and consistent with its overall objectives.

The equipment will be leased to third parties primarily pursuant to leases with scheduled rents that will return less than the purchase price of the equipment during the initial term of the lease. These include leases where rental payments are based upon equipment usage. Lease rentals during comparable terms are ordinarily higher under leases that provide rents that are less than the full purchase price than those that return the full purchase price to the lessor. As a result, the Manager believes that well-structured leases of this type will help the Fund satisfy its investment objectives.

The Fund will seek initial lease terms during which a lessee may not cancel the lease or avoid the lease obligation. However, where the Manager deems it to be in the Fund’s best interest, because of favorable lease terms, anticipated high demand for particular items of equipment or otherwise, it may permit an appropriate cancellation clause.

The Manager believes that the Fund will be able to lease or sell its equipment profitably after the initial lease terms although no assurances can be given that it will. Many of the Fund’s initial lessees may be expected to renew their leases or purchase the equipment they are leasing and using in their business. See the chart set forth on page A-4 in Exhibit A for a graphic presentation of prior programs’ experience in this regard. Because of potential replacement costs on the open market, and the costs avoided by continuing to use the equipment they already have under lease, a lessee may generally be expected to pay substantially greater than the wholesale value of the equipment on a re-lease or purchase of the equipment under lease. The Fund’s ability to renew or extend the terms of its leases or to re-lease or sell the equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the equipment, competitive practices and conditions and generally prevailing economic conditions.

The Fund’s leases will generally be “triple net leases,” which provide that the lessee must bear the risk of loss of the equipment, provide adequate insurance, pay taxes on the equipment, maintain the equipment and indemnify the Fund against any liability that may arise from any act or omission by the lessee or its agents. In some leases, the Fund may be responsible for certain of these obligations, such as certain insurance and maintenance expenses, but generally only during a period when the equipment is not under lease.

In addition to “triple net leases,” the Fund may enter into some “full service operating leases.” Full service operating leases are typically rail or intermodal container leases, where the lessor, not the lessee, is responsible for some, or perhaps all of the maintenance, insurance, and tax obligations. Generally such leases have higher rent obligations due to the lessor by the lessee. In such cases, the Manager may engage and supervise a 3rd party equipment manager to manage the full service leases as part of a managed program, or, alternatively, the Manager may manage the leases directly.

Most of the Fund’s lease agreements will require the lessees to maintain:

—	casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount set forth in the lease, and

—	liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

In certain circumstances, however, the Fund may permit a lessee who can demonstrate adequate financial resources, to “self insure” by providing indemnities, guarantees and other contractual commitments that will protect the Fund against exposure to casualty and/or liability losses.

The Fund may enter into remarketing agreements with manufacturers of equipment on terms that are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a “best efforts” basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. The monthly rental payments under a new lease or the sale price of such equipment would be subject to the final approval of the Manager. Under a remarketing agreement, the manufacturer would participate with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from the equipment under the agreement, which would increase after the Fund received a specified return on its investment.

Equipment Leasing Industry and Competition

Leasing has become one of the major methods by which American businesses finance their capital equipment needs. Businesses, both large and small, often lease rather than buy equipment in order to deploy capital and manage cash flows efficiently. According to information published by the Equipment Leasing and Finance Association (the “ELFA”), a leasing industry trade association, total U.S. business investment in equipment and software has steadily grown from $868 billion in 2002 to an estimated $1.159 trillion in 2008. Of these amounts, $463 billion-$657 billion represent the estimated respective leasing and financing volume. The ELFA estimates that over 80% of U.S. companies lease some or all of their capital equipment. The total U.S. equipment leasing volume, according to the Equipment Leasing and Finance Foundation (the “ELFF”) correlates to the employee size of the lessees with medium size companies (101-1,000 employees) leasing 36.5% of their large ticket needs and large companies (more than 1,000 employees) leasing 33.6% of their respective needs. The graph below illustrates the methods used by large companies in the U.S. to finance their capital equipment needs, according to the ELFA’s most recent information.

The volume of equipment lease financing usually reflects general economic conditions, and as the economy slows or builds momentum, the demand for productive equipment generally slows or builds, and equipment lease financing volume generally decreases or increases. In addition to fluctuations in demand for equipment, investment returns from equipment leasing may be affected by prevailing interest rates, as alternative financing structures and costs affect lease pricing. The U.S. economy has recently experienced a period of relatively low interest rates. While low interest rates may initially enhance the value of existing long term lease investments with higher locked in lease rates, lower interest rates will potentially reduce the lease rates available on new lease financing transactions.

Although ATEL anticipates growth in the economy and in demand for equipment in the future, many uncertainties may affect the equipment financing industry. These uncertainties range from the effects of international conflict, to the effects of changes in applicable laws and regulations. See the discussion under the “Risk Factors” above. ATEL is unable to predict what, if any, effect these and other developments will have on the economy in general and on capital investment in equipment by U.S. business and lease financing in particular.

In obtaining lessees, the Fund will compete with manufacturers of equipment that provide leasing programs and with established leasing companies, banks and bank leasing subsidiaries, and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges that the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer leases that provide for longer terms and lower rates than leases that the Fund will offer. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to purchase equipment subject to leases. Major national and international leasing companies, banks and bank leasing subsidiaries are much larger than the Fund and the Manager, with lower costs of capital, and greater financial and personnel resources, and may therefore be able to offer lessees a broader range of lease and financing options on better terms than the Fund. The Fund, on the other hand, may be able to react more quickly and flexibly to lessee needs than larger leasing organizations.

Growth Capital Financing

As discussed above, at least 75% of the Fund’s investment portfolio, by cost, as of the final commitment of offering proceeds, will consist of equipment leased to High Quality Corporate Credits. In the rest of its portfolio, the Fund may finance equipment for a variety of public and non-public companies that may not meet the High Quality Corporate Credit criteria, as well as acquiring real estate subject to net leases. Included in this portion of its portfolio will be investments providing financing to young, growing, privately held companies, primarily in the form of secured loans used to acquire equipment. Privately held companies have not yet “gone public” by publicly selling their equity securities. These investments involving privately held companies are referred to below in this discussion as “growth capital financing” investments or transactions.

In its growth capital financing transactions, the Fund will seek to obtain terms from its non-public borrowers that may include, as additional consideration to the Fund, the granting of warrants, options or other rights to purchase equity securities of the lessee or borrower, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Prospectus as the “equity interests”). Growing young companies often have more difficulty obtaining financing for equipment essential to the development and growth of their business, and, as a result, may offer lenders and lessors substantial cash deposits, equity participation or other extraordinary consideration to obtain financing for the equipment. The Fund intends to focus up to 20% of its initial portfolio in this market to achieve investment returns from both its direct loan revenues and gains it may realize from the equity interests.

The Manager will look to provide growth capital financing for those companies that show solid potential for consistent profitability within a specific time period, or that have obtained or are expected to attract sufficient equity venture capital to finance their operations through the stage of their expected profitability. The Manager will seek to identify companies that are at an early enough stage in their capitalization to require these types of financing solutions, but which demonstrate the potential to both satisfy their payment obligations and provide attractive equity participation to the Fund. The Manager may also seek to identify more mature, privately-held companies that seek creative financing solutions involving the granting of equity interests to the Fund. The Fund would expect these transactions to involve as collateral more high technology, low residual value equipment than the leases in the primary portion of its portfolio. As noted above, the Fund’s equipment portfolio will consist primarily of low obsolescence equipment that will be expected to retain significant residual value upon expiration of the initial leases. In contrast, the portion of the Fund’s portfolio invested in growth capital financing transactions is expected to be relatively high-technology equipment, and to return invested capital and a targeted return on investment through a more accelerated schedule of regular cash payments due during the initial term of the financing transaction.

The Fund will provide growth capital financing primarily pursuant to secured loans with fixed periodic installment obligations for payment of interest and amortization of principal. Growth capital financing investments may also be made in the form of finance leases which are structured as leases, but which are treated as installment loans for tax purposes, as well as through true net leases requiring fixed periodic lease payment installments. The Fund will also provide certain borrowers with working capital financing secured by liens on all or part of the borrowers’ assets. In a true lease transaction, the Fund as lessor would be considered the owner of the equipment for tax purposes, and is therefore entitled to cost recovery deductions allocable to the equipment. A “lease intended for security” or finance lease may be nominally structured as a lease, but is analogous to an installment sale contract or loan agreement, and is treated as a loan for tax purposes, with the “lessor” as lender and the “lessee” as the borrower. In a secured loan agreement, the Fund would be the lender and the borrower would be deemed the owner for tax purposes of any equipment financed or other collateral and would retain, as part of the economic structure of the transaction, all of the rights to cost recovery deductions and other tax aspects of ownership.

Fund growth capital financing investments will typically provide for regular scheduled payments by the borrower or lessee over the term of the loan or lease in aggregate amounts in excess of the purchase price paid by a Fund for the equipment or the principal amount of the loan. The Funds will nevertheless be subject to the risk that the borrower or lessee may not fully perform its obligations. The Manager will attempt to structure these transactions so that the payments of principal and interest, together with any equity interests involved, will return the Fund’s investment and provide a desirable rate of return on investment in view of the associated financing risks. In addition to financing equipment, the Fund’s secured loan transactions may also provide working capital to a borrower.

In secured loans and finance leases, the Fund will have a security interest in any equipment financed in the transaction. Collateral for the Fund’s secured loan transactions may also include the borrower’s accounts receivable, equipment, inventory or other tangible or intangible assets. The Fund’s security interest may be a senior lien on the financed assets, providing the Fund with the right, on any default under the financing arrangement, to foreclose on the assets that are collateral, and to take possession and or sell the assets in order to satisfy the borrower’s obligation. The Fund may also provide financing as a junior or subordinate lender under appropriate circumstances, often with an inter-creditor agreement with the senior creditors establishing the relative enforcement rights, remedies, and priorities to the debtor or borrower’s collateral in the event of a default by such entity under any of its debt obligations to the creditors. In such cases, the Fund’s right to enforce its obligations against the collateral may be subject to the priority of any senior lender’s rights, or may exclude an identified pool of assets financed by the Fund, with a sharing in the remaining assets of the debtor on a pro-rata basis. To secure working capital loans, the Fund will generally seek a blanket lien on all of a borrower’s assets, or all assets except certain excluded assets. Borrowers may need to exclude intellectual property rights as collateral in order to comply with the terms of other outstanding or future financing obligations.

The Fund will generally acquire equity interests in conjunction with the Fund’s growth capital financing transactions, including financing provided to the issuer of the equity interests or to a parent, subsidiary or affiliate of the issuer. In many cases, the Fund expects to acquire equity interests, such as warrants and options to purchase securities, in consideration of its financing and without any other cash investment by the Fund at the time it acquires such rights. In such cases, cash investment by the Fund would be made upon exercise of the rights, and the Fund expects to use operating cash flow to fund such exercises. In other cases, the Fund may obtain the right to make a direct cash investment in such securities at the time the financing is provided, for which the Fund would use proceeds from the offering of Units. In some cases, the Fund may have an opportunity to make a growth capital financing investment by acquiring equity interests of a company independent of a financing transaction. The objective of the acquisition of these equity interests is to benefit from the appreciation of the growth capital customer’s equity capital as its business grows and matures. At some time in the future, typically at the time of, or soon after, the growth capital customer’s equity securities become publicly registered or traded, such as may occur upon its initial public offering, merger or reorganization, the Fund would exercise its rights represented by the equity interests, acquire the growth capital customer’s publicly-traded securities and seek to dispose of the securities at a profit. The equity interests may also mature upon the negotiated sale of the growth capital customer through the sale of all of the growth capital customer’s equity securities or a sale of all its assets and liquidation of the proceeds to the equity holders. The Manager will determine when and whether to exercise rights to convert or acquire securities subject to the equity interests. To exercise warrant or option rights the Fund will generally pay an exercise price, which may be financed out of the disposition proceeds to be realized upon an immediate resale of the purchased securities. There can be no assurance that the issuers of the equity interests will achieve capital growth and that the equity interests will generate any profit, or that such growth and profits will be achieved during the Fund’s anticipated holding period.

In order to assure that the Fund will not be deemed an “investment company” under the Investment Company Act of 1940, the Manager will not permit the aggregate value of the equity interests, secured loans and any other assets held by the Fund and deemed investment securities under such Act to exceed 40% of the value of the Fund’s total assets. The Fund’s primary portfolio of equipment subject to true leases and any direct ownership of real estate subject to lease will not be deemed investment securities.

Commercial Real Estate Subject to Single Tenant Net Leases

In order to augment the Fund’s basic investment objective of acquiring equipment for lease to major corporations, enhance the potential for capital growth and further diversify the Fund’s investment portfolio, the Fund may, but will not be required to, seek to acquire and own one or more commercial properties leased on a single tenant net lease basis. Commercial properties potentially include a wide variety of property types, such as office buildings, industrial facilities, warehouse buildings, retail shopping centers, lodging properties, restaurants and other non-residential properties that may be leased to single tenants or operators. The leases to such properties will generally be expected to require the lessee/tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes and other operating expenses (referred to as triple-net leases).

Real property acquisitions may be made by acquiring properties subject to existing triple net leases with acceptable single tenant lessees, or through sale-leaseback transactions, in which the Fund would acquire a property from a company that simultaneously leases the property back from the Fund. These sale-leaseback transactions provide the financing to the lessee company in a manner similar to the manner in which the Fund provides equipment financing, with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of capital stock. A sale/leaseback structure provides financing to the current owner of the property, who then becomes the Fund’s tenant. In another similar investment structure, the Fund may provide financing to a lessee/tenant by acquiring a building the lessee has identified as one it wishes to occupy or operate. The Fund would then acquire the building in conjunction with a net lease to the tenant/lessee. Some sale-leasebacks may be in conjunction with acquisitions, recapitalizations or other corporate transactions. The Fund may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest as the lessee.

In analyzing potential net lease investment opportunities, the Fund will review all aspects of a transaction, including the credit worthiness of the lessee/tenant and the underlying real estate fundamentals to determine whether a potential acquisition satisfies its acquisition criteria. The Fund will focus on properties that it believes are essential or important to the ongoing operations of the lessee/tenant. The Manager believes that these properties provide better protection in the event of a bankruptcy, since a lessee/tenant is less likely to risk the loss of an essential or core property in a bankruptcy proceeding.

Generally, the net leased properties in which the Fund invests will be leased on a full recourse basis to the Fund’s tenants or their affiliates. In addition, the Fund will seek, to the extent possible, to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the consumer price index. In the case of retail stores and hotels, the lease may provide for participation in gross revenues above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by the Fund as of the date of this prospectus.

The Fund will review the physical condition of the property, and conduct a market evaluation to determine the likelihood of replacing the rental stream if the lessee/tenant defaults, or of a sale of the property in such circumstances. The Fund also generally will conduct, or require the seller to conduct, environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, the Fund will generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify the Fund against any potential claims, losses or expenses arising from such matters.

Although the Fund will generally rely on the Manager’s analysis in determining whether to make an investment, each real property purchased by the Fund will be appraised by a third party appraiser that is independent of the Fund, prior to acquisition. The contractual purchase price, plus all acquisition expenses incurred by the Fund for a real property the Fund acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by the Fund may be greater or less than the appraised value. In cases of special purpose real estate, a property will be examined in light of the prospects for the lessee/tenant’s enterprise and the financial strength and the role of that asset in the context of the tenant/borrower’s overall viability. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met.

The Fund will attempt to include provisions in its real property net leases that require the Fund’s consent to specified activity, require the lessee/tenant to provide indemnification protections, or require the lessee/tenant to satisfy specific operating tests. These provisions may help protect the Fund’s investment from changes in the operating and financial characteristics of a lessee/tenant that may affect its ability to satisfy its obligations to the Fund or reduce the value of the Fund’s investment. The Fund may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guaranty of obligations from the tenant’s corporate parent or a letter of credit. This credit enhancement, if obtained, would provide the Fund with additional financial security. However, in markets where competition for net lease transactions is strong, some or all of these provisions may be difficult to negotiate. In addition, in some circumstances, tenants may require a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

The Fund may attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the lessee/tenant or its parent. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements can help the Fund to achieve the Fund’s investment objectives.

Portfolio Diversification

As discussed above, the Fund’s objective will be to acquire a diversified portfolio of investments. At least 75% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of equipment leased to High Quality Corporate Credits, regardless of the amount of capital ultimately raised by the Fund. The Fund will seek to acquire a portfolio of such investments that is diversified by types of equipment, lessees, industries and geographic location. The ability to attain such diversification may be affected by the amount of capital raised, in that the portfolio may be more widely diversified if the Fund raises at or near the maximum offering amount, while diversification would be more limited if the Fund raises only the minimum offering amount.

In order to further diversify its investment portfolio, the Fund may acquire growth capital financing investments and may acquire real estate subject to net leases as describe above. Not more than 20% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of growth capital investments and not more than 20% will consist of real estate subject to net leases. There is no maximum amount of the net proceeds that may be used to acquire equipment leased to High Quality Corporate Credits.

The Fund’s objective is to invest approximately 25% of its capital in assets that involve “green” technologies or applications. There is no minimum or maximum amount that can be invested in such assets, and such green investments may be made in any of the portfolio investment types: equipment leased to High Quality Corporate Credits, growth capital investments or real estate subject to net leases.

Set forth below is a table illustrating the foregoing portfolio objectives and limitations.

Prior Program Diversification

The prior public equipment leasing programs sponsored by the Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. The first chart set forth below represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of December 31, 2008; the second chart set forth below represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of December 31, 2008; and the third chart set forth below represents the actual portfolio diversification by the lessees’ geographic location for all prior ATEL public programs as of December 31, 2008. Diversification of the Fund’s portfolio will depend on a number of variables, including the amount of capital raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.

DIVERSIFICATION BY EQUIPMENT AS OF 12-31-2008

AGRICULTURE	0.01%
AVIATION	2.66%
COMPUTERS	2.20%
CONSTRUCTION	7.51%
CONTAINERS	10.93%
FURNITURE & FIXTURES	0.17%
MANUFACTURING	2.06%
MARINE	2.85%
MATERIAL HANDLING	20.25%
MINING	5.51%
MISCELLANEOUS	2.57%
MOTOR VEHICLES	2.93%
PETROLEUM & NATURAL GAS	1.05%
RAILROAD	30.33%
RESEARCH	0.17%
STORAGE FACILITY	3.98%
TRUCKS AND TRAILERS	4.82%

100.00%

AGRICULTURAL PRODN/LIVESTOCK	0.92%	LIFE SCIENCE	3.81%
AGRICULTURAL SERVICES	1.62%	LUMBER AND WOOD PRODUCTS	2.33%
AIR TRANSPORTATION	1.74%	METAL MINING	4.17%
APPLIANCES AND TOOL	1.25%	MISC MANUFACTURING INDUSTRIES	2.27%
BUSINESS SERVICES	1.76%	MISC RETAIL	0.86%
CHEMICALS AND ALLIED PRODUCTS	8.68%	MUNICIPALITY	1.05%
COAL MINING	0.17%	NONMETALLIC MINERALS, EXPT. FUEL	1.89%
COMMUNICATIONS	1.04%	OIL AND GAS EXTRACTION	5.21%
ELECTRIC/GAS/SANITARY SERVICES	2.11%	PAPER AND ALLIED PRODUCTS	0.39%
ELECTRONIC/OTHER ELECTRIC EQUP	0.14%	PETROLEUM AND COAL PRODUCTS	1.05%
ENGINEERING & MANAGEMENT SVC.	2.29%	PRIMARY METAL INDUSTRIES	18.56%
FOOD AND KINDRED PRODUCTS	4.42%	RAILROAD TRANSPORTATION	1.13%
HEALTH SERVICES	1.11%	RUBBER/MISC PLASTICS PRODUCTS	0.34%
HEAVY CONSTRUCTION, EX. BUILDING	1.05%	TRANSPORTATION	0.01%
HELICOPTER CARRIER	0.00%	TRANSPORTATION EQUIPMENT	3.44%
HOLDING/OTHER INVESTMENT OFFIC	1.16%	TRANSPORTATION SERVICES	6.31%
INDUSTRIAL MACHINERY/EQUIPMENT	0.61%	WATER TRANSPORTATION	11.45%
INSTRUMENTS & RELATED PRODUCTS	0.17%	WHOLESALE TRAD-DURABLE GOODS	1.87%
		WHOLESALE TRD-NONDURABLE GOODS	3.62%

		TOTAL	100.00%

DIVERSIFICATION BY LOCATION AS OF 12-31-2008

AL	4.49%	MA	0.46%	OR	0.43%
AZ	1.68%	MD	0.03%	PA	0.36%
CA	5.47%	ME	1.39%	SC	2.12%
CT	1.01%	MI	2.20%	SD	0.01%
FL	1.04%	MN	0.80%	TX	6.13%
GA	0.29%	MS	0.21%	US-INTERSTATE	32.49%
IA	0.34%	NC	0.30%	UT	0.21%
IL	3.79%	NH	2.61%	VA	0.50%
IN	5.87%	NY	0.41%	WI	1.44%
KY	0.66%	OH	1.85%	WV	0.20%
LA	1.89%	OK	1.23%	WY	6.57%
				INTERNATIONAL	11.52%

					100.00%

Diversification Objectives

The Fund’s objective will be to diversify its portfolio with respect to equipment type, industry sector, geographic location and asset class, as has been the objective of prior ATEL sponsored programs for which portfolio diversification data are set forth above. The Fund’s diversification objective is illustrated by the following chart:

Diversification of an investor’s own investment portfolio across several asset classes can reduce overall investment portfolio risk in the same manner as may be accomplished by the prior ATEL Funds with respect to their Portfolio Assets as they diversify their portfolios with respect to equipment type, industry sector, geographic location and asset class. Ibbotson Associates, Inc. has published the following graph representing reduction of investment portfolio risk, measured by standard deviation, based on the number of randomly selected assets in a portfolio. Note that this chart does not illustrate any specific portfolio performance, only the risk as a statistical probability measured by standard deviation when the number of randomly selected assets in a portfolio is increased.

Furthermore, many investment professionals believe asset allocation is one of the most important factors in determining the performance of an investor’s investment portfolio. The following graphic illustrates the results of one study of investment portfolio performance.

Borrowing Policies

The Fund expects to incur debt to finance the purchase of a portion of its equipment portfolio. The amount of borrowing in connection with any equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the equipment and the condition of the money market. There is no limit on the amount of debt that may be incurred in connection with any single acquisition of equipment. However, the Fund may not incur aggregate outstanding indebtedness in excess of 50% of the total cost of all portfolio assets as of the date of the final commitment of offering proceeds and, thereafter, as of the date any subsequent indebtedness is incurred. The Fund intends to borrow amounts equal to such maximum debt level in order to finance its equipment portfolio, regardless of the amount of equity capital raised from the sale of Units. While the Manager maintains short-term lines of credit, there can be no assurance that such short-term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Manager at the time the Fund seeks to finance a specific acquisition.

Financing for the Fund may consist of both recourse and non-recourse debt. Non-recourse borrowing, in the context of the type of business to be conducted by the Fund, means that the lender providing the funds would only be able to look to the equipment purchased with such loan proceeds and the proceeds derived from the leasing or reselling of such equipment as security. A non-recourse lender would nevertheless generally have recourse to a borrower’s other assets for claims relating to breach of certain warranties or covenants in the loan agreements. Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation. The Fund may participate with other affiliated programs and the Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates. In such instances, lease transactions may be held in the name of an Affiliate of ATEL for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund’s available cash, portfolio makeup and investment objectives at the time of closing.

The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual non-recourse debt transactions. In an “asset securitization,” the lender would receive a security interest in a specified pool of “securitized” Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. The Manager expects that an asset securitization financing would involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to limit the Fund’s exposure to increases in the interest rate by engaging in interest rate swap or hedging transactions that would effectively fix the interest rate obligation of the Fund. While market conditions may limit the availability of this form of financing, the Fund may seek to enter into such financing if it does become available on desirable terms during the course of the Fund’s operations.

Other than short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest that may vary with the prime or reference rate of interest of a lender. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund’s interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest that the Fund may be charged under such circumstances cannot be predicted.

In the case of any recourse bridge financing or asset securitization, the lender would not be entitled to look to the individual assets of any investor, or, in many cases, of the Manager, for repayment of such loans. If, under tax principles, it is determined that the Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Manager or its Affiliate.

Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single “balloon payment” upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt.

In the event that the Fund does not have sufficient funds to purchase an item of equipment at the time it is acquired, the Fund may borrow from third parties on a short-term basis, and repay the loans out of the proceeds from the subsequent sale of Units. Any short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund.

Although the Operating Agreement does not prohibit the Manager or its related entities from lending to the Fund, the Fund does not have any intention or arrangements to borrow from these parties. If the Fund were to borrow from the Manager or its related companies, the terms may not permit the Manager or its affiliates to receive a rate of interest or other terms that are more favorable than those generally available from commercial lenders under the circumstances. Neither the Manager nor its affiliates may provide financing to the Fund with a term in excess of twelve months.

Joint Venture Investments

The Fund may purchase certain of its portfolio investments by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate, which owns the portfolio investments. The controlling interest requirement may be satisfied by ownership by the Fund, alone or with commonly controlled Fund Affiliates, of more than 50% of the venture’s capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell, refinance or change the assets owned by the venture. The Fund may not acquire portfolio investments jointly with others unless:

(i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the portfolio investments that the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

(ii) the transaction does not result in payment of duplicate fees.

The Fund may also acquire portfolio investments by joint venture or as co-owner with an Affiliate if the following conditions are met:

(i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

(ii) there are no duplicate fees;

(iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

(iv) the Affiliate must have a compensation structure substantially identical to that of the Fund;

(v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into under Section 15.2.15 of the Operating Agreement or similar provisions governing the Affiliate; and

(vi) the Fund has a right of first refusal should a co-venturer decide to sell the portfolio investments owned by the venture.

Because both the Fund and its Affiliate will be required to approve decisions pertaining to the portfolio investments, a management impasse may develop. If one party, but not the other, wishes to sell the portfolio investments, the party not desiring to sell will have a right of first refusal to purchase the other party’s interest in the portfolio investments. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

The Fund will not: (i) issue any Units after the offering terminates or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) underwrite or, except as expressly described herein, invest in the securities of other issuers, (iv) operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any equipment from nor sell or lease property to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties that would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates.

The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing.

Changes in Investment Objectives and Policies

Unit holders have no right to vote on the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

CONFLICTS OF INTEREST

The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

The Manager engages in other, potentially competing, activities.    The Manager serves in the capacity of manager or general partner in other public programs engaged in the equipment leasing business, and it and its Affiliates also engage in the business of purchasing and selling equipment and arranging leases for their own account and for the accounts of others. The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity. This conflict results in a potential benefit to the Manager and its Affiliates by permitting them to make more efficient use of their personnel and resources, but may impose a burden on them by requiring the Manager and its Affiliates to maintain sufficient staff to discharge their responsibilities to all parties.

Competition for Investments.    The Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of investment portfolio assets. Prior programs currently in operation and expected to acquire additional equipment leasing and growth capital investments include: ATEL Capital Equipment Fund X, LLC; ATEL Capital Equipment Fund XI, LLC; ATEL 12, LLC; and, with respect to growth capital investments only, ATEL Growth Capital Fund, LLC; ATEL Growth Capital Fund II, LLC; ATEL Growth Capital Fund III, LLC; ATEL Growth Capital Fund IV, LLC and ATEL Growth Capital Fund V, LLC. These prior programs have investment objectives similar to those of the Fund and may have funds available for investment in additional transactions at a time when the Fund is also active in seeking to invest or reinvest in such transactions. Certain of the investments owned and to be acquired by these and other prior programs and the Fund may be similar and may be purchased from the same sellers or leased to the same lessees. Furthermore, the Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

Any time two or more investment programs (including the Fund) affiliated with the Manager have capital available to acquire and lease the same types of investments, conflicts of interest may arise as to which of the programs should proceed to acquire available transactions. In such situations, the Manager will analyze the assets already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the new transaction based upon such factors, among others, as:

(i) the amount of cash available in each program for such acquisition and the length of time such funds have been available,

(ii) the current and long-term liabilities of each program,

(iii) the effect of such acquisition on the diversification of each program’s investment portfolio,

(iv) the estimated income tax consequences to the investors in each program from such acquisition, and

(v) the cash distribution objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager will purchase the transaction for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available transactions allocated first to the program that has had funds available for investment the longest. This potential conflict may represent a benefit to the Manager and its Affiliates as the availability of a number of different investment programs may permit the Manager to more aggressively seek leasing transactions which may be suitable for a variety of portfolios. It may also result in difficulty in determining which program will participate in which transactions.

The Manager and Affiliates will receive substantial fees and other compensation.    Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations. Because the amount of such fees may depend, in part, on the debt structure of equipment acquisitions and the timing of these transactions, the Manager and its Affiliates may have conflicts of interest. For example, the acquisition, retention, re-lease or sale of equipment and the terms of a proposed transaction may be less favorable to the Fund and more favorable to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate acquisition debt in an amount approximately equal to 50% of the total cost of the investment portfolio.

In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, the Manager or its Affiliate will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. The ability to determine the amount or timing of a transaction could nevertheless be a benefit to the Manager and increase the costs incurred by the Fund.

Agreements are not Arm’s-Length.    Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm’s-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm’s-length. This is a benefit to the Manager, as it has unilaterally determined the terms of such agreements. It could be adverse to the interests of Unit holders, as they will not have the opportunity to negotiate terms or change terms of such agreements.

No independent managing underwriter has been engaged for the distribution of the Units.    ATEL Securities Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund as the Dealer Manager. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

The Fund, the Manager and prospective Holders have not been represented by separate counsel.    In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

The Fund may enter into joint ventures with programs managed by the Manager or its Affiliates.    The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held investments at a time when it is in the best interest of the other to hold the equipment. Nevertheless, these joint ventures are restricted to circumstances whereby the co-venturer’s investment objectives are comparable to the Fund’s, the Fund’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

FIDUCIARY DUTY OF THE MANAGER

The Manager is accountable to the Fund as a fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel.

The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the “business judgment rule,” that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, a manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating Agreement that the Manager has no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager’s standard of care.

The Operating Agreement also provides that, to the extent permitted by law, the Fund is to indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys’ fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager will not be indemnified against any liabilities arising under the Securities Act of 1933. In addition, the Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under California law. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

MANAGEMENT

The Manager

The Manager is ATEL Associates 14, LLC (the “Manager” or “Associates”). The Manager was formed as a Nevada limited liability company in 2009. The sole member of the Manager is ATEL Financial Services, LLC (“AFS”), a subsidiary of its sole member, ATEL Capital Group (“ACG”). The ATEL group of companies was founded upon the incorporation of the original leasing business in 1977, and the affiliated group was reorganized under the parent company, ATEL Capital Group, in 2001. ATEL Capital Group, the Manager and their Affiliates are sometimes collectively referred to below as “ATEL” for convenience. ATEL’s and the Manager’s offices are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are 415/989-8800 and 800/543-ATEL. ATEL’s officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment, as more fully described below and in Exhibit A hereto. The Fund itself will have no employees, but will use the services of ATEL and its Affiliates and their employees to fulfill the Fund’s administrative and operating needs.

Since its organization in 1977, ATEL has been active in several areas within the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, and (iv) originating financing transactions for, and an investing in, venture start-up and “growth capital” companies.

ATEL Financial Services, LLC (“AFS”) is a subsidiary of ATEL Capital Group (“ACG”), its sole member. ATEL Leasing Corporation (“ALC”) originates “true” lease transactions primarily with Fortune 500 companies. ATEL Ventures, Inc. (“AVI”) is ATEL’s originating affiliate for venture and growth capital transactions. Each of AFS, ALC, and AVI is a wholly-owned subsidiary of ACG. ATEL Equipment (“AEC”) is a division of ALC, and ATEL Investor Services (“AIS”) is a division of AFS. ALC, AEC, AFS, AIS and AVI will perform services for the Fund under the direction of the Manager. ALC and AVI will perform acquisition services for the Fund; AEC will perform equipment management and asset disposition services; and AFS and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation (“ASC”), is a wholly-owned subsidiary of AFS. ACG had net shareholders equity as of December 31, 2008, its most recent fiscal year end, well in excess of the NASAA Guidelines minimum of $1,000,000. ACG is responsible for all aspects of the performance by its affiliates of services necessary to the operation of the Fund and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

The officers and directors of ACG, AFS and their Affiliates are as follows:

Name	Positions
Dean L. Cash	Chairman of the Board, President and Chief Executive Officer - the Manager, ACG, AFS, AVI and AEC; Director, President and Chief Executive Officer of ALC, AIS and ASC

Paritosh K. Choksi	Director, Executive Vice President, Chief Financial Officer and Chief Operating Officer - the Manager, ACG, AFS, ALC, AIS, AVI and AEC

Vasco H. Morais	Executive Vice President and General Counsel - ACG, AFS, ALC, AIS, AVI and AEC

William Bullock	Senior Vice President/National Sales Manager - ALC

Steven R. Rea	Executive Vice President - AVI

Russell H. Wilder	Executive Vice President - ALC; Chief Credit Officer - ACG, AFS, ALC, AVI and AEC

Thomas P. Monroe, Jr.	Senior Vice President – AEC

Samuel Schussler	Vice President and Chief Accounting Officer - the Manager, ACG, AFS, ALC, AEC, AVI and AIS

Dean L. Cash, age 58, became chairman, president and chief executive officer of ATEL in April 2001. Mr. Cash joined ATEL as director of marketing in 1980 and served as a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with FINRA.

Paritosh K. Choksi, age 56, joined ATEL in 1999 as a director, senior vice president and its chief financial officer, and has been its chief financial officer, executive vice president and chief operating officer since April 2001. Prior to joining ATEL, Mr. Choksi was chief financial officer at Wink Communications Inc. from 1997 to 1999. From 1977 to 1997, Mr. Choksi was with Phoenix American Incorporated, a financial services and management company, where he held various positions during his tenure, and was senior vice president, chief financial officer and director when he left the company. Mr. Choksi was involved in all corporate matters at Phoenix and was responsible for Phoenix’s capital market needs. He also served on the credit committee overseeing all corporate investments, including its growth capital lease portfolio. Mr. Choksi was part of the executive management team which caused Phoenix’s portfolio to grow from $50 million in assets to over $2 billion. Mr. Choksi has served as a member of the board of directors of Syntel, a public company, since 1997. Mr. Choksi received a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Bombay in 1975; and an M.B.A. degree from the University of California, Berkeley in 1977.

Vasco H. Morais, age 50, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL’s legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America’s equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais, an active member of the State Bar of California since 1986, served as co-chair and currently serves on the Uniform Commercial Code Committee of the Business Law Section of the State Bar of California.

William Bullock, age 45, re-joined ATEL in May 2006 as senior vice president to manage the Sales and Capital Markets divisions of ALC. Mr. Bullock began his career with Equitable Life Leasing Corporation in 1987, was employed by Boeing Capital Corporation from 1989 to 1991 and joined ATEL in 1991 as vice president, asset management. Mr. Bullock moved to a sales position at Mellon US Leasing in 1999. After Mellon was sold to GE Capital and liquidated in 2001, Mr. Bullock joined Wells Fargo Equipment Finance in 2001 as a leasing Manager to help establish an equipment finance program. Mr. Bullock joined KeyCorp in the Key Equipment Finance division in October 2004 and was responsible for originating debt and tax loans and leases through his departure in February 2006. Mr. Bullock received a B.S. degree in Finance from San Diego State University in 1987. Mr. Bullock was a member of the ELFA’s Equipment Management Committee and has authored several articles for the leasing industry and has been a featured speaker at many industry events.

Steven R. Rea, age 41, joined ATEL in 2000 and serves as executive vice president of ATEL Ventures, Inc. Prior to joining ATEL, Mr. Rea was employed at Imperial Bank (now Comerica) from 1999 to 2000, where he managed the venture leasing department for the emerging growth division. From 1997 to 1999, Mr. Rea was employed at LINC Capital, Inc., a specialty finance and venture leasing company, where he was responsible for originating, structuring and negotiating equipment leasing and other asset-backed financing for emerging growth companies. From 1994 to 1997, Mr. Rea was an account executive and later vice president of business development at Interlease Group Ltd., a diversified financial services company, specializing in financings for venture backed companies. From 1992 to 1994, Mr. Rea was with Automatic Data Processing as a senior district sales manager. Mr. Rea received a B. S. degree in finance from San Diego State University in 1991.

Russell H. Wilder, age 55, joined ATEL in 1992 as vice president of ATEL Business Credit, Inc. and in 1995 became its senior vice president of operations. He has also served as chief credit officer to ATEL Financial Corporation since October 1992. From 1990 to 1992 Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. Prior to 1990, Mr. Wilder had numerous assignments in the credit and operations departments for small, mid-size and big ticket lease transactions with Westinghouse Credit, Wells Fargo Leasing and Fireside Thrift Co., a Teledyne subsidiary. Mr. Wilder holds a BS with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the United Association of Equipment Lessors.

Thomas P. Monroe, Jr., age 45, joined ATEL in 1998 as a portfolio manager in the asset management department. In July 2002, Mr. Monroe was named vice president and in 2004 senior vice president of ATEL Equipment Corporation. In this function, Mr. Monroe manages ATEL’s asset management department, which is responsible for residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing offlease equipment. Prior to joining ATEL, Mr. Monroe was employed by GE Capital for six years as a portfolio manager in the computer leasing division. Mr. Monroe received a B.A. degree in Psychology from the University of California, Berkeley in 1987 and an M.B.A. degree with a concentration in International Marketing from the University of Notre Dame in 1990. Mr. Monroe is a candidate member of the American Society of Appraisers and has successfully completed four course levels required for the Machinery and Equipment Valuation specialty.

Samuel Schussler, age 56, was appointed chief accounting officer of ATEL Capital Group and its affiliates in August 2006. Mr. Schussler served as senior vice president – finance for Velocity Express Corporation, Westport, Connecticut, from 2004 through March of 2006, and was employed as an independent financial consultant from March 2006 through August 2006. From 2001 through 2003, he served as chief operating officer and chief financial officer of New Century Packaging LLC in Scottsdale, Arizona. From 1999 through 2001, Mr. Schussler served as vice president – finance and chief financial officer of Biogenix Laboratories, Inc. in San Ramon, California. Mr. Schussler received his B.B.A. in Accounting Practice from Pace University - New York in 1974, and his M.B.A. in Finance from the New York University Graduate School of Business Administration in 1977. He was granted licensure as a C.P.A. in New York and in Arizona.

Management of the Fund’s Operations and Administration

ATEL Leasing Corporation (“ALC”) and ATEL Ventures, Inc. have the primary responsibility for selecting and negotiating potential portfolio acquisitions, financing transactions and leases, subject to the Manager’s supervision and approval. The Manager’s Investment Committee will approve any Fund investment before it is consummated. The Investment Committee with respect to all portfolio investments currently consists of Dean L. Cash, Paritosh K. Choksi, and Russell H. Wilder.

ATEL Equipment (“AEC”), a division of ALC, will manage the Fund’s portfolio of equipment, subject to the Manager’s supervision. Management services to be provided by AEC include re-leasing services upon termination of leases, inspection of equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties who are not Affiliates of the Manager may participate in managing or may separately manage equipment for which they will receive a fee from the Fund which is in addition to the fees paid to the Manager. AEC will be responsible for supervision, monitoring and review of all such third party management services.

AFS will be primarily responsible for Fund administration and reporting. AFS will be responsible for the design and operation of the Fund’s disclosure controls and procedures to comply with federal securities law reporting requirements, and will be responsible for performing periodic evaluations of these controls and procedures.

Management Compensation

The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the fees and other compensation described under “Management Compensation” above in this Prospectus. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

If the Manager is removed and was the sole remaining Manager, the Fund will be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the removal of the Manager, elect a successor Manager and continue the Fund’s business on the same terms and conditions, but with a name which does not include or in any way refer to the name of the removed Manager. If the business of the Fund is continued, the removed Manager is entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the removed Manager and the remaining or new Managers, or, if they cannot agree, by arbitration. The Fund will pay to the removed Manager an amount equal to the then present fair market value of the interest so determined. If the removed Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of revenues and distributions the Manager would otherwise have received under the Operating Agreement had such Manager not withdrawn. If the Manager has been removed involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. See Section 17 of the Operating Agreement attached as Exhibit B to this Prospectus.

The Dealer Manager

ATEL Securities Corporation (the “Dealer Manager”) was organized in October 1985 principally for the purpose of assisting in the distribution of securities of programs to be sponsored by ATEL. The Dealer Manager became a member of the National Association of Securities Dealers, Inc. (now the Financial Industry Regulatory Authority or “FINRA”) in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL Financial Services, LLC. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

PRIOR PERFORMANCE SUMMARY

THE INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT A TO THIS PROSPECTUS REPRESENTS HISTORICAL RESULTS OF PRIOR EQUIPMENT LEASING PROGRAMS SPONSORED BY ATEL. INVESTORS IN THE FUND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PROGRAMS.

ATEL Associates 14, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker / packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and / or its affiliates have sponsored twelve prior public equipment leasing and financing programs (the “Prior Programs”) and six private equipment leasing and financing programs. See “Prior Performance Summary” for a summary of information regarding the prior private programs.

The first Prior Program, ATEL Cash Distribution Fund (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. Of such equipment, items representing an original purchase cost of $103,274,568 had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,589,762 as of March 31, 2009. Of such equipment, items representing an original purchase cost of $162,727,186 had been sold as of March 31, 2009.

The sixth Prior Program, ATEL Cash Distribution Fund VI (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,275,158. Of such equipment, items representing an original purchase cost of $181,232,148 had been sold as of March 31, 2009.

The seventh Prior Program, ATEL Capital Equipment Fund VII (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $304,967,074. Of such equipment, items representing an original purchase cost of $225,458,205 had been sold as of March 31, 2009.

The eighth Prior Program, ATEL Capital Equipment Fund VIII (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,051,936 as of March 31, 2009. Of such equipment, items representing an original purchase cost of approximately $203,017,658 had been sold as of March 31, 2009.

The ninth Prior Program, ATEL Capital Equipment Fund IX (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $170,677,494 as of March 31, 2009. Of such equipment, items representing an original purchase cost of approximately $48,814,473 had been sold as of March 31, 2009.

The tenth prior public program, ATEL Capital Equipment Fund X (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $189,111,762 as of March 31, 2009. Sales and dispositions of such equipment were $23,657,343 as of March 31, 2009.

The eleventh prior public program, ATEL Capital Equipment Fund XI (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of March 31, 2009, $52,311,070 of offering proceeds had been received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $79,583,373 as of March 31, 2009. Sales and dispositions of such assets totaled $9,182,036 as of March 31, 2009.

The twelfth prior public program, ATEL 12 (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. As of March 31, 2009, $18,213,530 of offering proceeds had been received from approximately 537 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $14,170,673 as of March 31, 2009. There were no sales or dispositions as of March 31, 2009.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stages may seek to acquire additional portfolio investments, and ATEL 12 is in the process of leveraging its gross offering proceeds for the purchase of its investment portfolio. These Prior Programs have experienced and may experience more difficult markets in which to make suitable investments during periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on such Prior Programs. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates limited the ability of ACDF V, ACDF VI, ACEF VII and ACEF VIII to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have historically adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, periods of low interest rates have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of March 31, 2009, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $1.6 billion during a period of over 20 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or an approximate 0.044% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives. Each of the Prior Programs has provided its investors with regular cash distributions throughout its operating stage.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Manager and Affiliates
Table III	—	Operating Results of Prior Programs
Table IV	—	Results of Completed Programs
Table V	—	Acquisition of Portfolio Investments by Prior Programs
Table VI	—	Sales or Disposals of Portfolio Investments

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the three-year period ended December 31, 2008, except that ATEL 12 had not completed its offering as of that date.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the three-year period ended December 31, 2008, except that ATEL 12 had not completed its offering as of that date.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the five-year period ended December 31, 2008, except that ATEL 12 had not completed its offering as of that date, so the tabular information concerning ATEL 12 does not reflect results of an operating period after completion of its funding.

Table IV includes information concerning the Prior Programs that had completed their respective operations during the five-year period ended December 31, 2008.

Table V includes information regarding all acquisitions of portfolio investments by Prior Programs during the three-year period ended December 31, 2008.

Table VI includes information regarding all dispositions of portfolio investments by Prior Programs during the three-year period ended December 31, 2008.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 California Street, 6th Floor, San Francisco, California 94108 or by calling the Manager at (415) 989-8800.

In addition to the Prior Programs, ATEL has sponsored six private programs, five of which have completed their placements of equity interests during the ten years ended January 22, 2009. These private programs were formed to engage exclusively in growth capital leasing, investment objectives that are significantly different than those of the Prior Programs.

ATEL Venture Fund (“AVF”) commenced a private placement of up to $25,000,000 of its limited liability company member interests in September 1, 1999. AVF terminated its placement as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of March 31, 2009. Of such growth capital investments, transactions representing an original capital investment of approximately $11,551,648 had matured or otherwise been disposed as of March 31, 2009.

ATEL Growth Capital Fund (“AGCF”) commenced a private placement of up to $25,000,000 of its limited liability company member interests on June 1, 2003. AGCF terminated its placement as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from approximately 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $31,628,261 as of March 31, 2009. Of such portfolio investments, transactions representing an original capital investment of approximately $18,177,118 had matured or otherwise been disposed as of March 31, 2009.

ATEL Growth Capital Fund II (“AGCF II”) commenced a private placement of up to $25,000,000 of its limited liability company member interests on September 1, 2005. AGCF II completed its placement as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received from approximately 378 investors. AGCF II had acquired portfolio investments representing a total capital investment of $29,375,102 as of March 31, 2009. Of such portfolio investments, transactions representing an aggregate original capital investment of $11,012,013 had matured or otherwise been disposed as of March 31, 2009.

ATEL Growth Capital Fund III (“AGCF III”) commenced a private placement of up to $35,000,000 of its limited liability company member interests on November 29, 2006. AGCF III completed its placement as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received from approximately 421 investors. AGCF III had acquired portfolio investments representing a total capital investment of $28,665,204 as of March 31, 2009. Of such portfolio investments, transactions representing an aggregate original capital investment of $3,663,057 had matured or otherwise been disposed as of March 31, 2009.

ATEL Growth Capital Fund IV (“AGCF IV”) commenced a private placement of up to $35,000,000 of its limited liability company member interests on August 1, 2007. AGCF IV completed its placement as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received from approximately 411 investors. AGCF IV had acquired portfolio investments representing a total capital investment of $17,510,304 as of March 31, 2009. Of such portfolio investments, transactions representing an aggregate original capital investment of $1,625,000 had matured or otherwise been disposed as of March 31, 2009.

ATEL Growth Capital Fund V (“AGCF V”) commenced a private placement of up to $35,000,000 of its limited liability company member interests on January 22, 2009. As of March 31, 2009, $2,355,000 of offering proceeds had been raised from approximately 25 investors. AGCF V had acquired portfolio investments representing a total capital investment of $278,230 as of March 31, 2009. There were no maturities or disposals as of March 31, 2009.

INCOME, LOSSES AND DISTRIBUTIONS

The taxable income and taxable loss of the Fund (the “Net Income and Net Loss”) and all Fund cash distributions shall be allocated 92.5% to investors and 7.5% to the Manager as the Carried Interest.

Allocations of Net Income and Net Loss

The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and cash distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter will be allocated to Units repurchased by the Fund during such quarter, and such Units will not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing and Method of Distributions

Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may, during each fiscal quarter, designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter. Distributions will be made by check payable to the record Holder unless another payee is designated in writing executed by the Holder. Holders may elect in writing to have distributions paid by wire transfer to designated accounts. Wire transfer instructions may be given upon subscription or may be provided at any time thereafter for subsequent distributions.

Allocations of Distributions

Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

The Fund anticipates that income taxes on a portion of its distributions will be deferred by depreciation available from its equipment. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

The Fund is intended to be self-liquidating. After the sixth year following the end of the offering, the Fund will distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves for the upgrading of equipment to preserve its value or to purchase equipment the Fund has committed to buy prior to the end of the reinvestment period. During this liquidation stage, rates of distributions may vary and distributions may be suspended while Fund debt is repaid from disposition proceeds before net disposition proceeds are distributed to Unit holders.

When the Fund liquidates, and after the Fund pays its creditors (including investors who may be creditors), the Fund will distribute any remaining proceeds of liquidation in accordance with each Member’s positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of gain from the sale of equipment, which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those Investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of gain from the sale of equipment.

Reinvestment

The Fund has the right to reinvest revenues during the period ending six years after the offering ends. Before the Fund can reinvest in portfolio assets, however, the Fund must, at a minimum, distribute

(i) enough cash to allow an investor in a 31% federal income tax bracket to meet the federal and state income taxes due on income from the operations of the Fund;

(ii) through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of:

(a) a rate of return on their original capital contribution equal to 2.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 8% per annum and a maximum of 9% per annum), or

(b) 90% of the total amount of cash available for distributions; and

(iii) for each quarter during the rest of the reinvestment period, an amount equal to 9% per annum on their original capital contribution.

The following chart illustrates the anticipated cycle of distributions to investors during the Fund’s three basic stages, funding, operations and liquidation. The amount of distributions is expected to vary during the initial funding stage of the Fund, as it raises equity capital through the sale of Units, acquires its initial investment portfolio and leverages its portfolio. Then, distributions are expected to become level as the Fund is required during its six year operations stage to make minimum distributions to investors prior to any reinvestment of the Fund’s operating cash flow. There can be no assurance, however, as to the rate or availability of distributions during any period, or the rate of reinvestment, if any, during the operations stage. The availability of cash for distributions, and the rate of distributions, if any, during all stages will be dependent on the success of Fund operations and the Fund’s need to pay operating expenses, to repay debt, the terms of which may require suspension of distributions during some periods, and to establish necessary capital reserves. After the operations stage, the Fund is expected to enter into a two to four year liquidation stage during which all cash flow not required for Fund obligations, including repayment of debt and establishment of capital reserves, will be distributed to investors. Distributions during this period are expected to fluctuate as amounts vary depending on the rate of liquidation of the portfolio, the residual values realized upon expiration of leases and disposition of investment assets, the amount of remaining lease revenues, the amount of operating expenses incurred, the need to repay portfolio debt, and the establishment of necessary capital reserves. Investors should note that there can be no assurance as to the amount or timing of any distributions, which, as described above, will depend on a number of factors affecting Fund operations.

Return of Unused Capital

Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in portfolio assets by eighteen months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date six months after the end of the offering (except amounts used to pay operating expenses or required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which the unused capital so distributed, divided by the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed.

Cash from Capital Reserve Account

The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than  1/2 of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of equipment. Cash reserves that the Manager deems no longer required as capital reserves may be distributed or invested by the Fund.

Sources of Distributions — Accounting Matters

The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund may have tax deductions that do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each.

CAPITALIZATION

The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 15,000,000 Units are sold, is as follows:

	As of the Date hereof	Minimum 120,000 Units	Maximum 15,000,000 Units
Units of Member Interest ($10 per Unit)	500	1,200,500	150,000,500

Total Capitalization	$500	$1,200,500	$150,000,500
Less Estimated Organization and Offering Expenses	—	138,000	18,750,000

Net Capitalization	$500	$1,062,500	$131,250,500

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,062,000. As additional subscriptions for Units are received, the Fund will experience a relative increase in liquidity and the Fund will experience a corresponding decrease in liquidity as capital is expended in the purchase of its portfolio investments.

The Fund will acquire its investments with cash and debt, and may leverage assets after acquiring them for cash in order to fund additional investments. The Fund may borrow on a secured or unsecured basis amounts up to 50% of the aggregate purchase price of its portfolio assets, and intends to borrow the maximum amount permitted. The Fund currently has no arrangements with, or commitments from, any lender with respect to debt financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. Except as discussed below in connection with asset securitization financing, the Fund does not currently anticipate that it will engage in any material hedging transactions.

Until required for the acquisition or operation of portfolio investments, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of  1/2 of 1% of the Gross Proceeds.

For financial reporting purposes, equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the equipment, down to an amount equal to the estimated residual value of the equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes in which the IRS prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives.

The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of portfolio investment acquisitions could increase with inflation, but cost increases could be offset by the Fund’s ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund’s leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

The Fund may incur short-term bridge financing bearing a variable interest rate, but this borrowing would involve little exposure to increased interest rates because of its limited term. However, the Manager expects that any asset securitization financing by the Fund will involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to mitigate the Fund’s exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund. The Manager’s policy will be to incur variable rate financing only under conditions and terms which limit the potential adverse effect on the Fund’s anticipated return on the related lease transactions. Other than in short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund’s interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in interest rates may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the interest rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.

FEDERAL INCOME TAX CONSEQUENCES

Preface

This section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” Holder. ATEL considers a typical Holder to be a natural person who is a citizen of the United States. This section is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this section does not deal with all aspects that might be relevant to a particular prospective investor, in light of the investor’s personal circumstances. The tax treatment for non-typical investors may differ significantly from the tax consequences outlined in this section. Non-typical investors include trusts, corporations, tax-exempt organizations, employee benefit plans, and foreign investors. State and local tax consequences may differ from the federal income tax consequences described below.

It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel’s opinion contained herein is based on the Internal Revenue Code (the “Code”), existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. The tax consequences of investing in Units will not be the same for all investors. A careful analysis of by each investor of the investor’s particular tax situation is required to evaluate this investment properly. Therefore, ATEL urges each investor to consult with the investor’s own tax advisor prior to investing in Units.

As set forth in this Prospectus under “Investment Objectives and Policies - Principal Investment Objectives,” the Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and of specific investments, including “true lease” status, amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its Unit holders, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

Opinions of Derenthal & Dannhauser LLP

Derenthal & Dannhauser LLP is of the opinion that, for Federal income tax purposes:

—	The Fund is classified as a partnership and not as an association taxable as a corporation.

—	The Fund will not be treated as a publicly traded partnership.

—	Upon admission to the Fund, an investor will be a Member of the Fund.

—	Each investor will be able to include in the tax basis of the investor’s Units the investor’s share of bona fide Fund nonrecourse liabilities.

—	The IRS will not significantly modify the allocations of taxable income and tax loss under the Operating Agreement.

In addition, to the extent the summaries of federal income tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

The opinions of Derenthal & Dannhauser LLP are based upon the facts described in this Prospectus, and the assumption that the Fund will operate its business as described in this Prospectus. Any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of counsel are based upon existing law, which is subject to change either prospectively or retroactively.

Counsel’s tax opinions represent only Derenthal & Dannhauser LLP’s best legal judgment. The opinions have no binding effect on, or official status with, the IRS or any other government agency. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser LLP’s conclusions.

There is one material federal income tax issue as to which counsel is unable to render, and therefore has not rendered an opinion. Counsel has not rendered an opinion as to the status of the Fund’s leases for Federal tax purposes, inasmuch as such status is subject to the facts and circumstances of each lease transaction, and the specific terms of such transactions will not be known until the transactions are entered into by the Fund, and no such transactions are yet in place. Nevertheless, the Manager expects that most of the Fund’s leases will be treated by the Fund as “true leases” (see the discussion under “Tax Status of Leases” below). The Fund will use industry standard contracts and other agreements for such leases, and although no opinion of counsel will be rendered in this regard, the Manager, based on the extensive experience of its affiliates in the equipment leasing industry, does not believe there is any appreciable risk as a consequence. If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable. Inasmuch as the facts and circumstances of each lease transaction, and the tax consequences of each lease transaction, will not be known until the transactions are entered into by the Fund, counsel can render no opinion as to such tax consequences or as to the risk resulting from the absence of such opinion.

The Fund’s management will prepare its income tax information returns. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between equipment and management fees, and other similar items. Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund’s income tax information returns.

Classification as a Partnership

The Manager and the Fund have represented to counsel that the Fund will not elect to be treated as a corporation for Federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Based on such representation, Derenthal & Dannhauser LLP is of the opinion that the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for Federal income tax purposes. Derenthal & Dannhauser LLP’s opinion is based upon ATEL’s factual representations and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Fund would not qualify as a partnership under the amended regulations.

Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity’s interests generally is indicated by the existence of a person standing ready to make a market in the interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership’s governing documents impose no meaningful limitation on the holders’ ability to readily transfer their interests. A partnership’s right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

The Fund has no control over an independent third person establishing a secondary market in Units. However, the Fund’s operating agreement requires that an investor obtain the consent of ATEL prior to any transfers of Units. ATEL intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser LLP is of the opinion that the Fund will not be considered a publicly traded partnership.

If the Fund were treated for federal income tax purposes as a corporation in any year, (i) instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor’s Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units; (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See “Limitation on Deduction of Losses — Passive Loss Limitation” below. Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

Any of the foregoing would substantially reduce the effective yield on an investment in Units.

Allocations of Profits and Losses

In general, a partner’s distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners’ interests in the partnership.

An allocation has economic effect under the Treasury Regulations if: (i) each partner’s share of partnership items is reflected by an increase or decrease in the partner’s capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero; and (ii) if the operating or partnership agreement contains a qualified income offset. An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect; (ii) all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations, and (iii) the operating or partnership agreement contains a minimum gain chargeback.

A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner’s share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

The Fund’s operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor’s share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser LLP is of the opinion that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

The economic effect of a partnership’s allocations also must be “substantial.” Under Section 1.704-1(b)(2)(iii) of the Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. Notwithstanding the foregoing, the economic effect is not substantial if, at the time that the allocation becomes part of the partnership agreement, (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocations were not contained in the partnership agreement. The Regulations include a presumption that the book value of depreciable partnership property is presumed to be its fair market value, and adjustments to book value will be presumed to be matched by corresponding changes in fair market value. Counsel is of the opinion that the economic effect of the allocations in the Operating Agreement are substantial.

The economic effect of the Fund allocations also must be “substantial.” The meaning and scope of the substantiality requirements under the Treasury Regulations are unclear at this time. Based on current Treasury Regulations, Derenthal & Dannhauser LLP believes that the Fund allocations do not present any material substantiality issues. However, no assurance can be given that the IRS will not disagree. If the IRS were successful in challenging the Fund’s allocations, the investors’ shares of tax loss could decrease or their shares of taxable income could increase.

Income Recognition

The Fund will prepare its tax returns using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

Some leases provide for varying rental payments over the years. Section 467 of the Internal Revenue Code can require a lessor to take such rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. Certain of the Fund’s leases may provide for varying rental payments. If so, Section 467 requires the Fund to accrue the rental payments on such leases at a constant level rate. This could result in investors receiving increased allocations of taxable income or reduced allocations of loss in earlier years, without any increase in distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund’s rental income from any such lease to interest income. Rental income generally constitutes passive income. Interest income generally constitutes portfolio income. See “Limitation on Deduction of Losses — Passive Loss Limitation.”

Taxation of Investors

As a partnership for federal income tax purposes, the Fund itself will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

If the amount of a distribution to an investor for any year exceeds the investor’s share of the Fund’s taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor’s Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for:

(i) an interest in inventory items which have substantially appreciated in value, or

(ii) unrealized receivables

will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture.

Tax Status of Leases

Whether a specific lease is categorized as a lease (a “true lease”) rather than as a sale or a financing for federal income tax purposes involves a factual determination. Accordingly, no guarantee can be given that the Fund’s leases of equipment will be treated as leases by the IRS. A “true lease” means the Fund retains ownership of the equipment for tax purposes. The Fund has not yet entered into any leases, so no opinion of counsel has been rendered as to lease status. Moreover, the Fund does not expect to obtain an opinion of counsel regarding the status of any Fund leases. The Fund will utilize industry-standard leases for those leases that the Fund intends to treat as true leases. Consequently, the Manager does not believe there is any appreciable risk to the absence of an opinion of tax counsel.

If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable.

Limitation on Deduction of Losses

There are limitations on an investor’s ability to deduct his distributive share of Fund losses. Among them are: (i) losses will be limited to the extent of the investor’s tax basis in his Units; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor’s income from passive activities. Deduction of losses attributable to activities not engaged in for profit also are limited. As the investment objectives of the Fund do not include generating deductible tax losses, the Manager does not anticipate that the following limitations will be of particular import to investors.

Tax Basis.    Initially, an investor’s tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by (i) his allocable share of the Fund’s taxable income, and (ii) any increase in his share of the Fund’s nonrecourse liabilities, and will decrease the tax basis for his Units by

—	his allocable share of the Fund’s tax loss,

—	the amount of any distributions, and

—	any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor’s Units.

Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund’s tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

At Risk Rules.    Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from activities such as equipment leasing and holding real property cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

The amount at risk is generally equal to the sum of money invested in the activity. In addition, an investor will be at risk with respect to any qualified nonrecourse financing used in the investment. An investor’s at risk amount will be decreased by his share of Fund losses and distributions. An investor’s at risk amount will be increased by his share of Fund income.

The total amount of money paid by each investor for his Units will be considered at risk. Fund indebtedness incurred in connection with equipment leasing activities is not expected to be considered at risk. Fund indebtedness incurred in connection with real property activities may or may not be considered at risk. Accordingly, an investor will only be able to deduct the investor’s share of Fund losses under the at risk rules in an amount equal to the purchase price of the investor’s Units, as adjusted for Fund income, losses and distributions. Any losses in excess of the investor’s at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. An investor must recapture previously allowed losses if the investor’s amount at risk at the end of the year is reduced below zero.

Even if an investor can claim Fund losses under the at risk rules, the investor is still subject to the other limits on deduction discussed herein.

Under the Internal Revenue Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. This could limit an investor’s deduction for losses with respect to certain equipment, even though the investor must recognize income with respect to other equipment.

Passive Loss Limitation.    Internal Revenue Code Section 469 limits the amount of losses that individuals and certain other taxpayers may claim from an activity in which the taxpayer does not materially participate. Under this limitation, net losses from a passive activity may only be deducted against net income from passive activities. Passive activity losses may not be used to offset compensation income or other forms of active income. Also, passive activity losses may not be used to offset interest, dividends and other forms of portfolio income.

To the extent the Fund enters into true leases for Federal income tax purposes, the equipment leasing activities of the Fund will be passive activities. See “Tax Status of Leases” above in this section for a description of true leases. The real estate activities in which the Fund may engage would also constitute passive activities. Fund losses from passive activities are considered to be passive activity losses. Most investors will only be able to deduct their share of Fund passive activity losses to the extent they have passive income from other sources. Any excess Fund passive activity losses will be suspended and carried forward indefinitely. Suspended passive activity losses may be used to offset passive activity income in future years. Suspended passive activity losses also may be claimed in full against all types of income if an investor disposes of all of his Units in a fully taxable transaction to an unrelated person.

The Fund may have portfolio income:

—	to the extent of any interest income,

—	to the extent its investments constitute financing leases or secured loans, rather than true leases, and

—	to the extent of any dividends it receives from equity interests in growth capital lease investments.

The Fund’s receipt of the equity interests themselves may constitute a taxable event. The income therefrom could be passive or portfolio, depending upon the circumstances. Therefore, investors may be required to recognize taxable portfolio income and pay tax thereon in years in which they also are allocated passive losses which cannot be used by them. Counsel has rendered no opinion regarding the classification of financing leases, secured loans or equity interests.

The Manager anticipates that an insubstantial portion of the Fund’s income may constitute portfolio income.

The passive loss limitation is applied after the at risk limitation. Thus, if a loss is disallowed under the at risk rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the investor becomes at risk in the activity, the suspended at risk loss will become subject to the passive loss limitation.

Cost Recovery

MACRS.    Under the Modified Accelerated Cost Recovery System, the cost of depreciable personal property placed in service after 1986 may be recovered using specified recovery methods over specified recovery periods.

Under MACRS the cost of most recovery property is recovered using the 200% declining balance method. For some recovery property, the 150% declining balance method is utilized. The recovery periods generally range from three to 20 years. Bonus depreciation may be claimed for certain property placed in service during 2009.

The amount by which cost recovery deductions using the 200% declining balance method exceeds the amount that would have been allowed using the 150% declining balance method will be an item of tax preference. See “Alternative Minimum Tax.”

Recapture.    All cost recovery deductions claimed by Fund investors will be subject to recapture at ordinary income rates upon the disposition of the equipment or the investor’s Units.

Limitations on the Use of MACRS.    Under certain circumstances, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. These circumstances include:

—	property used predominantly outside the United States,

—	property used by a foreign or tax-exempt entity, and

—	property owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as holders, unless certain exceptions apply.

In addition, under Code Section 470, losses attributable to the leasing of tax-exempt use property (including property described in the preceding bullets) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of Fund property to tax-exempt entities.

Real Property.    Real property improvements are depreciated for tax purposes using the straight line method over a recovery period of 27.5, 39 or 40 years.

Tax Consequences Respecting Equity Interests

The Internal Revenue Code includes a myriad of rules respecting the tax treatment of stock, stock options, stock warrants and similar items. A discussion of those provisions is beyond the scope of this prospectus. Investors should consult with their own tax advisors if they desire more information in that regard.

The Fund will have taxable income on the receipt of cash lease payments. Similarly, the Fund could have taxable income on the receipt of equity interests. However, the Fund’s receipt of equity interests will not provide cash for distribution to the investors. Any tax liability would be paid from an investor’s own funds.

Whether the Fund’s receipt of equity interests will result in income recognition will depend upon various factors, including

—	whether or not the transfer of the equity interests by the Fund is subject to restriction, and

—	the nature of the equity interests. For example, the receipt of marketable stock for no payment would almost always result in the recognition of income.

These factors will also determine the amount of income, if any, and its character for purposes of the passive activity rules. See “Limitation on Deduction of Losses — Passive Loss Limitation” above.

The Fund’s exercise of stock options, warrants and similar securities could result in the recognition of income.

Deductibility of Management Fees

The Fund will pay asset management fees for services to be rendered by ATEL. The Fund intends to deduct the asset management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the asset management fees on the basis that

—	the amount thereof is excessive,

—	all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or

—	payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Tax Liabilities in Later Years

It is possible that after some years of Fund operations an investor’s tax liabilities may exceed cash distributions to him in corresponding years. Such a situation would typically arise if the Fund’s nondeductible loan amortization payments on its equipment exceeded its depreciation deductions. It is possible in such a situation that an investor’s tax liabilities could exceed cash distributions. If so, such excess would be a nondeductible out-of-pocket expense to an investor. Based on historical experience with similar programs, ATEL does not believe these events are likely to occur.

Sales or Exchanges of Fund Property

On the disposition of property, the Fund will realize gain in an amount equal to the proceeds received minus the basis in the property. As a result of cost recovery deductions, most equipment is expected to have a zero basis. Proceeds received include any debt assumed by the transferee.

Gain realized by the Fund on a disposition of equipment will be taxed as ordinary income to the extent of prior cost recovery deductions taken by the Fund on the equipment. Unless the Fund is a dealer in the property sold, any other gain, including gain on the sale of real property, generally will be treated as capital gain.

A dealer is one who holds property primarily for sale to customers in the ordinary course of business. Whether property is so held as dealer property depends upon all of the facts and circumstances of the particular transactions. The Fund intends:

—	to purchase equipment or real property for investment only,

—	to engage in the business of owning and operating such equipment or real property, and

—	to make occasional sales thereof.

Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its property. However, there is no assurance that the IRS will not take the contrary position.

As stated above, the Fund’s gain on a disposition of property will be measured by the difference between the disposition proceeds, and the Fund’s basis in the property. Disposition proceeds include the amount of any debt encumbering the property. Consequently, the amount of tax payable by an investor as a result of the disposition may exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on property owned by the Fund, the Fund would realize gain equal to the excess of such indebtedness over its adjusted tax basis of the property. In such event the investors would realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of

—	the amount realized by the investor, over

—	the investor’s tax basis in the Units.

Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of

—	the investor’s tax basis, over

—	the amount realized for the Units.

The amount realized on the sale of the Units will include the investor’s share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax at a maximum rate of 15%, if the Units have been held for more than 12 months. However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates. Unrealized receivables would include the investor’s share of previous Fund equipment cost recovery deductions. An investor must recognize such cost recovery recapture in the year of disposition, regardless of the amount of proceeds received in the year of disposition.

Liquidation of the Fund

The Operating Agreement provides that on liquidation of the Fund its assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss. However, gain attributable to the recapture of equipment cost recovery deductions will be taxable as ordinary income. See “Sales or Exchanges of Fund Property.” It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

Fund Elections

Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property

—	upon the transfer of units by sale or exchange or on the death of a holder, and

—	upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets. Furthermore, under certain circumstances, the Fund would be required to make the foregoing adjustments.

A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, ATEL does not intend to cause the Fund to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his Units.

The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor’s allocable share of the Fund’s nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor’s share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income is determined in accordance with Sections 511-514 of the Internal Revenue Code. The Fund will be engaged primarily in the business of equipment leasing. The share of a qualified retirement plan or an IRA of the Fund’s business income therefrom will constitute unrelated business taxable income. A qualified retirement plan or IRA will be required to report its pro rata share of such Fund income as unrelated business taxable income if and to the extent that the investor’s unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

A portion of the gain from the sale of equipment subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. This will also be the case for income and gain from real property subject to acquisition indebtedness. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the equipment or property. In addition,

—	gain which is characterized as ordinary income due to the recapture of cost recovery, or

—	gain from equipment which is inventory or property held primarily for sale to customers in the ordinary course of a trade or business will be unrelated business taxable income.

If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year,

—	it is subject to income tax on the excess, and

—	it is obligated to file a tax return for such year.

Notwithstanding the preceding, a charitable remainder trust that recognizes unrelated business taxable income will be subject to an excise tax equal to 100% of such income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Individual Tax Rates

General.    The highest individual federal income tax rate currently is 35%.

Capital Gains and Losses.    The excess of net long-term capital gains over short-term capital losses is referred to in the Internal Revenue Code as net capital gain. Net capital gain of individuals is taxed at a 15% maximum rate for most types of capital assets.

Capital losses of individuals may offset capital gains plus only $3,000 of ordinary income in a year. Capital losses of corporations may offset capital gains only. Any remaining capital loss may be carried forward indefinitely.

Two Percent Floor on Miscellaneous Itemized Deductions.    Noncorporate investors may deduct itemized expenses only to the extent they exceed 2% of adjusted gross income. Itemized deductions include expenses paid or incurred

—	for the production or collection of income,

—	for the management, conservation, or maintenance of property held for the production of income, or

—	in connection with the determination, collection or refund of a tax.

Alternative Minimum Tax

In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for noncorporate and corporate taxpayers. The base upon which the alternative minimum tax is imposed is equal to

—	the taxpayer’s taxable income,

—	subject to alternative minimum tax adjustments,

—	increased by items of tax preference, and

—	reduced by the applicable exemption amount for the year in question,

all as described below.

Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

The itemized deductions allowable in computing alternative minimum taxable income include the following:

—	charitable contributions,

—	medical deductions in excess of 10% of adjusted gross income,

—	casualty losses,

—	interest on personal housing, and

—	other interest to the extent of net investment income.

No standard deduction is allowed, but an exemption amount is available as discussed below.

For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences include excess depletion deductions, excess intangible drilling costs, tax-exempt interest, with certain exceptions, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

Certain tax credits cannot be used to offset alternative minimum tax. Any excess tax credits are first carried back one year and then forward 20 years.

The alternative minimum tax for individuals is equal to:

—	26% of so much of the taxable excess as does not exceed $175,000, plus

—	28% of so much of the taxable excess as exceeds $175,000.

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amounts are:

—	$45,000 for a married couple filing a joint return or a surviving spouse,

—	$33,750 for a single individual, and

—	$22,500 for a married individual filing a separate return or for an estate or trust.

For 2009 only, the amounts are increased (except for an estate or trust) to $70,950, $46,000 and $33,475, respectively.

However, the exemption is reduced by 25% of the amount by which the alternative minimum taxable income exceeds:

—	$150,000 in the case of a married couple filing a joint return,

—	$112,500 in the case of a single individual, and

—	$75,000 in the case of a married individual filing a separate return or for an estate or trust.

The corporate alternative minimum tax is the amount, if any, by which:

—	20% of the excess of

—	the corporation’s alternative minimum taxable income, over

—	the exemption amount, exceeds

—	the corporation’s regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

Because the impact of the alternative minimum tax is dependent upon each investor’s particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in the Fund will have on the calculation of his alternative minimum tax liability.

Fund Tax Returns and Tax Information

The Fund will use the accrual method of accounting. The Fund will adopt the calendar year as its tax year. The Fund’s Operating Agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

Each investor must file his tax return either

—	consistently with the information provided on the Fund’s informational return or

—	in a manner which notifies the IRS of any inconsistency.

Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of

—	30 days of the transaction, or

—	January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

The IRS could audit the Fund’s tax information returns. Any such audit could result in the audit of an investor’s tax return. An audit of an investor’s return could result in adjustments to items related to the Fund as well as items not related to the Fund.

The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership’s treatment of partnership tax items at the partnership level. In general, a partnership’s tax matters partner represents the partnership and its partners in the event of an audit of the partnership’s tax returns. ATEL is the Fund’s tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with:

—	the investor’s participation in an audit of the Fund,

—	the audit of his tax returns, or

—	the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund’s tax returns.

Tax Shelters and Reportable Transactions

Under the American Jobs Creation Act of 2004, the rules requiring tax shelter registration have been repealed. Instead, “material advisers” to “reportable transactions” are required to file an information return for each reportable transaction. The information return must include a description of the transaction, a description of the potential tax benefits expected therefrom, and other information required by the Treasury Department. A “material advisor” is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out, or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department.

In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Code.

Under current Regulations, a “reportable transaction” is one which satisfies any of the following:

(a)

A listed transaction, which a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.

(b)

A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor’s tax strategies.

(c)

A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.

(d)

A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Code Section 165 of at least (1) $10 million in any single year or $20 million in any combination of years for corporations; (2) $10 million in any single year or $20 million in any combination of years for partnerships that have only corporations as partners, or $2 million in any single year or $4 million in any combination of years for all other partnerships; (3) $2 million in any single year or $4 million in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.

(e)

A transaction of interest, which is a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a transaction of interest.

The Fund Manager does not believe that investment in the Fund will constitute a reportable transaction pursuant to the foregoing.

Penalties and Interest

The penalty for a taxpayer’s failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to such monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934 would be required to disclose in those reports such failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty (as described below) that result from the failure to report the listed or reportable transaction.

Additionally, Section 6662 of the Code provides for uniform penalties at a flat rate of 20% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any “substantial understatement of tax liability” equal to 20% of the amount of the underpayment of tax attributable to the understatement. For a corporation, a substantial understatement occurs when the understated tax liability exceeds the lesser of 10% of the correct tax required to be shown on the return (or if greater, $10,000), or $10,000,000.

In applying the 10%/$10,000,000 test (or in calculating any resulting penalty), the tax attributable to a particular item will generally not be included if (a) there is, or was, substantial authority for the tax treatment of that item by the taxpayer, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the return or in a statement attached to the return on the required IRS Form and there is a reasonable basis for the tax treatment. Treasury Regulations provide that substantial authority exists with respect to the treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authorities supporting contrary treatment. Regulations also provide that reasonable basis is a relatively high standard of tax reporting, that is significantly higher than not frivolous or not patently improper.

Neither the substantial authority nor the full disclosure exceptions are applicable to deductions attributable to investments in a tax shelter claimed by corporations. For this purpose, a “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The Fund Manager does not believe that the principal purpose of the Fund is or will be the avoidance or evasion of federal income tax. If the Fund is found to be a “tax shelter” for purposes of Section 6662, the tax under Section 6662 would be operative unless, as required by Code Section 6664, there was reasonable cause for taking the position relating to the understatement and the Member acted in good faith with respect to that position.

The foregoing provisions of Section 6662 do not apply, and the more stringent reasonable cause and good faith rules of new Section 6662A apply, in the case of an understatement resulting from an inadequately disclosed listed transaction or reportable avoidance transaction. Taxpayers who do not adequately disclose the transaction would be not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30% of the understatement.

Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3%, except that the interest rate is set at the federal short-term rate plus 5% in the case of certain underpayments of tax by a C corporation. The rate for refunds on overpayments is set quarterly at the federal short-term rate plus 2%. Interest on underpayments or refunds is compounded daily. The Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

With regard to the tax consequences of an investment in Units, an investor’s use of counsel’s tax opinion letter is subject to the limitations of the Code and Treasury Regulations as follows:

—

With respect to any material federal tax issue on which Derenthal & Dannhauser LLP has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for an investor to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

—

ATEL has entered into a compensation arrangement with Derenthal & Dannhauser LLP to provide certain legal services to the Fund and its Affiliates, including its tax opinion letter. Consequently, tax counsel’s tax opinion letter was not written and cannot be used by an investor for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on an investor’s use of counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to an investor’s right to rely on counsel’s tax opinion letter and the discussion in this “Federal Income Tax Consequences” section of this Prospectus under the federal securities laws.

Miscellaneous Fund Tax Aspects

—	Fees for the syndication of the Fund must be permanently capitalized.

—	Fund organization fees must be capitalized and may be amortized over a 180-month period.

—	Fund start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins.

Foreign Tax Considerations for U.S. Investors

As noted above, the Fund may acquire equipment which is operated outside the United States. If so, investors may be required to file returns and pay taxes in foreign jurisdictions with respect to the income from such equipment. The income taxed by the foreign jurisdiction would be calculated according to the tax laws of the foreign jurisdiction. These tax laws may or may not correspond with applicable United States standards.

Investors who have foreign tax liabilities as a result of the purchase of Units may be entitled to a credit or a deduction for foreign taxes on their U.S. tax returns. The calculation of the foreign tax credit is quite complex. No assurance can be given that a credit or a deduction will be available. For example, a taxpayer generally cannot claim a credit for taxes on foreign source income in an amount greater than the taxes which would have been due had the taxes been computed under U.S. law. This could result in higher taxes for income from equipment located in a foreign jurisdiction than income from equipment located in the U.S. Each investor should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

U.S. Taxation of Foreign Persons

Special rules govern the U.S. federal income taxation of

—	nonresident alien individuals,

—	foreign corporations,

—	foreign partnerships, and

—	other foreign investors.

The rules are complex. No attempt is made herein to discuss the relevant rules. Foreign investors should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws, including laws requiring withholding on Partnership income and/or distributions.

Future Federal Income Tax Changes

No one can predict what additional legislation, if any, may be proposed by

—	members of Congress

—	the current Administration, or

—	any subsequent administration.

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor’s distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund cannot estimate the percentage of its income that will be from states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

The foregoing is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Code

Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA’s fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Code. “Disqualified persons” include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other “disqualified persons.”

“Prohibited transactions” include any direct or indirect transfer or use of a Qualified Plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

If the Fund’s assets were determined under ERISA or the Code to be “plan assets” of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the Units, which are undivided interests in the underlying assets of a collective investment entity such as the Fund, will not be treated as plan assets of qualified plan or IRA investors if:

—	the Units are deemed “publicly offered,” or

—	equity participation by benefit plan investors is not deemed “significant” because less than 25% of the Units are owned by qualified plans, IRAs and certain other employee benefit plans.

To qualify for the publicly-offered exception, Units must be freely transferable, owned by at least 100 investors independent of the Manager and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year during which the offering occurred. The Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether Units will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether Units are freely transferable is a factual determination. However, the Manager believes that the limits on assigning Units and substitution of Members contained in the Operating Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations as consistent with the determination that securities are “freely transferable,” and that, based on these regulations, such restrictions should not cause a determination that the Units are not freely transferable.

In order to qualify for the exception for insignificant benefit plan equity participation described above, “benefit plan investors” must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a “benefit plan investor”) who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A “benefit plan investor” is any of the following:

—	any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), which is subject to the provisions of Title I of ERISA,

—	any plan described in Section 4975(e)(1) of the Code (which description includes Qualified Plans and IRAs), and

—	any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Whether the Fund’s assets will constitute “plan assets” will depend in large part on the Fund’s ability throughout its term to satisfy either the publicly-offered shares exception or the 25% ownership exception. The Manager will undertake to assure that the Fund at all times satisfies one or both of these exceptions.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

—	the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,

—	the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,

—	the investment will provide sufficient cash distributions in light of the Qualified Plan’s likely required benefit payments,

—	after an acquisition of Units, the Qualified Plan’s investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,

—	the investment will result in recognition by the Qualified Plan of “unrelated business taxable income,”

—	the investment is made solely in the interests of plan participants, and

—

the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan’s rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan’s interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity’s underlying assets are treated as “plan assets” for the purpose of ERISA’s and the Code’s prohibited transaction and other fiduciary duty rules.

SUMMARY OF THE OPERATING AGREEMENT

The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund’s right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. The Operating Agreement will be executed on behalf of each subscriber upon his admission to the Fund by the Manager acting pursuant to the power of attorney contained in the Subscription Agreement.

The following is a brief summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus (See the discussions in this Prospectus under the captions “Income, Losses and Distributions” above and “Reports to Holders” below.)

The Duties of the Manager

ATEL Associates 14, LLC is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain asset acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition. In addition, Section 15.4 imposes a variety of other restrictions on the Manager’s authority in governing the Funds operations, including limits on transactions between the Manager and its Affiliates and the Fund, limits on Fund borrowing, and limits on Fund investments and reinvestment of cash flow.

The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote. The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote.

Liability of Holders

A Holder’s capital is subject to the risks of the Fund’s business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

The Fund was formed on April 1, 2009 and will continue for a maximum period ending December 31, 2030, but may be dissolved at an earlier date if certain contingencies occur. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth calendar year following the Final Closing Date) with final liquidation expected to occur approximately ten to eleven years after the Final Closing Date. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See “Repurchase of Units” below under this caption. The contingencies whereupon the Fund may be dissolved are as follows:

—	The Fund becomes insolvent or bankrupt;

—

The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of the Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;

—	An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or

—	The disposition of all interests in equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

In order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell Equipment to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an affiliate, all of the following conditions have been met:

—	the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Equipment to be sold;

—	the sales price of the Equipment is at least equal to the average of the two appraised values;

—	the original cost of the Equipment sold in this manner does not represent in excess of 10% of the original cost of all Equipment acquired by the Fund during the term of the Fund;

—	such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and

—	the Equipment so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

Voting Rights of Members

In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be “outstanding” for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

(a) Removal or voluntary withdrawal of the Manager;

(b) Election of a successor Manager;

(c) Termination and dissolution of the Fund;

(d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

(e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business; and

(f) The extension of the term of the Fund.

Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to

—	convert a Holder into a Manager;

—	modify the limited liability of a Holder;

—	alter the interest of the Members in Net Income, Net Loss and Distributions; or

—	affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters’ Rights and Limitations on Mergers and Roll-ups

Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member’s interest at a price equal to its fair market value.

Meetings

The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

(ii) A copy of the articles of organization and all amendments;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of the Operating Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager’s breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status of Units

Each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

(i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

(ii) the transferee not being a minor or an incompetent;

(iii) the transfer or assignment not violating federal or state securities laws;

(iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $5,000;

(v) such assignee or transferee being a Citizen of the United States;

(vi) such assignment or transfer not constituting a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

(vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

(viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

In connection with state securities laws restrictions on transfer, Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in Subdivision (i) of Section 25102 of the Corporations Code of the State of California or Section 260.105.14 of the Rules of the California Corporations Commissioner; (4) to the transferor’s ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner’s written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102.

(c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the month following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under “Voting Rights of Members.”

Repurchase of Units

In the event a Holder ceases to be a United States Citizen for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund’s interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price equal to the Unit Holder’s capital account, computed in accordance with federal tax accounting principles, allocable to the repurchased Units as of the last day of the quarter during which the precipitating event occurs.

The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units upon the request of a Unit holder in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence. It is the Fund’s intention that any voluntary redemption would be for a price equal to the original capital invested in the redeemed Units less the amount of cash distributed on the Units prior to redemption and less the amount of commissions paid to broker dealers on the investment in Units, unless such commissions are refunded by such broker dealers. The Fund may, however, redeem Units on any other terms it may deem appropriate and in the best interests of the Fund under the circumstances surrounding the redemption. Unit Holders will have no right to any redemption. There will be no appraisal of Units, no fixed order for redemption, with redemption in the discretion of the Manager in the exercise of its fiduciary duty, and no redemption of any Units held by the Manager and its Affiliates until all Member requests have been met. Only available Fund cash flow and reserves will be used to redeem Units. Redemption of a Member’s Units will be deemed a disposition of the investment and the consequences of dispositions of Units are discussed under “Federal Income Tax Consequences —Disposition of Units” above in this Prospectus. There are no time periods for consideration of redemption requests, though the Manager will attempt to respond promptly to any inquiry in this regard. There is no procedure for allocating funds for multiple requests, and no specific formal procedure for requesting redemption, though all such requests must be in writing.

Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly.

Indemnification of the Manager

The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys’ fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund’s capital assets by the amount paid.

The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.

PLAN OF DISTRIBUTION

Distribution

The Units will be offered and sold on a “best efforts minimum/maximum” basis through ATEL Securities Corporation (the “Dealer Manager”), a broker-dealer which is an Affiliate of the Manager (see “Conflicts of Interest” and “Management”), and through other participating broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates. No other broker dealer has or will have any material relationship with the Fund other than acting as a participating broker dealer in this offering through an underwriting agreement entered into with the Dealer Manager. The Dealer Manager will be an underwriter with respect to the offering of Units and all compensation received by the Dealer Manager in connection with the offering will be underwriting compensation.

The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).

The minimum subscription is 500 Units ($5,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or re-qualification in all those jurisdictions requiring such renewal or re-qualification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned without deduction together with any interest earned thereon.

Selling Compensation and Certain Expenses

The Dealer Manager will receive selling commissions in an amount equal to 9% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 7.5% of the Gross Proceeds attributable to Units sold by them. Out of the 1.5% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel.

The Fund may pay or reimburse the Dealer Manager and participating dealers a portion of their “underwriters’ expenses” incurred in connection with the offering, and the Fund, the Manager or their Affiliates may bear certain other expenses directly that may be deemed “underwriters’ expenses.” These underwriters’ expenses include amounts paid by the Fund, the Manager or its Affiliates to the Dealer Manager and participating broker dealers relating to sales seminar costs and expenses; advertising and promotion expenses; travel, food and lodging costs; telephone expenses; and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager or its Affiliates. All of such amounts paid to the Dealer Manager or participating broker dealers, all underwriters’ expenses borne on behalf of the Dealer Manager or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all underwriting compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses and any other underwriters’ expenses or other forms of compensation paid to or for the Dealer Manager or participating broker-dealers, will not exceed 10% of the Gross Proceeds.

In addition to payment of selling commissions and other items of selling compensation, the Fund may pay or reimburse participating broker-dealers for accountable expenses incurred in connection with bona fide due diligence activities upon presentation of detailed, itemized invoices for such bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel, and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Manager has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank, National Association, San Francisco, California (the “Bank”). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

PENNSYLVANIA INVESTORS: Because the minimum offering is less than $15 million, you are cautioned to evaluate carefully the Fund’s ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned.

The Bank’s sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments by Certain Persons

The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by the Manager or its Affiliates and participating broker dealers or their affiliates will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7.5% retail selling commissions at a per Unit price of $9.25. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 may also purchase Units with reduced selling commissions if

—	the client has been advised by such advisor over a continuous course of time on investments other than the purchase of Units,

—	the client is not being charged by the advisor or its Affiliates, other than as described herein, for the advice rendered by such advisor specifically in connection with the purchase of Units; and

—

either (i) the investment advisor is an Affiliate of a participating broker-dealer, and the transaction has the express approval of such participating broker-dealer Affiliate, or (ii) the investment advisor is not affiliated with any participating broker dealer and the Dealer Manager agrees to act as broker of record for the investment advisor’s client with respect to the investment in Units.

In no event will the net contribution to the Fund by such persons be less than $9.25 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the FINRA Rules of Fair Practice.

State Requirements

In addition to the investor suitability and minimum investment standards established by the Fund and described under “Who Should Invest” above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

REPORTS TO HOLDERS

The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund’s best interest.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash from Operations” is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include a status report for each portfolio investment which individually represents at least 10% of the Fund’s total investment portfolio indicating: (a) the condition of the Equipment and other investment assets, (b) how the Equipment and other assets are being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b) Gross Operating Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 45 days after the end of each quarterly period.

The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

The Manager shall have prepared, at Fund expense, after the end of each quarter in which equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 45 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him. Reports filed with the Securities and Exchange Commission, including all annual, quarterly and current reports, are available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov, and can be accessed with a search under the Fund’s name. Copies of such reports as filed with government agencies may also be requested directly from the Fund at the Fund’s web site, mailing address, telephone number and/or electronic mail address, in each case as provided in the quarterly and annual reports to be delivered to investors as described above.

SUPPLEMENTAL SALES MATERIAL

In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, and is required to present a balanced discussion of the risks and rewards of investing in the Fund, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

LEGAL OPINIONS

The legality of the Units has been passed upon and the statements under the caption “Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Derenthal  & Dannhauser LLP, Oakland, California.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, have audited the Fund’s balance sheet as of May 8, 2009, and the related statements of changes in members’ capital and cash flows for the period from April 1, 2009 (date of inception) through May 8, 2009, as set forth in their report. The Fund has included the financial statement in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent certified public accountants, have audited the balance sheet of ATEL Associates 14, LLC as of May 8, 2009, as set forth in their report. The Fund has included the balance sheet in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements concerning the Fund’s objectives, plans, intentions, strategies, expectations, and predictions concerning the Fund’s future investment activities, results of operations and other future events or conditions based on views and opinions of the Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in such forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Fund. See “RISK FACTORS” and “MANAGEMENT — Conflicts of Interest” for a discussion of certain material factors which could cause the actual results or activities or actual events or conditions to differ from those anticipated. Although estimates and assumptions concerning potential investments are believed by the Manager to be reasonable, such estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the Manager’s assumptions and estimates, actual results will differ from those expected.

ADDITIONAL INFORMATION

The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission and its Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

GLOSSARY

The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment and the acquisition of other investments. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Affiliate” of a Person shall mean

—	any Person directly or indirectly controlling, controlled by or under common control with such Person;

—	any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person;

—	any officer, director, trustee or partner of such Person; and

—

if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement.

“Asset Management Fee Limit” means the limit on fees calculated pursuant to Section 8.3 of the Operating Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“ATEL” shall mean ATEL Capital Group and its Affiliates, including the Manager.

“California Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

“Carried Interest” shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash from Operations” shall mean the excess of Gross Operating Revenues (which excludes revenues from investment sales or refinancing) over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of equipment, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

“Cash from Sales or Refinancing” shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any portfolio investment after payment of all expenses related to the transaction.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than             , 2011 (a date two years from the date of this Prospectus). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean ATEL 14, LLC, the California limited liability company created under the Operating Agreement.

“Fund Manager” or “Manager” shall mean ATEL Associates 14, LLC (“ATEL”), a Nevada limited liability company, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as “ATEL” or the “Manager.”

“Fund Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(d)(1).

“Gross Proceeds” shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

“Gross Operating Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all lease and other financing revenues and all debt service payments, but excluding security deposits paid by lessees and revenues from the sale, refinancing, or other disposition of Portfolio Asset.

“High Quality Corporate Credits” means, for purposes of Fund’s investment policy, lessees or guarantors who:

—	have a credit rating by Moody’s Investors Service, Inc. of “Baa3” or better, or the credit equivalent as determined by the Manager; or

—	are public or private corporations with substantial revenues and histories of profitable operations, as well as established hospitals with histories of profitability or municipalities.

The Manager may determine that the credit equivalent of a Moody’s Baa3 rating applies to those lessees that are not rated by Moody’s, but which:

—	have comparable credit ratings as determined by other nationally recognized credit rating services;

—	although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or

—

in the Manager’s opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund’s interest in the investment that the risk is equivalent to that involved in a transaction with a company with a credit rating of Baa3.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of equipment and other portfolio investments acquired by the Fund, including the principal amount advanced to a borrower by the Fund in any secured loan transaction, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Members” shall mean the initial members of the Fund and any other Persons who are admitted to the Fund as additional or substituted members. Reference to a “Member” shall refer to any one of them.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of equipment.

“Original Invested Capital” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Operating Agreement” or “Agreement” shall mean the Limited Liability Company Operating Agreement of ATEL 14, LLC, as it may be amended from time to time.

“Portfolio Assets” shall mean the personal and real property, as well as tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other contract rights.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” or “Treasury Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending six calendar years after the Final Closing Date occurs.

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

(i) the Members’ voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, portfolio investments representing 66  2/3% or more of the net book value of all portfolio investments as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL 14, LLC

Report of Moss Adams, LLP, Independent Registered Public Accounting Firm	F-2

Balance Sheets as at August 31, 2009 (Unaudited) and May 8, 2009	F-3

Statement of Changes in Members’ Capital for the Period from April 1, 2009 (Date of Inception) through August 31, 2009 (Unaudited) and from April 1, 2009 (Date of Inception) through May 8, 2009	F-4

Statement of Cash Flows for the period from April 1, 2009 (Date of Inception) through August 31, 2009 (Unaudited) and from April 1, 2009 (Date of Inception) through May 8, 2009	F-5

Notes to Financial Statements	F-6

ATEL Associates 14, LLC

Report of Moss Adams, LLP, Independent Certified Public Accountants	F-7

Balance Sheets as at August 31, 2009 (Unaudited) and May 8, 2009	F-8

Notes to Balance Sheets	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Member of

ATEL 14, LLC

We have audited the accompanying balance sheet of ATEL 14, LLC (a development stage enterprise) (the “Fund”) as of May 8, 2009 and the related statements of changes in member’s capital and cash flows for the period from April 1, 2009 (date of inception) through May 8, 2009. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of ATEL 14, LLC (a development stage enterprise) (the “Fund”) as of May 8, 2009 and its cash flow for the period from April 1, 2009 (date of inception) through May 8, 2009 in conformity with U.S. generally accepted accounting principles.

/s/ MOSS ADAMS, LLP

San Francisco, California

May 28, 2009

ATEL 14, LLC

(a development stage enterprise)

BALANCE SHEETS

AS AT AUGUST 31, 2009 (Unaudited) AND MAY 8, 2009

	2009
	August 31	May 8
	(Unaudited)
ASSETS
Cash	$500	$500

LIABILITIES AND MEMBERS’ CAPITAL
Due to affiliated company	$405,700	$—
Members’ capital (net of syndication costs of $405,700)	(405,200)	500

	$500	$500

See accompanying notes to financial statements.

ATEL 14, LLC

(a development stage enterprise)

STATEMENT OF CHANGES IN MEMBER’S CAPITAL

FOR THE PERIOD FROM APRIL 1, 2009 (Date of Inception)

THROUGH AUGUST 31, 2009 (Unaudited)

AND FROM APRIL 1, 2009 (Date of Inception) THROUGH MAY 8, 2009

	Other Members		Syndication	Managing
	Units	Amount	Costs	Member	Total
Members’ capital as of April 1, 2009 (Date of inception)	—	$—	$—	$—	$—
Capital contribution	—	—	—	500	500

Balance, May 8, 2009	—	—	—	500	500
Syndication costs	—	—	(405,700)	—	(405,700)

Balance, August 31, 2009 (Unaudited)	—	$—	$(405,700)	$500	$(405,200)

See accompanying notes to financial statements.

ATEL 14, LLC

(a development stage enterprise)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 1, 2009 (Date of Inception)

THROUGH AUGUST 31, 2009 (Unaudited)

AND FROM APRIL 1, 2009 (Date of Inception) THROUGH MAY 8, 2009

	April 1, 2009 through August 31, 2009	April 1, 2009 through May 8, 2009
	(Unaudited)
Financing activities
Capital contributions received	$500	$500

Net cash provided by financial activities	$500	$500

Cash at beginning of period	—	—

Cash at end of period	$500	$500

Non-cash financing activity
Syndication costs incurred, due to affiliated company	$(405,700)	$—

See accompanying notes to financial statements.

ATEL 14, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2009 (Unaudited) AND MAY 8, 2009

Note 1—Organization and Limited Liability Company Matters

Organization—ATEL 14, LLC (a development stage enterprise) (the “Fund”) was formed under the laws of the state of California on April 1, 2009 for the purpose of equipment financing and acquiring equipment to engage in equipment leasing and sales activities. The Fund may continue until December 31, 2030. Contributions in the amount of $500 were received as of May 8, 2009, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

As of August 31, 2009, the Fund had not commenced operation other than those relating to organizational matters. The Fund, or Managing Member on behalf of the Fund, has and will continue to incur costs in connection with the organization, registration and issuance of the limited liability company units (Units). The amount of such costs to be borne by the Fund is limited by certain provisions of the ATEL 14, LLC limited liability company operating agreement dated April 29, 2009 (the “Operating Agreement”).

The accompanying unaudited financial statements as of August 31, 2009 and for the period from April 1, 2009 (date of inception) through August 31, 2009 have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

Note 2—Summary of Significant Accounting Policies

Cash—Cash is maintained in a non-interest bearing checking account.

Use of Estimates—The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from the estimates.

Income Taxes—The Fund does not provide for income taxes as all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.

Note 3—Member’s Capital

As of August 31, 2009 and May 8, 2009, 50 Units ($500) were issued and outstanding, respectively. The Fund is authorized to issue up to 15,000,000 additional Units.

The Fund’s net income or net losses are to be allocated 100% to the Members. From the commencement of the Fund until the initial closing date net income and net loss shall be allocated 99% to the Managing Member and 1% to the initial other members. Commencing with the initial closing date, net income and net loss shall be allocated 92.5% to the other members and 7.5% to the Managing Member.

Fund distributions are to be allocated 7.5% to the Managing Member and 92.5% to the other Members.

Note 4—Commitments and Management

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, in addition to the allocations described above, which are more fully described in Section 8 of the Operating Agreement. The additional fees to management include fees for equipment management, administration and resale.

Note 5—Syndication Costs

Syndication costs are reflected as an offset to Members’ capital as such costs are netted against the capital raised. The amount shown is primarily comprised of fees pertaining to the organization of the Fund, document preparation, regulatory filing fees and accounting and legal costs. Syndication costs for the periods ended August 31, 2009 and May 8, 2009 were $405,700 and zero, respectively.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member of

ATEL Associates 14, LLC

We have audited the accompanying balance sheet of ATEL Associates 14, LLC (a development stage enterprise) (the “Company”) as of May 8, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the balance sheet referred to above presents fairly, in all material respects, the financial position of ATEL Associates 14, LLC as of May 8, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ MOSS ADAMS, LLP

San Francisco, California

May 28, 2009

ATEL ASSOCIATES 14, LLC

(a development stage enterprise)

BALANCE SHEETS

AS AT AUGUST 31, 2009 (Unaudited) AND MAY 8, 2009

	2009
	August 31	May 8
	(Unaudited)
ASSETS
Cash	$500	$500
Investment in ATEL 14, LLC	500	500

Total assets	$1,000	$1,000

MEMBERS’ EQUITY
Members’ equity	1,001,000	1,001,000
Less: Paid-in-capital commitment from member	(1,000,000)	(1,000,000)

Members’ equity	$1,000	$1,000

See accompanying notes to financial statements.

ATEL ASSOCIATES 14, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEETS

AUGUST 31, 2009 (Unaudited) AND MAY 8, 2009

Note 1—Organization and Summary of Significant Accounting Policies

Organization—ATEL Associates 14, LLC (the “Company”) was formed under the laws of Nevada on April 2, 2009 to manage entities in the business of leasing and lending.

The Company organizes and sponsors limited liability companies (the “affiliated companies”) engaged in equipment leasing and sales activities. It also acts as a managing member of the affiliated companies. Through these affiliated companies, the Company derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to various other affiliated companies. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various affiliated companies.

A portion of the fees mentioned above are subordinated to the other members’ full recovery of their initial invested capital contributions plus a specific return on their investments. No earnings or equity interests from such subordinated interests have been recognized to date.

The Company will continue in full force and effect until such time as the member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the individual member for the obligations of the Company is limited to the extent of capital contributions to the Company by the individual members.

The accompanying unaudited financial statement as of August 31, 2009 has been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

Cash—Cash is maintained in a non-interest bearing checking account.

Use of Estimates—The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Income Taxes—The Company does not provide for income taxes as all income and losses are the liability of the member and are allocated to the member for inclusion in their individual tax returns.

Note 2—Paid-in-capital commitment from Managing Member

On April 29, 2009 ATEL Financial Services, LLC, (the” Managing Member”), issued a promissory note to the Company entitling the Company to borrow principal not to exceed $1,000,000 as a capital contribution. The commitment by the Managing Member to lend the principal amount to the Borrower is irrevocable and there are no restrictions or covenants associated with this note which would preclude the Company from drawing the principal amount committed under the terms of the note. The note bears interest at a rate equal to the prime rate as published by Federal Reserve Release H.15. Interest accrues beginning at such point as the note is drawn upon and is paid calendar quarterly thereafter. The note is only due and payable at the discretion of the Company but no later than at the dissolution of the Company. The Managing Member is under no obligation to provide any additional funding to the Company. The prepayment of the note is subordinated to obligations due to all other creditors of the Company, other than the common equity holders of the Company.

Note 3—Member’s Capital, Distribution and Compensation

All distributions and allocations of income or loss will be made by the Company to ATEL Financial Services, LLC.

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

ATEL Associates 14, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker / packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and / or its affiliates have sponsored twelve prior public equipment leasing and financing programs (the “Prior Programs”) and six private equipment leasing and financing programs. See “Prior Performance Summary” for a summary of information regarding the prior private programs.

The first Prior Program, ATEL Cash Distribution Fund (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. Of such equipment, items representing an original purchase cost of $103,274,568 had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,589,762 as of March 31, 2009. Of such equipment, items representing an original purchase cost of $162,727,186 had been sold as of March 31, 2009.

The sixth Prior Program, ATEL Cash Distribution Fund VI (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,275,158. Of such equipment, items representing an original purchase cost of $181,232,148 had been sold as of March 31, 2009.

The seventh Prior Program, ATEL Capital Equipment Fund VII (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $304,967,074. Of such equipment, items representing an original purchase cost of $225,458,205 had been sold as of March 31, 2009.

The eighth Prior Program, ATEL Capital Equipment Fund VIII (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,051,936 as of March 31, 2009. Of such equipment, items representing an original purchase cost of approximately $203,017,658 had been sold as of March 31, 2009.

The ninth Prior Program, ATEL Capital Equipment Fund IX (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $170,677,494 as of March 31, 2009. Of such equipment, items representing an original purchase cost of approximately $48,814,473 had been sold as of March 31, 2009.

The tenth prior public program, ATEL Capital Equipment Fund X (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $189,111,762 as of March 31, 2009. Sales and dispositions of such equipment were $23,657,343 as of March 31, 2009.

The eleventh prior public program, ATEL Capital Equipment Fund XI (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of March 31, 2009, $52,311,070 of offering proceeds had been received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $79,583,373 as of March 31, 2009. Sales and dispositions of such assets totaled $9,182,036 as of March 31, 2009.

The twelfth prior public program, ATEL 12 (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. As of March 31, 2009, $18,213,530 of offering proceeds had been received from approximately 537 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $14,170,673 as of March 31, 2009. There were no sales or dispositions as of March 31, 2009.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stages may seek to acquire additional portfolio investments, and ATEL 12 is in the process of leveraging its gross offering proceeds for the purchase of its investment portfolios. These Prior Programs have experienced and may experience more difficult markets in which to make suitable investments during periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on such Prior Programs. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates limited the ability of ACDF V, ACDF VI, ACEF VII and ACEF VIII to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have historically adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, periods of low interest rates have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of March 31, 2009, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $1.6 billion during a period of over 20 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or an approximate 0.044% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

The following is a list of the tables set forth in this Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Manager and Affiliates
Table III	—	Operating Results of Prior Programs
Table IV	—	Results of Completed Programs
Table V	—	Acquisition of Portfolio Investments by Prior Programs
Table VI	—	Sales or Disposals of Portfolio Investments

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the three-year period ended December 31, 2008, except that ATEL 12 had not completed its offering as of that date.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the three-year period ended December 31, 2008, except that ATEL 12 had not completed its offering as of that date.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the five-year period ended December 31, 2008, except that ATEL 12 had not completed its offering as of that date, so the tabular information concerning ATEL 12 does not reflect results of an operating period after completion of its funding.

Table IV includes information concerning the Prior Programs that had completed their respective operations during the five-year period ended December 31, 2008.

Table V includes information regarding all acquisitions of portfolio investments by Prior Programs during the three-year period ended December 31, 2008.

Table VI includes information regarding all dispositions of portfolio investments by Prior Programs during the three-year period ended December 31, 2008.

In addition to Tables I through VI, a summary chart is set forth below. The chart set forth below illustrates the disposition of equipment after expiration of the initial lease term for equipment coming off lease through December 31, 2008 for all Prior Public Programs that had completed their offerings as of such date. The dispositions are characterized as (i) short term renewals by the lessees (for terms of less than 12 months), (ii) long term renewals by the lessees (for terms of at least 12 months), (iii) equipment purchased by the lessee and (iv) equipment returned by the lessee to the Prior Public Program for sale or lease to another party.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 California Street, 6th Floor, San Francisco, California 94108 or by calling the Manager at (415) 989-8800.

INVESTORS IN THE FUND WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PRIOR PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS AND PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE RESULTS OF OPERATIONS OF THE FUND.

Past performance is not necessarily indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(on a percentage basis)

March 31, 2009

(Unaudited)

The following Table sets forth certain information concerning the experience of the Managing Member in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Capital Equipment Fund IX	ATEL Capital Equipment Fund X	ATEL Capital Equipment Fund XI	ATEL 12, LLC
EQUITY PROCEEDS
Dollar amount of equity offered	$150,000,000	$150,000,000	$150,000,000	$200,000,000
Dollar amount of equity raised (5)	$120,652,160	$140,192,575	$52,311,070	$18,213,530

Less: Offering expenses:
Selling commissions	9.50%	9.00%	9.00%	9.00	%(6)
Organization and program expenses (1)	4.51%	3.72%	5.16%	6.00	%(6)
Reserves	0.50%	0.50%	0.50%	0.50%

Percent available for investment	85.49%	86.78%	85.34%	84.50%
Acquisition costs:
Purchase price (2)	85.49%	86.78%	85.34%	84.50%
Acquisition fees	—	—	—	—

	85.49%	86.78%	85.34%	84.50%

Percent leverage (3)	32.55%	30.67%	32.69%	0.00%

Date offering commenced:	Jan. 16, 2001	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007
Length of offering	24 Months	24 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	30 Months	30 Months	12 Months (4)	TBD

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.
(2)	Represents amounts paid to unrelated third parties for purchase of equipment under leases.
(3)

The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program (exclusive of short term lines of credit) through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

(4)	As of April 30, 2006, the Funds’ offering of Limited Liability Company Units was terminated.
(5)	Dollar amount of equity raised is net of units rescinded, but includes units repurchased.
(6)

The ATEL 12, LLC organization and offering expenses represent amounts estimated through March 31, 2009 and are not final. Per the ATEL 12, LLC Limited Liability Company Operating Agreement, organization and offering expenses will not exceed 15% of the first $25 million of equity raised and 14% of amounts raised in excess thereof at such time as the offering is declared closed, but no later than September 25, 2009. At such time, the Manager guarantees repayment of any excess expenses above the determined limitation, which guarantee is without recourse to or reimbursement by ATEL 12, LLC. At March 31, 2009, organization and offering expenses incurred approximated 18% of the dollar amount of equity raised.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO THE SPONSOR

March 31, 2009

(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the Managing Member. Amounts paid are from two sources: proceeds of the offering and gross revenues.

	ATEL Capital Equipment Fund IX	ATEL Capital Equipment Fund X	ATEL Capital Equipment Fund XI	ATEL 12
Date offering commenced	Jan. 16, 2001	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007
Date offering closed / to be closed	Jan. 15, 2003	Mar. 11, 2005	Apr. 30, 2006	Sept. 25, 2009
Dollar amount raised	$120,652,160	$140,192,575	$52,311,070	$18,213,530
Amounts paid to Managing Member from proceeds of offering:
Acquisition fees / Reimbursements of initial direct costs	$5,760,035	$3,323,075	$693,056	$754,565
Selling commissions	$11,461,955	$12,628,132	$4,709,346	$1,639,218	(2)
Organization and program costs	$5,442,795	$5,215,924	$2,701,433	$1,092,812	(2)
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$111,913,174	$80,658,663	$31,093,760	$4,175,253
Cumulative amount paid to the Managing Member from operations:
Management fees	$6,602,136	$4,344,985	$1,812,678	$62,563
Reimbursement of payroll and administrative costs	$5,768,698	$4,458,220	$1,631,512	$153,653
Acquisition and other operating expenses	$3,077,226	$6,544,530	$2,466,185	$754,565
Aggregate payments to Managing Member:(1)
2001	$7,131,876
2002	10,699,293
2003	4,087,302	$7,651,122
2004	2,697,378	10,126,763
2005	3,179,034	5,395,081	$5,987,380
2006	2,251,862	3,072,114	4,011,622
2007	2,477,559	3,456,990	2,211,829	$904,688
2008	1,527,343	3,965,076	1,201,032	2,474,995
March 31, 2009	417,390	562,172	240,129	871,224

	$34,469,037	$34,229,318	$13,651,992	$4,250,907

FOOTNOTES:

(1)

As of March 31, 2009. Includes payments of management fees, reimbursements of syndication costs to the Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs. Amounts do not include any carried interest payments from operating distributions.

(2)

The ATEL 12, LLC organization and offering expenses represent amounts estimated through March 31, 2009 and are not final. Per the ATEL 12, LLC Limited Liability Company Operating Agreement, organization and offering expenses will not exceed 15% of the first $25 million of equity raised and 14% of amounts raised in excess thereof at such time as the offering is declared closed, but no later than September 25, 2009. At such time, the Manager guarantees repayment of any excess expenses above the determined limitation, which guarantee is without recourse to or reimbursement by ATEL 12, LLC. At March 31, 2009, organization and offering expenses incurred approximated $3.27 million.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS

March 31, 2009

(Unaudited)

The following Table summarizes the operating results of Prior Public Programs (ACEF IX, ACEF X, ACEF XI and ATEL 12). The Prior Programs’ records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

	ATEL Capital Equipment Fund IX
	Period Ended December 31,
	2001	2002	2003	2004
Months of operations	12	12	12	12
Gross revenue—lease and other	$3,393,685	$6,966,142	$10,872,695	$12,757,613
—gain (loss) on sales of assets	—	107,353	658,865	(30,313)

	3,393,685	7,073,495	11,531,560	12,727,300
Less Operating Expenses: (1)
Depreciation and amortization expense	2,078,895	5,191,882	8,205,308	9,845,206
Provision for losses and doubtful accounts	—	—	434,635	293,868
Interest expense	199,230	347,739	375,396	558,914
Cost reimbursements to Managing Member	374,507	955,113	1,623,201	1,685,049
Legal/Professional fees	39,384	103,988	112,769	244,614
Other	34,152	261,301	319,468	513,977
Management fee	83,341	264,322	686,013	620,104

	2,809,509	7,124,345	11,756,790	13,761,732

Net income (loss)—GAAP basis	$584,176	$(50,850)	$(225,230)	$(1,034,432)

Taxable income (loss) from operations	$107,619	$(3,947,950)	$(3,720,469)	$(5,577,422)

Cash generated by (used in) operations (2)	$1,744,270	$5,362,027	$7,986,606	$8,498,134
Cash generated from sales (3)	—	749,408	5,370,886	149,446
Cash generated from refinancing	—	—	—	—
Cash generated from other (4)	673,907	1,178,949	1,436,942	3,024,734

	2,418,177	7,290,384	14,794,434	11,672,314
Less cash distributions to investors:
From operating cash flow	1,213,341	5,362,027	7,986,606	8,498,134
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	653,600	2,646,480	2,355,801

Total distributions	1,213,341	6,015,627	10,633,086	10,853,935

Cash generated (deficiency) after cash distributions	$1,204,836	$1,274,757	$4,161,348	$818,379

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$4.59	$(50.16)	$(28.59)	$(42.77)
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
—Investment income	$24.93	$—	$—	$—
—Return of capital	31.06	82.63	88.35	89.98

	$55.99	$82.63	$88.35	$89.98

Sources (on a cash basis)
Sales
Refinancing
Operations	$55.99	$73.65	$66.36	$70.45
Other	—	8.98	21.99	19.53

Total	$55.99	$82.63	$88.35	$89.98

Amount invested in program equipment (cost, excluding acquisition fees)	$28,313,673	$52,466,132	$66,485,484	$118,038,071
Amount invested in program equipment (book value)	$21,091,372	$45,243,990	$50,985,752	$81,830,514
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (5)	17.71%	32.81%	36.98%	68.37%

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS

March 31, 2009

(Unaudited)

	ATEL Capital Equipment Fund IX
	Period Ended December 31,
	2005	2006	2007	2008	March 31, 2009
Months of operations	12	12	12	12	3
Gross revenue—lease and other	$22,079,332	$27,080,742	$24,325,663	$19,779,184	$4,193,372
—gain (loss) on sales of assets	2,131,413	314,164	2,872,855	97,649	287,170

	24,210,745	27,394,906	27,198,518	19,876,833	4,480,542
Less Operating Expenses: (1)
Depreciation and amortization expense	17,678,406	20,596,757	17,333,623	13,301,116	2,508,911
Provision for losses and doubtful accounts	(6,832)	17,856	151,263	352,398	(22,897)
Interest expense	1,605,015	2,508,488	1,910,199	1,089,236	232,419
Cost reimbursements to Managing Member	1,423,207	985,659	1,130,024	625,771	159,328
Legal/Professional fees	403,577	598,323	677,548	314,562	98,848
Other	475,692	1,775,060	1,527,106	1,168,446	330,619
Management fee	1,174,983	1,266,203	1,347,535	901,572	258,062

	22,754,048	27,748,346	24,077,298	17,753,101	3,565,290

Net income (loss)—GAAP basis	$1,456,697	$(353,440)	$3,121,220	$2,123,732	$915,252

Taxable income (loss) from operations	$(4,707,510)	$(7,599,714)	$5,699,330	$4,523,483	$2,000,000 (6)

Cash generated by (used in) operations (2)	$25,600,319	$12,372,370	$18,048,495	$16,068,786	$4,168,976
Cash generated from sales (3)	3,888,087	1,119,760	7,263,620	690,481	735,959
Cash generated from refinancing	—	—	—	—	—
Cash generated from other (4)	3,502,332	2,301,964	2,560,162	2,128,203	845,126

	32,990,738	15,794,094	27,872,277	18,887,470	5,750,061
Less cash distributions to investors:
From operating cash flow	10,853,250	10,849,962	10,849,251	10,849,326	2,712,313
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other

Total distributions	10,853,250	10,849,962	10,849,251	10,849,326	2,712,313

Cash generated (deficiency) after cash distributions	$22,137,488	$4,944,132	$17,023,026	$8,038,144	$3,037,748

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(36.11)	$(58.31)	$43.73	$34.71	$15.35
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
—Investment income	$11.17	$—	$23.95	$16.30	$7.02
—Return of capital	78.84	90.00	66.05	73.70	15.48

	$90.01	$90.00	$90.00	$90.00	$22.50

Sources (on a cash basis)
Sales
Refinancing
Operations	$90.01	$90.00	$90.00	$90.00	$22.50
Other	—	—	—	—	—

Total	$90.01	$90.00	$90.00	$90.00	$22.50

Amount invested in program equipment (cost, excluding acquisition fees)	$158,543,179	$159,282,667	$159,553,699	$159,553,699	$159,917,699
Amount invested in program equipment (book value)	$102,547,180	$80,824,791	$57,592,773	$41,654,801	$38,341,284
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (5)	88.80%	87.51%	76.36%	73.15%	70.93%

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS

March 31, 2009

(Unaudited)

	ATEL Capital Equipment Fund X
	Period Ended December 31,
	2003	2004	2005	2006	2007	2008	March 31, 2009
Months of operations	12	12	12	12	12	12	3
Gross revenue—lease and other	$896,923	$4,969,654	$12,154,273	$16,492,753	$21,990,232	$24,669,794	$7,096,331
—gain (loss) on sales of assets	10,991	—	1,071,790	(1,542)	568,682	1,072,034	11,107

	907,914	4,969,654	13,226,063	16,491,211	22,558,914	25,741,828	7,107,438
Less Operating Expenses: (1)
Depreciation and amortization expense	814,426	3,704,572	8,542,118	12,245,345	17,656,711	21,735,227	5,788,642
Provision for losses and doubtful accounts	—	—	—	194,442	(23,475)	490,485	177,505
Interest expense	8,045	615	—	237,806	1,392,696	2,465,797	700,527
Acquisition expense	891,919	759,909	969,461	1,076,994	688,091	1,411,824	41,863
Cost reimbursements to Managing Member	52,495	352,537	757,715	846,239	1,264,063	960,645	224,526
Legal/Professional fees	56,764	91,488	598,416	1,124,207	976,722	560,501	126,216
Other	74,780	110,451	171,091	145,290	206,434	279,681	46,609
Management fee	48,550	211,761	620,277	775,640	1,145,060	1,262,415	281,282
Outside services	21,219	55,421	100,118	935,916	777,437	138,659	19,053
Taxes on income and franchise fees	32,608	73,439	161,000	182,779	11,284	11,603	501

	2,000,806	5,360,193	11,920,196	17,764,658	24,095,023	29,316,837	7,406,724

Net income (loss)—GAAP basis	$(1,092,892)	$(390,539)	$1,305,867	$(1,273,447)	$(1,536,109)	$(3,575,009)	$(299,286)

Taxable income (loss) from operations	$(760,855)	$(5,025,157)	$(4,201,316)	$(8,163,445)	$(7,608,019)	$(7,393,065)	$(600,000	)(6)

Cash generated by (used in) operations (2)	$526,090	$2,345,839	$10,133,426	$13,369,359	$15,207,031	$19,048,832	$4,680,351
Cash generated from sales (3)	257,206	—	2,051,588	264,183	3,256,614	3,420,383	180,436
Cash generated from refinancing	—	—	—	—	—	—	—
Cash generated from other (4)	98,028	939,305	2,028,792	3,083,208	3,425,407	3,120,538	540,124

	881,324	3,285,144	14,213,806	16,716,750	21,889,052	25,589,753	5,400,911
Less cash distributions to investors:
From operating cash flow	526,090	2,345,839	10,133,426	11,203,246	11,188,315	11,179,516	2,793,979
From sales	257,206	—	482,541	—	—	—	—
From refinancing	—	—	—	—	—	—	—
From other	144,652	3,348,505

Total distributions	927,948	5,694,344	10,615,967	11,203,246	11,188,315	11,179,516	2,793,979

Cash generated (deficiency) after cash distributions	$(46,624)	$(2,409,200)	$3,597,839	$5,513,504	$10,700,737	$14,410,237	$2,606,932

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(31.71)	$(58.69)	$(28.36)	$(53.93)	$(50.31)	$(48.93)	$(3.97)
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
—Investment income	$—	$—	$8.82	$—	$—	$—	$—
—Return of capital	41.80	71.90	68.66	80.01	79.99	79.99	20.00

	$41.80	$71.90	$77.48	$80.01	$79.99	$79.99	$20.00

Sources (on a cash basis)
Sales	$11.58	$—	$3.52	$—	$—	$—	$—
Refinancing
Operations	23.70	29.62	73.96	80.01	79.99	79.99	20.00
Other	6.52	42.28	0.00	0.00	0.00	0.00	0.00

Total	$41.80	$71.90	$77.48	$80.01	$79.99	$79.99	$20.00

Amount invested in program equipment (cost, excluding acquisition fees)	$14,842,434	$42,851,084	$72,963,212	$113,619,060	$135,254,539	$170,944,000	$173,554,175
Amount invested in program equipment (book value)	$13,884,039	$38,042,279	$58,641,893	$86,832,749	$89,668,884	$101,528,438	$96,088,198
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (5)	8.55%	24.69%	40.43%	63.17%	73.55%	90.42%	91.87%

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS

March 31, 2009

(Unaudited)

	ATEL Capital Equipment Fund XI
	Period Ended December 31
	2005	2006	2007	2008	March 31, 2009
Months of operations	12	12	12	12	3
Gross revenue—lease and other	$604,565	$7,061,142	$11,179,319	$12,545,058	$2,858,309
—gain (loss) on sales of assets	—	55,941	215,186	76,424	8,636

	604,565	7,117,083	11,394,505	12,621,482	2,866,945
Less Operating Expenses: (1)
Depreciation and amortization expense	219,754	5,160,659	8,698,372	10,180,940	2,287,052
Provision for losses and doubtful accounts	—	174,402	78,379	405,434	42,471
Interest expense	3,667	127,188	1,106,973	1,297,963	269,209
Acquisition expense	359,651	986,621	878,477	47,908	4,528
Cost reimbursements to Managing Member	74,734	448,508	523,111	498,053	87,107
Legal/Professional fees	112,150	213,137	415,934	265,327	69,302
Other	77,969	259,182	287,506	160,902	31,304
Management fee	19,895	367,978	629,306	647,577	147,922

	867,820	7,737,675	12,618,058	13,504,104	2,938,895

Net income (loss)—GAAP basis	$(263,255)	$(620,592)	$(1,223,553)	$(882,622)	$(71,950)

Taxable income (loss) from operations	$(330,642)	$(4,849,582)	$(5,874,603)	$(2,781,849)	$(250,000	)(6)

Cash generated by (used in) operations (2)	$1,523,982	$6,027,132	$6,396,153	$8,674,869	$2,561,248
Cash generated from sales (3)	—	55,941	2,800,069	1,222,135	161,352
Cash generated from refinancing	—	—	—	—	—
Cash generated from other (4)	262,401	2,021,872	2,745,862	2,314,195	235,570

	1,786,383	8,104,945	11,942,084	12,211,199	2,958,170
Less cash distributions to investors:
From operating cash flow	701,370	4,482,452	4,838,539	4,838,168	1,206,685
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other

Total distributions	701,370	4,482,452	4,838,539	4,838,168	1,206,685

Cash generated (deficiency) after cash distributions	$1,085,013	$3,622,493	$7,103,545	$7,373,031	$1,751,485

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(24.10)	$(89.68)	$(103.87)	$(49.20)	$(4.43)
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
—Investment income	$—	$—	$—	$—	$—
—Return of capital	55.27	89.61	92.49	92.50	23.11

	$55.27	$89.61	$92.49	$92.50	$23.11

Sources (on a cash basis)
Sales
Refinancing
Operations	$55.27	$89.61	$92.49	$92.50	$23.11
Other	—	—	—	—	—

Total	$55.27	$89.61	$92.49	$92.50	$23.11

Amount invested in program equipment (cost, excluding acquisition fees)	$14,970,671	$42,086,103	$62,888,213	$63,432,000	$64,487,239
Amount invested in program equipment (book value)	$14,926,446	$37,190,929	$49,105,796	$39,489,975	$37,143,197
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (5)	23.21%	64.99%	96.34%	97.18%	98.08%

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS

March 31, 2009

(Unaudited)

	ATEL 12
	Period Ended December 31
	2007	2008	March 31, 2009
Months of operations	11	12	3
Gross revenue—lease and other	$—	$770,099	$731,421
—gain (loss) on sales of assets	—	—	—

	—	770,099	731,421
Less Operating Expenses: (1)
Depreciation and amortization expense	—	585,264	639,904
Provision for losses and doubtful accounts	—	—	—
Interest expense	1,407	17,431	24,920
Acquisition expense	—	316,736	254,658
Cost reimbursements to Managing Member and affiliate	4,238	105,148	44,267
Legal/Professional fees	5,272	34,513	25,148
Other	1,438	22,720	2,961
Outside services	190	17,725	4,618
Management fee	—	30,582	31,980

	12,545	1,130,119	1,028,456

Net income (loss)—GAAP basis	$(12,545)	$(360,020)	$(297,035)

Taxable income (loss) from operations	$—	$(1,095,430)	$(600,000	)(6)

Cash generated by (used in) operations (2)	$—	$159,920	$3,044,553
Cash generated from sales (3)	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from other (4)	—	30,939	107,490

	—	190,859	3,152,043
Less cash distributions to investors:
From operating cash flow	—	522,823	349,551
From sales	—	—	—
From refinancing	—	—	—
From other

Total distributions	—	522,823	349,551

Cash generated (deficiency) after cash distributions	$—	$(331,964)	$2,802,492

Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$—	$(143.86)	$(33.36)
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
—Investment income	$—	$—	$—
—Return of capital		74.23	21.01

	$—	$74.23	$21.01

Sources (on a cash basis)
Sales	$—
Refinancing
Operations	—	$74.23	$21.01
Other	—	—	—

Total	$—	$74.23	$21.01

Amount invested in program equipment (cost, excluding acquisition fees)	$—	$7,943,604	$12,670,673
Amount invested in program equipment (book value)	$—	$7,453,704	$11,632,931
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program) (5)	0.00%	62.69%	100.00%

Past performance is not necessarily indicative of future performance.

FOOTNOTES:

(1)	Operating expenses include payroll and administrative cost reimbursements to the General Partner/Managing Member as follows:

	ATEL Capital Equipment Fund IX	ATEL Capital Equipment Fund X	ATEL Capital Equipment Fund XI	ATEL 12
Year ended December 31, 2001	$374,507
2002	344,362
2003	615,809	$52,495
2004	658,265	352,537
2005	910,403	757,715	$74,733
2006	968,732	846,239	448,508
2007	1,111,521	1,264,063	523,111	$4,238
2008	625,771	960,645	498,053	105,148
Through March 31, 2009	159,328	224,526	87,107	44,267

	$5,768,698	$4,458,220	$1,631,512	$153,653

(2)

Cash generated by (used in) operations does not include amortization of unearned income on direct financing leases or notes receivable. In the Funds’ statements of cash flows (under generally accepted accounting principles), these amounts are included as reconciling adjustments in the operating activities section. This adjustment is made so that amounts presented in Table III are consistent for all years presented.

(3)	Cash generated from sales includes proceeds from equipment sales and early termination of notes receivable.
(4)	Cash generated from other includes the principal portion of direct finance leases and notes. Such amounts are included throughout the table under the caption “Other”.
(5)

The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

(6)	Estimated as of March 31, 2009

Past performance is not necessarily indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

March 31, 2009

(Unaudited)

Program name:	ATEL Cash Distribution Fund IV

Dollar amount of equity raised	$75,000,000

Assets purchased	$108,734,880

Date of Closing of Offering	February 3, 1993

Date of first sale of property	August 1, 1993

Date of final sale of property	December 31, 2004

Tax and distribution data per $1,000 limited partner investment through December 31, 2004:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$291.74
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
—Investment income	$334.73
—Return of capital	911.76

1,246.49
Cash available for distribution, reinvested for investors’ accounts	—

Total	$1,246.49

Sources (on a cash basis):
Sales	$268.83
Refinancing
Operations	711.09
Other	266.57

Total	$1,246.49

Past performance is not necessarily indicative of future performance.

TABLE V

ACQUISITION OF PORTFOLIO INVESTMENTS

BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions/Note fundings and Lessees/Borrowers by ATEL Capital Equipment Fund IX, LLC (ACEF 9), ATEL Capital Equipment Fund X (ACEF 10), ATEL Capital Equipment Fund XI (ACEF 11), and ATEL 12, LLC. (ATEL 12). These are the four prior programs sponsored by ATEL Financial Services LLC and its affiliates which had similar investment objectives. Information concerning the prior programs’ Equipment acquisition/Note fundings is current through March 31, 2009.

Leases	Equipment Type	Acquisition Cost (1)
ATEL Capital Equipment Fund IX LLC (ACEF 9)
3M Company	Mitsubishi Laser Machine	$495,000
Arsenal Digital Solutions	Various Computer Hardware	414,936
Ball Corporation	Bulk Boxes & Pallets	1,058,222
Basin Electric Power Co-Op	Walking Drag Line	11,315,397
Bayer Corporation	Api 4000# Mass Spectrometer	1,202,275
Cargill Incorporated	Railroad	5,991,497
Central Illinois Public Svc Co	Ditch Witches W/Trailers	614,893
Colowyo Coal Company L.P.	Mining	3,791,357
CVS Pharmacy, Inc.	Telecommunications	802,870
Daimler Chrysler Corporation	Yale Electric Forklifts	2,033,956
East Midlands Ambulance Svc	Emergency Vehicles	4,863,214
East Of England	Emergency Vehicles	147,714
Ford Motor Company	Batteries & Chargers	4,448,129
Ford Motor Company	Motor Vehicle	8,548,832
GE Aircraft Engines	Aviation	13,644,050
GE Engine Services, Inc.	Small Hole Drilling Machine	234,000
General Electric Company-Plast	Construction Equipment	710,062
General Motors Corporation	Motor Vehicle	2,614,585
General Motors Corporation	Testing Lab Equipment	64,932
General Motors Corporation	Construction Equipment	179,398
General Motors Corporation	Computer Hardware	51,521
IBM Corporation	Scanning Laser System	227,141
International Paper Co.	Motor Vehicle	5,053,707
Johnson Technology, Inc.	Manufacturing/Production Equip	2,571,910
Lockheed Martin Corporation	Avid Editing System & Support Equip	635,150
Mastec North America, Inc.	Construction Equipment	5,364,779
MeadWestvaco Corporation	Trucks, Forklifts, Lumber Equipment	5,888,925
NBC Universal, Inc.	Pc Edit Systems & Inferno System	5,505,664
New Ngc, Inc.	Various Construction Vehicle	7,773,759
Nortel Networks, Inc.	Office Furniture	1,055,141
Peabody Holding Company, Inc.	Joy Continuous Miner & Haulers	5,111,435
Ryder Truck Rental, Inc.	Forklifts & Accessories	1,946,992
Sea Mar Management LLC	“Cape Atlas”Vessel-49% Ownership	1,626,078
Seacor Marine LLC	Crew Boat	11,200,000
Seven Hills Paperboard, LLC	Wheel Loader & Forklifts	136,355
Sony Pictures Entertainment In	Electronics	762,524
Sussex Ambulance Service	Emergency Vehicles	1,719,188
The Sabine Mining Company	Bucyrus Erie Walking Draglines	12,650,961
U.S. Telepacific Corp.	Various Computer Hardware	1,000,000
Union Pacific Railroad Company	Refrigerator Box Cars	7,466,942
UPS Ground Freight, Inc.	Over The Road Tractors	6,071,589
Visteon Corporation	Bulk Storage Silos 12’ Diameter	410,250
Whirlpool Corporation	Fork Trucks, Batteries, Chargers	9,583,275
Williams Distributed Power Ser	Capstone Micro Turbine Systems	696,451

		157,685,056

Past performance is not necessarily indicative of future performance.

Loans	Equipment Type	Acquisition Cost (1)
Arbinet-Thexchange, Inc.	Telecommunications	495,474
Arsenal Digital Solutions	Various Computer Hardware	50,515
ARYx Therapeutics, Inc.	Computer Hardware	289,947
Aspen Aerogels, Inc.	Manufacturing/Production Equip	583,333
Boingo Wireless, Inc.	Computer Hardware & Software	120,471
Cedar Point Communications Inc	Computer Equip & Office Furniture	500,000
Dorado Network Systems Corp	Computer & Office Equip	287,489
Helijet International Inc.	Sikorsky Helicopter (40% Trust)	2,680,000
Infiniroute Networks, Inc.	Computer Equipment	121,141
Insite One, Inc.	Various Computer Equipment	375,000
Lightship Holding, Inc.	Various Telecom System	375,000
Miasole	Various Lab Equipment	25,692
Microfabrica Inc.	Lab Testing Equipment	350,000
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105
On24, Inc.	Computer Equipment	183,725
Photuris, Inc.	Office Equipment	1,000,000
Quick Study Radiology, Inc.	Computer Related Equipment	650,000
Rubicon Technology, Inc.	Lapping And Polishing Machine	300,000
Rubicon Technology, Inc.	Optical Surface Analyzer	200,000
Silicon Access Networks, Inc.	Computer & Office Equip	1,177,022
Silverpop Systems	Computer & Office Equip	179,094
Starcite, Inc.	Various Computer Hardware	175,000
Zeevo, Inc.	Various Computer Hardware/ Lab Equipment	370,430

		12,992,438

		$170,677,494

Leases
ATEL Capital Equipment Fund X LLC (ACEF 10)
A & G Coal Corporation	Caterpillar Wheel Loader	$3,248,020
Aircraft Service International	Nve Millennium Carts and Trucks	3,025,661
Arbinet-Thexchange, Inc.	Telecommunications Equipment	654,526
ARYx Therapeutics, Inc.	Computer Hardware & Software	297,404
Allegheny Tech	Lift Trucks	1,825,609
Alliant Techsystems	Fork Lift	1,143,491
Arsenal Digital Solutions	Various Computer Hardware/ Office Furniture	414,936
Ball Corporation	Tier Sheets	3,883,098
Bayer Corporation	Clark Forklifts	1,002,579
Cargill Incorporated	Railroad	10,990,918
Colowyo Coal Company L.P.	Mining	2,000,000
Conagra Foods	Crane	771,064
Cummins Inc.	Forklifts/Lift Trucks	5,977,727
Daimler Chrysler Corporation	Self-Guided Automation System	2,363,882
Daimler Chrysler Corporation	Forklifts	2,623,942
Ford Motor Company	Motor Vehicle	1,397,852
Ford Motor Company	Batteries	174,331
GE Aircraft Engines	Grinders	6,290,546
Illinois Power Company	Ditch Witch W/Trailer	157,188
International Paper Co.	Motor Vehicle	4,575,149
International Paper Co.	Construction Equipment	9,801,068
IBM Corporation	Digital Analyzer Oscilloscope	928,306
Kaiser Foundation Hospitals	Computer Hardware	1,079,722
Kraft Foods Global, Inc.	Batteries	319,105
Kraft Foods Global, Inc.	Forklift Trucks	919,878
Lafarge North America Inc.	Forklifts & Trackmoblie Railcar Mover	5,367,644
Martin Marietta	Railcars	2,928,524
MeadWestvaco Corporation	Forklifts And Lumber Equipment	12,215,975
Midwest Energy Resources Co.	Cat Track Type Tractor	205,998
New Ngc, Inc.	Tractor, Mining Shovel And Bulldozer	1,862,238
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105

Past performance is not necessarily indicative of future performance.

Leases	Equipment Type	Acquisition Cost (1)
Newell Rubbermaid, Inc.	Caterpillar C4000 Lp Forklifts	4,329,800
Ryder Integrated Logistics	Forklifts	5,988,913
Schenker, Inc.	Forklifts	1,751,250
Solvay Soda Ash Joint Venture	Shearer & Compressors	2,445,894
Sussex Ambulance Service	Motor Vehicles	10,031,933
The Sabine Mining Company	Bucyrus Erie Waling Draglines	12,650,961
Tyson Foods, Inc.	Refrigerated Trailers	2,585,565
Union Pacific Railroad Company	Refrigerator Box Cars	13,086,842
UPS Ground Freight, Inc.	Over The Road Tractors	6,466,833
Wal-Mart Transportation, LLC	Refrigerated Trailers	10,717,532
Washington Group International	Cat Wheel Loader	4,846,808
Western Fuels Association, Inc	110-Ton Coalporter/Coalgon	4,565,000
Whirlpool Corporation	Fork Trucks, Batteries, Chargers	3,137,358

		173,554,175

Loans
Alba Therapeutics Corporation	Senior Term Loan—Blanket	500,000
Adenosine Therapeutics, LLC	Senior Term Loan—Blanket	333,200
Alveolus, Inc.	Senior Term Loan—Blanket	500,000
Altierre Corporation	Senior Term Loan—Blanket	250,000
Arsenal Digital Solutions	Various Computer Hardware/ Office Furniture	50,515
Asempra Technologies, Inc.	Senior Term Loan—Blanket	200,000
Aspen Aerogels, Inc.	Manufacturing/Production Equip	583,333
Axial Biotech, Inc.	Senior Term Loan—Blanket	125,000
Boingo Wireless, Inc.	Computer Hardware & Software	194,743
Cedar Point Communications Inc	Computer Networking Equipment	750,000
Chelsio Communications, Inc.	Various Computer Equip	27,600
Convio, Inc.	Computer Equip & Office Furniture	264,196
Cornice, Inc.	Computer Equipment & Fixtures	195,757
Cymbet Corporation	Thin Film Disposition Equipment	38,439
Danger, Inc.	Computers	433,264
Delivery Agent, Inc.	Senior Term Loan—Blanket	250,000
Doppelganger Studios, Inc.	Computer Equip & Office Furniture	197,617
Dorado Network Systems Corp	Computer Equip & Office Furniture	287,489
Good Technology, Inc.	Computer Hardware	1,500,000
Helijet International Inc.	Sikorsky Helicopters (40% Trust)	2,680,000
Lightship Holding, Inc.	Computer Hardware	375,000
Linden Research, Inc.	Computer & Networking Equipment	324,769
Locus Pharmaceuticals, Inc.	Senior Term Loan—Blanket	500,000
Miasole	Lab & Computer Equipment	132,253
On24, Inc.	Computer Equip & Office Furniture	779,214
Openpages, Inc.	Computer & Office Equip, Furniture	583,333
Razz, Inc.	Senior Term Loan—Blanket	123,750
Renal Solutions, Inc.	Senior Term Loan	500,000
Revver, Inc.	Senior Term Loan—Blanket	1,200,000
Silverpop Systems, Inc.	Computer & Network Equipment	349,645
Sling Media	Computers & Network Equipment	293,868
Solaria Corporation	Manufacturing Equipment	367,015
Starcite, Inc.	Computer Equip & Office Furniture	175,000
Technorati, Inc.	Computer Equip & Office Furniture	492,587

		15,557,587

		$189,111,762

Past performance is not necessarily indicative of future performance.

Leases	Equipment Type	Acquisition Cost (1)
ATEL Capital Equipment Fund XI LLC (ACEF 11)
Aircraft Services International	Deicer Trucks	$1,657,669
Allegheny Tech	Lift Trucks	798,023
Allegheny Tech	Truck Crane	142,989
Alliant Techsystems	Fork Lift	1,320,178
Bayer Corporation	Automated Varian Nmr System	724,571
Central Illinois Public Svc Co	Ditch Witches W/Trailers	343,715
Daimler Chrysler Corporation	Forklift, Tractor, Battery And Charger	3,141,964
East Midlands Ambulance Svc	Emergency Vehicles	4,552,783
East Of England	Ford Focus Rv Vehicles	413,922
International Paper Co.	Motor Vehicle	6,194,917
International Paper Co.	Logging Equipment	2,685,628
Lyondell Chemical Company	Tank Barge	1,414,911
MeadWestvaco Corporation	Hyster Lift Trucks W/ Clamps	1,034,111
New Ngc, Inc.	Caterpillar and Yale Lift Trucks	6,129,911
Ryder Integrated Logistics Inc	Forklifts/Pickers/Reach Trucks/ Sweep Trucks	2,784,110
Tin, Inc. Dba Temple-Inland	Peterson Portable Recycler	643,105
Tyson Foods, Inc.	Refrigerated Trailers	2,571,420
Union Pacific Railroad Company	Refrigerator Box Cars	11,924,442
UPS Ground Freight, Inc.	Over The Road Tractors	3,078,146
Verso Paper Holdings, LLC	Construction	1,060,681
Washington Group International	Haul Trucks	8,609,840
Whirlpool Corporation	Forklifts, Batteries, Chargers	3,260,203

		64,487,239

Loans
Alba Therapeutics Corporation	Senior Term Loan—Blanket	500,000
Adenosine Therapeutics, LLC	Senior Term Loan—Blanket	333,200
Altierre Corporation	Senior Term Loan—Blanket	125,000
Alveolus, Inc.	Senior Term Loan—Blanket	500,000
Arsenal Digital Solutions	Various Computer Equipment	1,015,693
Asempra Tech	Senior Term Loan—Blanket	200,000
Axial Biotech, Inc.	Senior Term Loan—Blanket	125,000
Axogen Corporation	Senior Term Loan—Blanket	125,000
Boingo Wireless, Inc.	Various Computer Equipment	123,802
Chelsio Communications, Inc.	Various Computer Equip	27,600
Convio, Inc.	Computer Equip & Office Furniture	314,852
Cornice, Inc.	Computer Equipment & Fixtures	195,757
Cymbet Corporation	Thin Film Deposition Equipment	504,213
Danger Inc.	Computer & Network Equipment	433,264
Delivery Agent, Inc.	Senior Term Loan—Blanket	125,000
Good Technology, Inc.	Computer Equipment & Fixtures	1,500,000
Linden Research Inc.	Computer Equipment & Fixtures	324,769
Locus Pharmaceuticals, Inc.	Senior Term Loan—Blanket	750,000
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105
On24, Inc.	Various Computer Equipment	62,353
Openpages, Inc.	Computer & Office Equip, Furniture	237,345
Razz, Inc.	Senior Term Loan—Blanket	123,750

Past performance is not necessarily indicative of future performance.

Loans	Equipment Type	Acquisition Cost (1)
Renal Solutions, Inc.	Senior Term Loan	500,000
Reply Inc!	Senior Term Loan—Blanket	1,000,000
Revver, Inc.	Senior Term Loan—Blanket	1,779,178
Silverpop Systems, Inc.	Computer & Network Equipment	170,551
Sling Media	Computer & Network Equipment	293,868
Solaria Corporation	Manufacturing Equipment	367,015
Technorati, Inc.	Computer Equip & Office Furniture	835,819

		15,096,134

		$79,583,373

Leases
ATEL 12, LLC (ATEL 12)
Anadarko Petroleum Corporation	John Deere Motor Grader	$248,919
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094
GE Aircraft Engines	Forklifts, Truck	160,207
IBM Corporation	Ultraflex Test Systems /digital Analyzers	3,962,950
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367
Newell Rubbermaid, Inc.	Lift Trucks / Batteries/ Sweeper Package	1,506,868
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739
Ryder Integrated Logistics, Inc.	Pallet, lift Trucks /Sweeper Package	1,224,969
Wal-Mart Transportation, LLC	6-Gt.Danes/8-Refridge Trailers	971,861

		12,670,673

Loans
Altierre Corporation	Senior Term Loan—Blanket	125,000
Axial Biotech, Inc.	Senior Term Loan—Blanket	250,000
Axogen Corporation	Senior Term Loan—Blanket	250,000
Delivery Agent, Inc.	Senior Term Loan—Blanket	125,000
Novavision Inc.	Senior Term Loan—Blanket	750,000

		1,500,000

		$14,170,673

		$453,543,302

TABLE V

ACQUISITION OF EQUIPMENT AND NOTES RECEIVABLE FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

Past performance is not necessarily indicative of future performance.

TABLE VI

SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS

ATEL Capital Equipment Fund IX, LLC (ACEF 9), ATEL Capital Equipment Fund X, LLC (ACEF 10) and ATEL Capital Equipment Fund XI, LLC (ACEF 11), have disposed of equipment in their portfolios as of March 31, 2009. ATEL 12, LLC has not had any dispositions through March 31, 2009. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

Leases	Type of Equipment	Equipment Acquisition Cost (1)	Sale Price & Other (2)	Note Payments Received (3)
ATEL Capital Equipment Fund IX LLC (ACEF 9)
Arbinet-Thexchange, Inc.	Telecommunications	$495,474	$286,856	$365,216
Arsenal Digital Solutions	Computers	414,936	37,199	490,319
Bayer Corporation	Material Handling	10,354	3,500	10,063
Bayer Corporation	Research	19,900	2,000	25,905
Cargill Incorporated	Railroad	130,508	94,571	48,789
Colowyo Coal Company L.P.	Mining	3,791,357	2,694,237	2,495,519
CVS Pharmacy, Inc.	Telecommunications	269,153	74,670	404,188
CVS Pharmacy, Inc.	Telecommunications	402,658	93,171	153,893
CVS Pharmacy, Inc.	Material Handling	131,059	12,600	407,095
Ford Motor Company	Motor Vehicle	2,536,111	41,050	3,125,371
Ford Motor Company	Material Handling	1,606,417	14	1,600,257
GE Aircraft Engines	Manufacturing	814,100	763,626	232,490
GE Aircraft Engines	Manufacturing	814,100	763,626	221,419
GE Aircraft Engines	Manufacturing	506,871	493,185	100,361
GE Aircraft Engines	Manufacturing	746,775	765,892	59,145
GE Aircraft Engines	Manufacturing	746,775	707,196	197,149
GE Aircraft Engines	Manufacturing	746,775	707,196	197,149
GE Aircraft Engines	Manufacturing	746,775	707,196	197,149
GE Aircraft Engines	Manufacturing	4,958,400	3,413,058	4,829,553
GE Engine Services, Inc.	Small Hole Drilling Machine	234,000	129,000	236,216
General Electric Company-Plast	Manufacturing	260,000	42,000	217,583
General Electric Company-Plast	Manufacturing	168,012	83,551	159,627
General Motors Corporation	Material Handling	4,753	3,048	3,985
General Motors Corporation	Material Handling	23,467	10,000	59,563
General Motors Corporation	Computers	51,521	8,000	53,096
General Motors Corporation	Material Handling	72,722	12,450	69,486
General Motors Corporation	Material Handling	25,639	2,000	25,906
General Motors Corporation	Material Handling	516,312	69,550	576,313
General Motors Corporation	Material Handling	58,481	5,740	73,234
General Motors Corporation	Material Handling	24,215	3,500	32,922
General Motors Corporation	Material Handling	10,102	725	11,606
General Motors Corporation	Material Handling	195,194	113,000	242,844
International Paper Inc.	Material Handling	43,675	18,305	58,744

Past performance is not necessarily indicative of future performance.

Leases	Type of Equipment	Equipment Acquisition Cost (1)	Sale Price & Other (2)	Note Payments Received (3)
Johnson Technology, Inc.	Manufacturing/Production Equip	423,910	250,145	456,200
Lockheed Martin Corporation	Computers	32,665	7,000	28,841
Lockheed Martin Corporation	Electronics	12,615	3,000	11,138
Mastec North America, Inc.	Construction	89,370	35,748	56,281
Mastec North America, Inc.	Construction	245,233	95,000	247,139
Mastec North America, Inc.	Construction	148,950	90,000	160,802
MeadWestvaco Corporation	Material Handling	128,762	24,000	136,390
MeadWestvaco Corporation	Material Handling	72,089	2,000	79,693
NBC Universal, Inc.	Computers	3,491,458	747,375	3,055,824
NBC Universal, Inc.	Computers	35,310	8,000	34,372
NBC Universal, Inc.	Computers	13,307	2,500	12,156
New Ngc, Inc.	Construction	662,273	340,000	741,832
New Ngc, Inc.	Construction	534,989	341,500	908,068
New Ngc, Inc.	Construction	1,097,173	522,000	993,647
New Ngc, Inc.	Construction	524,399	281,400	485,452
New Ngc, Inc.	Construction	1,141,870	676,739	990,001
New Ngc, Inc.	Manufacturing	69,909	23,000	74,502
New Ngc, Inc.	Construction	264,240	55,000	256,810
Nortel Networks, Inc.	Furniture & Fixtures	22,263	11,969	20,489
Nortel Networks, Inc.	Furniture & Fixtures	73,865	43,006	54,106
Nortel Networks, Inc.	Furniture & Fixtures	52,245	30,418	38,270
Nortel Networks, Inc.	Furniture & Fixtures	670,752	408,032	550,788
Nortel Networks, Inc.	Furniture & Fixtures	236,017	59,004	249,500
Peabody Holding Company, Inc.	Batteries & watering systems	5,111,435	1,560,000	5,194,028
Ryder Integrated Logistics Inc.	Material Handling	533,781	188,040	447,221
Ryder Integrated Logistics Inc.	Material Handling	56,604	15,500	45,548
Ryder Integrated Logistics Inc.	Material Handling	28,278	8,500	21,319
Ryder Integrated Logistics Inc.	Material Handling	56,556	16,600	42,638
Sony Pictures Entertainment In	Electronics	762,524	749,408	101,046
Union Pacific Railroad Company	Refrigerator Box Cars	28,177	24,850	29,868
U.S. Telepacific Corp.	Computers	345,944	25,946	374,256
U.S. Telepacific Corp.	Computers	452,765	33,957	489,252
U.S. Telepacific Corp.	Computers	146,507	10,988	158,260
U.S. Telepacific Corp.	Computers	54,784	4,109	59,174
Whirlpool Corporation	Fork Trucks, Batteries, Chargers	736,235	145,500	589,824
Whirlpool Corporation	Material Handling	57,302	11,000	64,739
Whirlpool Corporation	Material Handling	18,078	3,500	14,949
Whirlpool Corporation	Material Handling	18,078	3,500	14,949
Whirlpool Corporation	Material Handling	328,316	100,740	484,599
Whirlpool Corporation	Material Handling	279,295	82,000	306,984
Whirlpool Corporation	Material Handling	348,348	107,140	384,819
Williams Distributed Power Ser	Electrical Generation	696,447	235,361	640,819

		41,679,709	19,545,187	36,088,748

Past performance is not necessarily indicative of future performance.

Loans	Type of Equipment	Equipment Acquisition Cost (1)	Sale Price & Other (2)	Note Payments Received (3)
Arsenal Digital Solutions	Computers	50,515	—	61,114
ARYx Therapeutics, Inc.	Research	174,668	28,236	137,589
ARYx Therapeutics, Inc.	Research	115,279	—	130,391
Aspen Aerogels, Inc.	Manufacturing/Production Equip	583,333	—	126,386
Boingo Wireless, Inc.	Computer Hardware & Software	120,471	—	140,083
Cedar Point Communications Inc.	Computer Equip & Office Furniture	500,000	—	574,555
Dorado Network Systems Corp.	Furniture & Fixtures	87,430	—	97,562
Dorado Network Systems Corp.	Computers	89,066	—	102,284
Dorado Network Systems Corp.	Computers	48,084	—	53,642
Dorado Network Systems Corp.	Computers	62,910	—	71,386
Infiniroute Networks, Inc.	Computers	41,135	—	47,356
Infiniroute Networks, Inc.	Computers	80,006	—	92,105
Insite One, Inc.	Computers	375,000	—	456,775
Lightship Holding, Inc.	Computers	375,000	214,388	180,999
Miasole	Research	25,692	—	28,769
Microfabrica Inc.	Research	303,804	—	361,510
Microfabrica Inc.	Computers	46,196	—	54,971
On24, Inc.	Computer Equipment	183,725	—	222,754
Photuris, Inc.	Computers/Furniture & Fixtures	1,000,000	—	187,475
Quick Study Radiology, Inc.	Computers	629,080	—	70,394
Quick Study Radiology, Inc.	Computers	20,920	19,479	3,121
Rubicon Technology, Inc.	Manufacturing	300,000	—	336,300
Rubicon Technology, Inc.	Manufacturing	200,000	—	234,160
Silicon Access Networks, Inc.	Computers	114,304	6,413	124,180
Silicon Access Networks, Inc.	Research	883,623	44,109	996,727
Silverpop Systems, Inc.	Computers	116,986	—	100,960
Silverpop Systems, Inc.	Computers	62,109	—	70,796
Starcite, Inc.	Computers	175,000	—	199,921
Zeevo, Inc.	Computers	69,443	—	84,610
Zeevo, Inc.	Computers	99,421	—	121,135
Zeevo, Inc.	Research	53,583	5,358	65,285
Zeevo, Inc.	Research	96,457	9,646	117,523
Zeevo, Inc.	Research	51,524	9,953	48,022

		7,134,764	337,582	5,700,840

		$48,814,473	$19,882,769	$41,789,588

Past performance is not necessarily indicative of future performance.

Leases	Type of Equipment	Equipment Acquisition Cost (1)	Sale Price & Other (2)	Note Payments Received (3)
ATEL Capital Equipment Fund X LLC (ACEF 10)
Arbinet-Thexchange, Inc.	Telecommunications	$654,526	$397,586	$461,477
Arsenal Digital Solutions	Computers	414,936	37,199	490,319
ARYx Therapeutics, Inc.	Research	182,125	15,870	157,610
ARYx Therapeutics, Inc.	Computers	115,279	5,764	130,391
Ball Corporation	Material Handling	3,833,143	1,164,930	4,043,606
Cargill Incorporated	Railroad	221,275	185,338	63,868
Colowyo Coal Company L.P.	Mining	2,000,000	1,421,252	1,316,425
GE Aircraft Engines	Manufacturing	1,747,399	1,151,120	1,118,196
GE Aircraft Engines	Manufacturing	120,155	124,214	1,693
Lafarge North America Inc.	Material Handling	1,852,957	558,000	1,513,953
Lafarge North America Inc.	Material Handling	58,594	14,500	50,616
Lafarge North America Inc.	Material Handling	58,594	14,500	58,841
Kaiser Foundation Hospitals	Computers	940,946	152,713	904,407
Kaiser Foundation Hospitals	Computers	105,488	2,452	102,902
Kaiser Foundation Hospitals	Computers	33,288	774	32,081
Union Pacific Railroad Company	Railroad	173,000	173,000	—
Washington Group International	Construction	1,528,902	1,035,220	967,619
Wal-Mart Transportation, LLC	Trucks And Trailers	69,311	65,583	8,639

		14,109,918	6,520,015	11,422,643

Past performance is not necessarily indicative of future performance.

Loans	Type of Equipment	Equipment Acquisition Cost (1)	Sale Price & Other (2)	Note Payments Received (3)
Adenosine Therapeutics, LLC	Senior Term Loan - Blanket	333,200	281,385	95,070
Alba Therapeutics Corporation	Senior Term Loan - Blanket	500,000	183,742	385,576
Alveolus, Inc.	Senior Term Loan - Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan - Blanket	125,000	83,703	56,179
Arsenal Digital Solutions	Computers	50,515	—	61,115
Aspen Aerogels, Inc.	Manufacturing Production equipment	583,333	—	809,201
Boingo Wireless, Inc.	Computer Networking Equipment	194,743	—	223,640
Cedar Point Communications Inc	Computer Networking Equipment	750,000	—	908,854
Chelsio Communications, Inc.	Computer Networking Equipment	27,600	—	31,540
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	70,365
Cymbet Corporation	Thin Film Deposition Equipment	38,439	—	46,792
Danger, Inc.	Senior Term Loan - Blanket	433,264	279,889	226,123
Doppelganger Studios, Inc.	Computers	31,922	267	35,912
Doppelganger Studios, Inc.	Computers	165,695	619	187,327
Dorado Network Systems Corp.	Furniture & Fixtures	87,430	—	97,562
Dorado Network Systems Corp.	Computers	89,066	—	102,284
Dorado Network Systems Corp.	Computers	48,084	—	53,642
Dorado Network Systems Corp.	Computers	62,910	—	71,386
Good Technology, Inc.	Computers	1,500,000	1,191,450	547,677
Lightship Holding, Inc.	Computers	375,000	214,388	212,059
Locus Pharmaceuticals, Inc.	Senior Term Loan - Blanket	500,000	—	589,421
Miasole	Research	132,253	—	149,113
On24, Inc.	Computers	444,509	—	544,793
Openpages, Inc.	Various Computer Equipment	583,333	—	702,261
Razz, Inc.	Senior Term Loan - Blanket	62,160	19,452	52,962
Razz, Inc.	Senior Term Loan - Blanket	61,590	—	32,106
Renal Solutions, Inc.	Senior Term Loan - Blanket	500,000	162,675	447,296
Revver, Inc.	Senior Term Loan - Blanket	450,360	347,951	393,184
Silverpop Systems, Inc.	Computers	349,645	87,188	320,630
Starcite, Inc.	Computers	175,000	—	199,921
Technorati, Inc.	Various Computer Equipment	321,617	—	373,601

		9,547,425	2,868,618	8,464,179

		$23,657,343	$9,388,633	$19,886,821

Leases
ATEL Capital Equipment Fund XI LLC (ACEF 11)
MeadWestvaco Corporation	Material Handling	$66,009	$15,500	$64,323
Ryder Integrated Logistics Inc.	Material Handling	33,832	5,000	32,644
Ryder Integrated Logistics Inc.	Material Handling	56,140	17,000	84,649
Union Pacific Railroad Company	Railroad	201,450	246,192	6,639
International Paper Co.	Caterpillar wheel loader	184,040	165,599	159,081

Past performance is not necessarily indicative of future performance.

Leases	Type of Equipment	Equipment Acquisition Cost (1)	Sale Price & Other (2)	Note Payments Received (3)
Verso Paper Holdings, LLC	Tanguay log loader	375,912	305,767	189,452
Whirlpool Corporation	Material Handling	321,318	38,000	344,040

		1,238,701	793,058	880,828

Loans
Adenosine Therapeutics, LLC	Senior Term Loan - Blanket	333,200	263,141	95,070
Alba Therapeutics Corporation	Senior Term Loan - Blanket	500,000	180,488	594,576
Arsenal Digital Solutions	Computer Hardware & Software	1,015,693	390,090	1,249,170
Alveolus, Inc.	Senior Term Loan - Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan - Blanket	125,000	83,703	56,179
Cymbet Corporation	Thin Film Deposition Equipment	504,213	—	611,441
Danger, Inc.	Computers & Networking Equipment	433,264	261,776	517,316
Locus Pharmaceuticals, Inc.	Senior Term Loan - Blanket	750,000	—	884,132
On24, Inc.	Computer Equipment	62,353	—	76,709
Openpages, Inc.	Various Computer Equipment	237,345	—	285,493
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	49,689
Good Technology, Inc.	Computer Equip & Office Furniture	1,500,000	1,191,450	398,311
Renal Solutions, Inc.	Senior Term Loan	500,000	162,673	431,899
Revver, Inc.	Senior Term Loan - Blanket	452,358	347,951	148,217
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	87,188	201,404
Razz, Inc.	Senior Term Loan - Blanket	62,160	19,453	73,332
Razz, Inc.	Senior Term Loan - Blanket	61,590	—	32,106
Technorati, Inc.	Computer Equip & Office Furniture	664,851	—	772,927

		7,943,335	3,003,822	6,914,558

		$9,182,036	$3,796,880	$7,795,386

		$81,653,852	$33,068,282	$69,471,795

TABLE VI

SALES OR DISPOSALS OF EQUIPMENT BY PRIOR PROGRAMS FOOTNOTES

(1)

“Acquisition Cost” is the actual cost of the item of equipment or the principal amount of the note secured by equipment, including Acquisition Fees and any other expenditures incurred by the prior program in the acquistion of the investment.

(2)

“Sale or Disposition Proceeds” is the actual cash proceeds received upon the sale, early termination or casualty of the equipment on lease termination, or upon final liquidation of a note, net of any direct out-of pocket closing costs incurred by the prior program in connection with such sale or other disposition.

(3)

“Payments Received” are the gross amounts of lease rents or installments of principal and interest on notes received during the holding period for the investment, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.

Past performance is not necessarily indicative of future performance.

EXHIBIT B

ATEL 14, LLC

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

April 29, 2009

ATEL 14, LLC

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

B-ii

B-iii

B-iv

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF ATEL 14, LLC

THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) is entered into as of the 29th day of April, 2009, by ATEL Associates 14, LLC, a California limited liability company, as the Managing Member (the “Manager”), and ATEL Capital Group as the initial Member, whereby the parties together agreed to form a limited liability company pursuant to the California Limited Liability Company Act.

1.	NAME AND PRINCIPAL PLACE OF BUSINESS

The name of the Fund shall be ATEL 14, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund’s principal place of business shall be 600 California Street, 6th Floor, San Francisco, California 94108, or such other place or places in the State of California as the Manager may hereafter determine.

2.	DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance if any, in such Member’s Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

“Asset Management Fee Limit” means the limit on the Asset Management Fee calculated pursuant to Section 8.3 of this Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Member nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“California Act” or “California Limited Liability Company Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7.

“Carried Interest” shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as Manager, pursuant to Sections 10.4 and 10.5 of this Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash from Operations” shall mean the excess of Gross Operating Revenues over cash disbursements (including the Asset Management Fee, debt service and amounts reinvested by the Fund in Portfolio Assets in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of Portfolio Assets, including cash maintained according to the provisions of Section 9.4.

“Cash from Sales or Refinancing” shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any assets held by the Fund (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Portfolio Assets through casualty) after payment of all expenses and liabilities related to the transaction; provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than                 , 2011 (a date two years from the date of this Prospectus). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Portfolio Assets to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean the limited liability company created under this Agreement.

“Fund Minimum Gain” shall have the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(d)(1).

“Gross Income” shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

“Gross Proceeds” shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

“Gross Operating Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all lease and other financing revenues and all debt service payments, but excluding security deposits paid by lessees and revenues from the sale, refinancing, or other disposition of Portfolio Assets.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Independent Expert” shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Portfolio Assets acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Leasing Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial lease of Portfolio Assets acquired by the Fund.

“Manager” or “Managing Member” shall mean ATEL Associates 14, LLC, a California limited liability company, or any other Person or Persons which succeed it in such capacity.

“Members” shall mean the Manager, the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a “Member” shall refer to any one of them.

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Sections 1.704-2(i)(2).

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund (including the Fund’s share of income or loss of any partnership, venture or other entity which owns a particular item of Portfolio Assets), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Nonrecourse Deductions” shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

“Nonrecourse Liability” means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

“Operating Agreement” or “Agreement” shall mean this Amended and Restated Limited Liability Company Operating Agreement of ATEL 14, LLC, as it may be amended from time to time.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Portfolio Assets.

“Original Invested Capital” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Portfolio Assets” shall mean the personal and real property, as well as tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other contract rights.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase or sale of a particular item of Portfolio Assets, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending on a date six calendar years after the Final Closing Date occurs.

“Related Person” means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the Members voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent Portfolio Assets manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, Portfolio Assets representing 66 2/3% or more of the net book value of all Portfolio Assets as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 (regardless of discounted commissions) and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.	BUSINESS AND PURPOSE

The primary purpose of the Fund is to purchase, own, lease and sell various types of Portfolio Assets pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Portfolio Assets to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund’s best interest. The Fund’s investment objectives shall be those set forth in the Prospectus, including all limitations on investment in specific types of Portfolio Assets set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.	TERM

The Fund commenced as of the 1st day of April, 2009 and shall continue until the 31st day of December, 2030, unless previously terminated in accordance with the provisions of this Agreement.

5.	MANAGER

The Manager has contributed $100 in cash to the Fund and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6.	INITIAL AND ADDITIONAL MEMBERS

6.1 Initial Member. ATEL Capital Group, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

6.2 Additional Members. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 500 or more Units, (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under “Plan of Distribution”), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the Manager of a special power of attorney, the form, style and content of which are more fully described herein, and (iv) the Manager accepts such Person as a Member in the Fund.

6.4 Admission as a Member. Each Person who subscribes for Units under Section 6.2 shall be admitted to the Fund promptly after the Manager’s acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

6.6 Escrow. All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber’s Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

6.7 Capital Account. An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Original Invested Capital of such Member, increased by (i) any additional contributions to capital and (ii) such Member’s share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member’s share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor’s Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.	LIABILITY AND STATUS OF MEMBERS

Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.	COMPENSATION TO THE MANAGER AND/OR AFFILIATES

8.1 General Limitation. The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will hold the Carried Interest and be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

8.2 Asset Management Fee. The Fund will pay the Manager an annual Asset Management Fee in an amount equal to 4% of Gross Operating Revenues and Cash From Sale or Refinancing as compensation for the Manager’s services in supervising management of the Fund’s Portfolio Assets and its operations. The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent that it, together with the Carried Interest, would otherwise exceed the Asset Management Fee Limit. Any such reduction in the Asset Management Fee would be deferred until any subsequent period during which it could be paid without exceeding the Asset Management Fee Limit.

8.3 Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund’s term by calculating the maximum amount of fees that would be payable to the Manager from the Initial Closing Date through the end of the year in question under Article IV, Sections C through G of the North American Securities Administrators Association Statement of Policy on Equipment Programs in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (the “NASAA Guidelines”). For purposes of the application of the NASAA Guidelines, all Portfolio Assets will be deemed “Equipment” as defined in the NASAA Guidelines. To the extent that the total amount paid to the Manager through the end of such year as the Asset Management Fee and the Carried Interest would cause the total compensation to exceed the aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines through the end of that year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees that would have been payable under the NASAA Guidelines. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment. Under Section 15.7, a separate calculation of the Fund’s Investment in Equipment will be performed first upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Portfolio Assets and establishment of final levels of permanent portfolio debt encumbering such Portfolio Assets, and applied to the then current and all prior years, and then such calculation will be performed annually as of the end of each fiscal year thereafter and applied to the immediately preceding fiscal year. To the extent required under the provisions of Section 15.7, the maximum amount of fees payable under the NASAA Guidelines will be adjusted as provided therein.

8.4 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person’s gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

8.5 Payment of Fees on Removal. Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

8.6 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.	FUND EXPENSES AND RESERVES

9.1 Reimbursement of Manager. Except as set forth in this Article 9, all of the Fund’s expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location.

9.2 Limitation on Reimbursement. The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, “Controlling Person” shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

9.2.5 All other expenses which are unrelated to the business of the Fund.

9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Portfolio Assets and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) Front End Fees, subject to the limitation set forth in Section 15.7 requiring a minimum Investment in Equipment, and other fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, lease brokers, insurance brokers and other agents, (vi) expenses in connection with the ownership and operation of the Portfolio Assets, (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Portfolio Assets, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping services and equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers.

9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each Portfolio Asset, any cash reserve which was specifically allocated to that Portfolio Asset need not be maintained thereafter, but may be applied as reserves for other Portfolio Assets. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Operating Revenues.

10.	ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the Manager and 1% to the initial Holders.

10.2 Allocation of Net Income and Net Loss After Initial Closing Date.

10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 92.5% to the Holders and 7.5% to the Manager.

10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund’s payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

10.3 Special Allocations

10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:

(i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

(ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund’s income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This

Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member’s Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

(vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

(vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Portfolio Assets for any year in which the sale or disposition of any item of Portfolio Assets occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

(viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

(ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members’ Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

(x) Except as otherwise provided herein, Nonrecourse Deductions shall be allocated 92.5% to the Holders and 7.5% to the Manager.

(xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

10.4 Distribution of Cash From Operations. Cash from Operations shall be distributed 92.5% to the Holders and 7.5% to the Manager.

10.5 Distribution of Cash From Sales or Refinancing. Cash from Sales or Refinancing shall be distributed 92.5% to the Holders and 7.5% to the Manager.

Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

10.6 Distributions of Cash from Reserve Account. Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

10.7 Determination of Amounts to be Distributed. The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Portfolio Assets during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Portfolio Assets, but will distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

10.7.1 Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of

(a) a rate of return on their original capital contribution equal to 2.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 9% per annum and a maximum of 10% per annum), or

(b) 90% of the total amount of cash available for distributions; and

10.7.2 For each quarter during the balance of the Reinvestment Period, an amount equal to 9% per annum on their original capital contribution.

10.7.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

10.8 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

10.9 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses, including fees and compensation payable to the Manager and its Affiliates, and to maintenance and repair of Portfolio Assets.

10.10 Allocation to Manager. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

10.11 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, Gross Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding for the investment of such proceeds were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Portfolio Assets, regardless of whether any such payment is actually made.

10.12 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

10.13 Withholding Taxes.

10.13.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state, country or other jurisdiction imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing, as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

10.13.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.	ASSIGNMENT OF FUND INTERESTS

11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

11.1.2 the assignee is not a minor or an incompetent;

11.1.3 the transfer or assignment does not violate federal or state securities laws;

11.1.4 the transferor or the assignee does not hold Units representing Original Invested Capital of less than $5,000;

11.1.5 such assignee is a Citizen of the United States;

11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed “plan assets” for ERISA purposes;

11.1.7 such assignment or transfer does not constitute a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise cause any potential adverse effect on the tax status of the Fund or the tax consequences applicable to the Fund; and

11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and is in all other respects satisfactory in form and substance to the Manager.

11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

11.5 Misrepresentation and Forfeit. Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund’s offering or any Assignee, Assignee of Record or substituted Member (i) misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, or (ii) such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, then, if the Manager reasonably deems that the Fund will fail certain citizenship requirements with respect to its Portfolio Assets, or that such Holder’s status may cause the Funds assets to be deemed “plan assets” under ERISA, then the Holder of such Units may be required to forfeit such Units to the Fund and no longer be entitled to receive cash Distributions or allocations of the Fund or Fund reports and will no longer have voting privileges as a Holder of Units, although such Holder may realize proceeds upon the transfer of his Units to a person whose status does not conflict with the Fund’s restrictions on Unit ownership, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units as an Assignee, Assignee of Record or substituted Member, as the case may be.

12.	SUBSTITUTED MEMBERS

12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 500 Units shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor’s interest as a substituted Member.

12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

12.1.5 The transfer and substitution complies with the provisions of Section 11.1 and 11.3 of this Agreement.

12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

12.3 Amendment of Agreement. The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.	REPURCHASE OF FUND INTERESTS

13.1 In the event a Holder ceases to be a United States Citizen for any reason whatsoever, he may be required, in the Manager’s discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right, but not the obligation, to purchase such Units at a price equal to 100% of the Holder’s Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. If the Fund is unable, or for any reason it is not in the Fund’s best interests, to redeem such Units, such failure to redeem will not affect the forfeit of rights set forth in Section 11.5 by those Holders who have misrepresented their status or failed to maintain such status. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS.

13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase.

13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them, except with respect to a pro rata repurchase pursuant to an offer available to all Holders on the same terms and conditions.

14.	BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

14.1 Books of Account and Records. The Manager shall, for income tax purposes, keep adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. The Fund’s books will be maintained on the accrual basis.

14.1.1 Such books of account and records shall include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

(ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of this Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys’ fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member’s interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Members under federal law or the laws of any state. Furthermore, the Manager may defer the provision of such information unless and until the Manager reasonably determines that any such representations by the requesting party are in true and made in good faith.

14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a “year of the Fund” are to such an annual accounting period, and all references to a Fund “quarter” shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

14.2 Audited Annual Financial Statements. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash from Operations” is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

14.3 Other Annual Reporting. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include for each of the Portfolio Assets which individually represents at least 10% of the Fund’s total investment in Portfolio Assets as of the date of final investment of the Net Proceeds, a status report to indicate: (a) the condition of the Portfolio Asset, (b) how the Portfolio Asset is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of any lease of the Portfolio Asset, (d) the projected use of Portfolio Asset for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Portfolio Asset as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

14.4 Quarterly Reports. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

14.5 Unaudited Quarterly Financial Statements. The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of cash flows for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 45 days after the close of the quarterly period covered by the report of the Fund.

14.6 Other Quarterly Reports. The Manager shall have prepared, at Fund expense, after the end of each quarter in which Portfolio Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such Portfolio Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 45 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

14.7 Tax Returns. The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

14.8 Governmental Reports. The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

14.9 Maintenance of Suitability Records. The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.	RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

15.1 Services of the Manager. The Manager shall be responsible for providing the following services to the Fund:

15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund’s agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Portfolio Assets management and investor, accounting and legal services, and services relating to Distributions and reporting by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Portfolio Assets (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Portfolio Assets and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all cash and other assets of the Fund, whether or not in the Manager’s immediate possession or control; and (vii) making all decisions as to accounting matters; and

15.1.3 Approval of the terms of the sale or other disposition of Portfolio Assets, including establishing the terms for and arranging any such transaction.

15.2 Authority of the Manager. The conduct of the Fund’s business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

15.2.1 To acquire, lease, sell, hold and dispose of Portfolio Assets, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Portfolio Assets, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund.

15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers, real estate, equipment and lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or its Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

15.2.6 To open accounts and deposit and maintain cash and assets in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund’s cash and other assets shall not be commingled with the assets of any other Person;

15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

15.2.8 To select as the Fund’s accounting year a calendar year or such fiscal year as approved by the Service;

15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require satisfaction of any such liability prior to satisfaction of obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Portfolio Assets and to make Distributions;

15.2.15 To purchase Portfolio Assets in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Portfolio Assets or completion of manufacture of the Portfolio Asset, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Portfolio Asset is purchased by the Fund for a purchase price no greater than the cost of such Portfolio Asset to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Portfolio Asset at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Portfolio Assets so acquired shall be treated as belonging to the Fund; and, in order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, to cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an Affiliate, all of the following conditions have been met: (vi) the Fund has obtained, at its cost, two independent appraisals of the fair market value of the Portfolio Assets to be sold; (vii) the sales price of the Portfolio Assets is at least equal to the average of the two appraised values; (viii) the original cost of the Portfolio Assets sold pursuant to this provision does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund; (ix) such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and (x) the Portfolio Assets so sold are not resold to another investor program sponsored by the Manager or its Affiliates.

15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Portfolio Assets to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Portfolio Assets, (ii) other funds of the Fund prior to the investment in Portfolio Assets or the distribution to Holders and (iii) the Fund’s capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

(i) to add to the representations, duties or obligations of the Manager or its Affiliates, or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

(iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state “Blue Sky” administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of all Holders; or

(iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

15.3 General Powers and Fiduciary Duty. The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

15.4 Limitations on Manager’s Authority. Neither the Manager nor any Affiliate shall have the authority to:

15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

15.4.2 Grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Portfolio Assets;

15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business in accordance with the plan of liquidation disclosed in its Prospectus, or upon its termination and dissolution;

15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

15.4.5 Alter the primary purpose of the Fund as set forth in Article 3;

15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

15.4.7 Sell or lease any Portfolio Assets to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof or in a transaction that complies with the conditions set forth in Section 15.2.15;

15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from similar Portfolio Assets, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Portfolio Assets and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Portfolio Assets which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund’s investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, Portfolio Assets held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund’s investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture’s capital or profits; or (2) provisions in the venture agreement giving the Fund, or the Fund and an Affiliate, as the case may be, effective control;

15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Portfolio Assets from the Fund or sell or lease Portfolio Assets to the Fund;

15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person;

15.4.12 Cause the Fund to exchange Units for property other than cash;

15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

15.4.15 Possess any Portfolio Assets or assign the rights of the Fund in specific Portfolio Assets for other than a Fund purpose;

15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel’s opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Portfolio Assets pursuant to commitments entered into prior to the expiration of the

Reinvestment Period or in Portfolio Assets to be acquired in connection with other Portfolio Assets under an existing lease, or reinvest in any Portfolio Assets during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section 10.7 hereof;

15.4.19 Invest any of the Gross Proceeds in Portfolio Assets which is non-income producing;

15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund cash or assets to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund’s separate account;

15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Portfolio Assets and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Portfolio Assets on a combined basis. “Purchase price” for purposes of this Section 15.4.22 shall mean the sum of the cash down payment and any indebtedness incurred in connection with the acquisition of a Portfolio Asset by the Fund, or to which the Portfolio Asset is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

15.4.23 Commingle Fund cash or assets with those of any other Person;

15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Portfolio Asset to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

15.4.25 Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

15.4.26 Operate the Fund in such a manner as to have the Fund classified as an “investment company” for purposes of the Investment Company Act of 1940;

15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages or deeds of trust, or other similar instruments or obligations;

15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days’ written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Portfolio Assets by the Fund and an Affiliate as joint venturers;

15.4.29 Cause the Fund to acquire any single Portfolio Asset that has a contract purchase price in excess of $3,000,000, or acquire any interest in real property, unless prior to final funding of the acquisition it obtains an appraisal of the Portfolio Asset from a qualified independent third party appraiser, including a future value appraisal of any equipment acquired as a Portfolio Asset;

15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Portfolio Assets leased to a single lessee.

15.5 Limitation on Manager’s Liability. The Manager shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account. The return of Original Invested Capital will be dependent on the Fund’s ability to generate distributions to Unit Holders. Notwithstanding the foregoing, this provision shall not limit the Manager’s liability for any loss or damage incurred by it by reason of any act performed or omitted to be performed by it when acting in connection with the business of the Fund for which the Manager is not entitled to indemnification as provided in Article 21 hereof.

15.6 Tax Matters Partner. The Manager is hereby designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies the Manager from and against any damages or losses (including attorney’s fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 21 hereof.

15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The Manager must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the “NASAA Guidelines”), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, which shall be deemed to be Portfolio Assets for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Portfolio Assets; or (ii) 75% of such Gross Proceeds. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the maximum amount of fees that would be payable to the Manager under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Portfolio Assets and establishment of final levels of permanent portfolio debt encumbering such Portfolio Assets, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Asset Management Fee and Carried Interest. If and to the extent that the fees exceed the Asset Management Fee Limit provided in Section 8.3, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, Section 8.3 of this Agreement shall be amended immediately to reduce the amounts calculated as the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

15.8 Reliance on Manager’s Authority. The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.	RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

16.1 Limitation on Member Authority. Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

16.2 Voting Rights. Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a “majority-in-interest”), to approve the following matters affecting the basic structure of the Fund:

16.2.1 Removal or withdrawal of a Manager;

16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

16.2.3 Termination and dissolution of the Fund;

16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except to the extent the Manager is permitted to do so in the ordinary course of business or liquidation as provided in Section 15; and

16.2.6 The extension of the term of the Fund.

16.3 Voting Procedures. In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be “outstanding” Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the Manager, which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the “Record Date”) which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Limited Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

16.4 Limitations on Member Rights. No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

16.5 Limitations on Power to Amend Agreement. Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

16.5.1 Convert a Holder into a Manager;

16.5.2 Modify the limited liability of a Holder;

16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

16.6 Member List. Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

16.7 Dissenters’ Rights and Limitations on Mergers and Roll-ups.

16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote “no” on the proposal the choice of:

(a) accepting the securities offered in the proposed Roll-Up transaction; or

(b) one of the following:

(i) remaining as Holders in the Fund, and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Holders’ pro-rata share of the appraised value of the net assets of the Fund.

16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.	TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER’S INTEREST

17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of the Manager:

17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a “Terminating Event”), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

17.3 Election of Successor Manager; Continuation of Fund Business. The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the “Retiring Manager”):

17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund’s business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

17.4 Admission of Successor or Additional Manager. The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

17.5 Effect of a Terminating Event. Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days’ prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

17.6 Election of Additional Manager. Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

17.7 Assignment of Manager’s Interest. The Manager may not transfer its interest as a Member in, or as the Manager of, the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

17.8 Members’ Participation in Manager’s Bankruptcy. In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members’ interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.	CERTAIN TRANSACTIONS

The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of assets, property and rights similar to the Portfolio Assets. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.	TERMINATION AND DISSOLUTION OF THE FUND

19.1 Termination and Dissolution. The Fund shall be terminated and dissolved upon the earliest to occur of the following:

19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

19.1.2 The Members owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund;

19.1.3 The term of the Fund expires; or

19.1.4 The Fund disposes of all interests in Portfolio Assets and its other assets and receives final payment in cash of the proceeds of such dispositions.

19.2 Accounting and Liquidation. Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager’s Capital Account with the Manager’s share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.	SPECIAL POWER OF ATTORNEY

20.1 Execution of Power of Attorney. By executing this Agreement, each Holder is hereby granting to the Manager a special power of attorney irrevocably making, constituting and appointing the Manager, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:

20.1.1 This Agreement, the Articles of Organization, any separate certificates, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the Manager deems advisable to file;

20.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and

20.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Members.

20.2 Special Power of Attorney. The special power of attorney being granted hereby:

20.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth;

20.2.2 May be exercised by the Manager acting alone for each Holder by a facsimile signature of such Manager or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a Manager, or of one of the Manager’s officers, acting as attorney-in-fact; and

20.2.3 Shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the Manager for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

21.	INDEMNIFICATION

21.1 Indemnification of the Manager. The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys’ fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney’s fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

21.2 Limitations on Indemnification. Notwithstanding anything to the contrary contained in the foregoing Section 21.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

21.3 Insurance. The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any Person owning comparable Portfolio Assets and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

22.	MISCELLANEOUS

22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

22.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective Members.

22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

22.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

22.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

22.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

22.7 Manager Address. The address of the Manager is:

ATEL Associates 14, LLC

600 California Street, 6th Floor

San Francisco, California 94108

22.8 Member Addresses. The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

22.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

22.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power of attorney granted to the Manager by each Holder in Article 20 shall constitute authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBERS:

ATEL ASSOCIATES 14, LLC, Manager

By:	/s/ DEAN L. CASH
Dean L. Cash, President

ATEL CAPITAL GROUP, Initial Member

By:	/s/ DEAN L. CASH
Dean L. Cash, President

EXHIBIT I

Schedule of Members

Name Address	Capital Contribution
ATEL Capital Group	$500/50 Units
600 California Street
6th Floor
San Francisco, CA 94108

ATEL Associates 14, LLC	$100
600 California Street
6th Floor
San Francisco, CA 94108

EXHIBIT C

HOW TO INVEST

TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to “U.S. Bank—ATEL 14 Escrow.” Thereafter, make your check payable to “ATEL 14”. Investments must be made in increments of $10, with a minimum of $5,000 in most states. See the discussion under “Who Should Invest—State Requirements” in the Prospectus for exceptions.

IMPORTANT INSTRUCTIONS:

Fully complete sections 1, 2, and 3 of the Subscription Agreement.

All subscribers must:

1) sign each appropriate section where indicated,

2) initial each appropriate section (sections 3A—3D) where indicated on the bottom of the subscription agreement.

If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.), please fill in the Distribution Instructions section (section 6).

ADD-ON INVESTMENTS

The Subscription Agreement accompanying additional investments in ATEL 14 must have an authorized signature of a Registered Principal or Branch Manager of the Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed Subscription Agreement will be required.

FOREIGN INVESTOR OPTION

As described in the Prospectus, the Manager has elected to permit limited investment in Units by investors who are not U.S. citizens. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor’s representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription. Also please make sure that the investor satisfies any other special investment standards imposed by the state in which he or she resides, as set forth in the Prospectus under the caption “Who Should Invest—State Requirements.”

Please have the Subscription Agreement signed by your branch manager or other authorized signatory.

Retain the blue copy for the Broker/Dealer and the green copy for the investor unless otherwise specified by your Broker/Dealer. All IRA investments must be submitted directly to the Custodian for completion—the Custodian will forward the Subscription Agreement to ATEL. Mail the original white copy and pink and yellow copies to ATEL at:

ATEL SECURITIES CORPORATION

SUBSCRIPTION PROCESSING DESK

600 CALIFORNIA STREET, Suite 600

SAN FRANCISCO, CA 94108

(415) 989-8800 OR (800) 543-ATEL

E-mail: securities@atel.com

ATEL 14, LLC

The investor whose signature appears in Section 2 on the reverse side hereof (the “Investor”) hereby subscribes for the number of Units of ATEL 14, LLC (the “Fund”) set forth in Section I of this Subscription Agreement in the manner described in the Prospectus to which this agreement is an exhibit (the “Prospectus”). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to “U.S. Bank—ATEL 14 Escrow” in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to “ATEL 14”. Minimum initial investment is 500 Units.

This subscription may be canceled by the subscriber at any time during a period of five days after the subscriber has submitted this executed Subscription Agreement to the Fund. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt.

The transferability of the Units will be governed by the Operating Agreement set forth as Exhibit B to the Prospectus, and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

The undersigned acknowledges that U.S. Bank, National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

Power of Attorney and Operating Agreement

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units (“Holder”), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus, including the special power of attorney set forth therein.

By executing this Subscription Agreement, the Holder is executing the Operating Agreement, and is thereby granting to the Manager a special power of attorney irrevocably making, constituting and appointing the Manager, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents: the Operating Agreement, the Articles of Organization, any separate certificates, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the Manager deems advisable to file; any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Members. The special power of attorney being granted thereby is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth. The power may be exercised by the Manager acting alone for each Holder by a facsimile signature of such Manager or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a Manager, or of one of the Manager’s officers, acting as attorney-in-fact; and shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the Manager for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Note—Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.

x	Fill in the total dollar amount and the number of Units to be acquired. Please note there are no fractional Units. All purchases must be in increments of $10.
x

Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.

x	Fill in the name(s) and addresses for the investment as they should appear in the registration.
x	Check the applicable citizenship status boxes.
x

Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian’s taxpayer identification and investor’s social security number.

x	Check whether monthly or quarterly distributions are desired.
x	Please read the Subscription Agreement, then sign and date the form.

Single Ownership - one signature required

Joint Tenants - all parties must sign

Community Property - one signature required

Tenants in Common - all parties must sign

Tenants in Entirety - one signature required

In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Information

x	Each item must be initialed.

Section 4: Legal Form of Ownership.

x	Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5: Investor Mailing Address.

x	Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6: Distribution Instructions.

x	Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Broker/Dealer Information.

x

Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.

x	An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization.

Mailing Address.

Mail the completed form with a check payable as indicated in Section 1 to:

ATEL Securities Corporation

Attention: Subscription Processing Desk

600 California Street, Suite 600

San Francisco, CA 94108

If you have any additional questions about completing this Subscription Agreement,

please call ATEL Securities Corporation Subscription Processing Desk at (800) 543-ATEL.

ATEL 14, LLC • SUBSCRIPTION AGREEMENT

Please type or print the following information:

1. UNITS PURCHASED

Make checks payable to “U.S. Bank – ATEL 14 Escrow” until the minimum offering condition has been satisfied, and thereafter checks should be made payable to “ATEL 14”

$              is hereby delivered for the purchase of          Units and should be registered as indicated in the Registered Owner section below.

2. REGISTERED OWNER.

Name(s) and addresses will be recorded exactly as printed below. (Include custodial address if applicable.)

☐ Mr.        ☐ Ms.        ☐ Mr. and Mrs.        ☐ Mrs.

Investor(s) Name and/or

Custodian/Nominee

Investor Name(s)

Address

City                                          State             Zip Code

Investor Phone Number (        )                      E-mail

Investor Account # (if any)

The Internal Revenue Service does not require consent to any provision of this document other than the certifications required to avoid backup withholding.

X                                                               Date

Subscriber’s Signature

X                                                               Date

Subscriber/Custodian/Nominee or Authorized Signature

☐ INITIAL INVESTMENT $10 per unit ($5,000/500 Unit Minimum, unless a higher minimum is required in the investor’s state – see the Prospectus)

☐ ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor’s state – see the Prospectus)

☐ Check if you are a resident alien.

☐ Check if you are a nonresident alien (please include W-8 form).

☐ Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER Note: If the account is in more than one name, the number should be that of the first person listed.

☐☐ ☐☐☐☐☐☐

Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER

☐☐☐ ☐☐ ☐☐☐☐

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?

☐ YES        ☐ NO

PRIVACY ELECTION (check if desired)

☐ By checking this box the undersigned directs the Manager to treat all information concerning the undersigned as confidential, and not to disseminate any such information to any party, without the undersigned’s consent, except as may be required under an applicable statute or regulation or by the order of a court or governmental agency.

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and nonassessable Units of the Fund as indicated.

3. SUBSCRIBER INFORMATION (EACH ITEM MUST BE INITIALED):

In order to induce the Manager to accept this subscription, the Investor hereby confirms that (initial in the space provided):

INITIAL HERE >	A. The Investor satisfies the minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides as set forth in the Prospectus under “Who Should Invest.” In this regard, investors in states that require such standards must have (a) a net worth of at least $250,000 in excess of his investment in Units, or (b) a net worth of at least $70,000 in excess of his investment in Units and a minimum of $70,000 in annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies any other minimum income and/or net worth standards and maximum investment standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus under “Who Should Invest” or in any supplement thereto. The Investor further represents that the Investor has received a copy of the Prospectus. The Investor acknowledges that an investment in Units is not liquid.

INITIAL HERE >	B. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.

INITIAL HERE >	C. The Investor appoints the Manager as the Investor’s special attorney in fact for the limited administrative purposes provided under “Power of Attorney and Operating Agreement” on the reverse of this Subscription Agreement.

INITIAL HERE >	D. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

INITIAL HERE >	E. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. The Undersigned certifies that: (1) the number herein is a correct Social Security or Taxpayer Identification Number; (2) the undersigned is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all dividends or interest, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding (if the undersigned is currently subject to backup withholding, he has stricken the language in this clause (2) before signing); and (3) the undersigned is a U.S. Person (that is, an individual that is a U.S. Citizen or resident; a partnership, corporation, company or association created or organized in the United States or under United States laws; or any estate [other than a foreign estate] or trust).

4. LEGAL FORM OF OWNERSHIP (Check Only One)

☐ Single Ownership ☐ Joint Tenants With Rights of Survivorship ☐ Husband and Wife as Community Property ☐ Tenants in Common ☐ Tenants in Entirety ☐ Sep IRA	☐ IRA regular rollover ☐ Trust – Trust Date ☐ ☐ ☐☐ ☐☐ (Month/Day/Year) ☐ Custodian ☐ Custodian for ☐ UGMA / UTMA – State of:	☐ Pension Plan ☐ Profit Sharing Plan ☐ Corporation ☐ Partnership ☐ Non-Profit Organization ☐ Other

5. INVESTOR MAILING ADDRESS

(if different from above, as with IRAs and Keoghs)

Name

Name

Address

City                                          State              Zip Code

Investor Phone Number (        )

6. DISTRIBUTION INSTRUCTIONS

☐	Please deposit directly into the following account: ☐ Checking ☐ Savings

(for direct deposit, enclose a voided check and complete instructions below)

☐	Send distributions to a party other than the registered owner
☐	Send distributions to registered owner’s address above.

Receiving Entity

Address

City                                          State              Zip Code

Account Number                                  ABA Number

7. BROKER/DEALER INFORMATION

The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor’s residence and, further, that it has reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that investment in the Fund is suitable for the Subscriber in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Subscriber as to the limited liquidity and marketability of the Units. The undersigned Broker/Dealer warrants that a current Prospectus was delivered to the Subscriber.

Licensed Firm Name

Account Executive Name                                                               B/D Rep #

A/E Mailing Address                                                                           Suite #

City                                                               State                      Zip Code

Telephone Number (        )                      Fax (        )

E-mail

X                                                                                                                        Date

Authorized signature (Branch Manager or Registered Principal).

Order cannot be accepted without signature.

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of             .

ACCEPTANCE BY MANAGER – FOR MANAGER’S USE ONLY Received and Subscription Accepted ATEL Associates 14, LLC	RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW -BROKER/DEALER COPY, PINK -INVESTOR COPY RETAIN: BLUE - BROKER/DEALER COPY, GREEN -INVESTOR COPY
By Amount Date B/D Rep #	ATEL SECURITIES CORPORATION 600 CALIFORNIA STREET • 6th FLOOR • SAN FRANCISCO, CA 94108 (800) 543-2835 • E-Mail: AIS@atel.com

MAILING ADDRESSES

FORM OF OWNERSHIP

INVESTOR ACKNOWLEDGEMENT

REGISTRANT INFORMATION

INVESTMENT

The Fund has not authorized anyone to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of its Units, and unauthorized information or representations must not be relied upon. This Prospectus is not an offer or solicitation by anyone in any state or other jurisdiction in which the offer or solicitation is not authorized or in which the person making an offer is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

Until a date 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ATEL 14, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not regulated by that Act.

Member FINRA

ATEL SECURITIES CORPORATION

600 CALIFORNIA STREET, 6th FLOOR

SAN FRANCISCO, CA 94108

1.800.543.ATEL—FAX 415.989.2536

EMAIL ASC@ATEL.COM—www.atel.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Assuming the offer and sale of the maximum offering of Units, estimated expenses in connection with the issuance and distribution of the Units, other than sales commissions, in the aggregate are as follows:

Registration fee	$8,370
Printing costs	650,000
Advertising expenses	195,000
Legal fees and expenses	250,000
Accounting fees	250,000
Blue Sky fees and expenses	400,000
FINRA fees and expenses	15,500
Travel, food, lodging and telephone expenses	650,000
Broker-Dealer due diligence reimbursements	750,000
Seminar Expenses	380,000
Wholesaling salaries	400,000
Investor sales literature production costs	350,000
Postage, freight and shipping expenses	600,000
Organization costs	50,000
Issuer’s administrative services and expenses	251,130
Escrow and bank fees	50,000

Total	$5,250,000

ITEM 14.	Indemnification of Directors and Officers.

(a) ATEL Associates 14, LLC, the Registrant’s Manager, and its affiliates, and their respective officers, directors and members may be indemnified by such entities for certain liabilities, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, pursuant to their respective Articles of Incorporation and Bylaws, or Operating Agreements, and applicable provisions of the California Corporations Code.

Generally, such persons who perform services for the Registrant may seek indemnification from these entities for liabilities, damages, costs, attorney’s fees and other charges assessed or otherwise payable by them arising in connection with the discharge of their duties as directors, officers or members (provided they determined, in good faith, that their conduct was in the best interest of the Registrant, and unless such liabilities arise as the result of fraud, negligence, breach of fiduciary duty or misconduct) under one or more of the governing instruments referenced above.

(b) The Registrant has agreed, pursuant to the Limited Liability Company Operating Agreement included as Exhibit B to the Prospectus, to indemnify the Manager and its Affiliates against certain liabilities, excluding liabilities under the Securities Act of 1933.

ITEM 15.	Recent Sales of Unregistered Securities.

The Registrant has recently been formed but has not issued any securities other than (i) the Manager’s interest to ATEL Associates 14, LLC, for a capital contribution of $100, and (ii) 50 units of limited liability company interest issued to ATEL Capital Group as the original Member of the Registrant, for a price of $10 per Unit. These sales occurred in May 2009 in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. These sales were for the purpose of organizing the Registrant as a limited liability company and for investment purposes and not with a view to the distribution of such securities.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Number	Exhibits
1.1	Form of Dealer Manager Agreement
1.2	Form of Selected Dealer Agreement
3.1	Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)

Number	Exhibits
5.1	Form of Opinion regarding legality
8.1	Opinion regarding tax matters
10.1	Escrow Agreement
10.2	Form of Investor Subscription Agreement (incorporated by reference to Exhibit C to Prospectus)
23.1.5	Consent of Moss Adams, LLP—ATEL 14, LLC
23.1.6	Consent of Moss Adams, LLP—ATEL Associates 14, LLC
23.2	Consent of Derenthal & Dannhauser LLP (to be included in Exhibit 5.1 to this Registration Statement)
23.3	Consent of Derenthal & Dannhauser LLP (included in Exhibit 8.1 to this Registration Statement)
24.1	Powers of Attorney are set forth in Part II of the Registrant’s Registration Statement on Form S-1 filed May 29, 2009—Registration No. 333-159578

(b)	Financial Statements Included in the Prospectus.

ATEL 14, LLC

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

ATEL Associates 14, LLC

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

ITEM 17.	Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That all post-effective amendments will comply with the applicable forms, rules and regulations of the commission in effect at the time such post-effective amendments are filed.

(5) To send to each Member at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6) To send to the Members, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

(7) To send to the Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Fund.

(8) To (i) to file a sticker supplement pursuant to Rule 424(c) under the Act describing each lease transaction not described in the prospectus or a prior supplement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require commitment by the registrant of an amount of offering proceeds in excess of 10% of the offering proceeds received as of that date by the registrant; and (ii) to consolidate all such sticker supplements into a post-effective amendment filed at least once every three months during the offering period.

(9) That regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(10) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each real property investment not identified in the prospectus at such time as there arises a reasonable probability that an interest in the property will be acquired by the registrant, and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information provided simultaneously to its existing Members. Each sticker supplement will disclose all compensation and fees received by the Manager and its Affiliates in connection with the acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties which are acquired during the distribution period.

(11) To file after the end of the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to its Members at least once each quarter after the distribution period of the offering has expired.

(12) Each prospectus filed by registrant pursuant to Rule 424(b), other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(13) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the registrant (or controlling persons of the Manager or of the registrant) pursuant to the provisions described under Item 14 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the Manager or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by any such Manager or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 8th day of September, 2009.

ATEL 14, LLC

By:	ATEL Associates 14, LLC, Manager

	By:	/s/ DEAN L. CASH
Dean L. Cash, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DEAN L. CASH	Principal executive officer of Registrant;	September 8, 2009
Dean L. Cash	chief executive officer and director of ATEL Associates 14, LLC, Manager of Registrant

* PARITOSH K. CHOKSI	Principal financial officer of Registrant;	September 8, 2009
Paritosh K. Choksi	principal financial officer and director of ATEL Associates 14, LLC, Manager of Registrant

* SAMUEL SCHUSSLER	Principal accounting officer of	September 8, 2009
Samuel Schussler	Registrant; principal accounting officer of ATEL Associates 14, LLC, Manager of Registrant

*	Executed by the undersigned as attorney in fact for such persons on September 8, 2009

/s/	DEAN L. CASH
Dean L. Cash, as attorney in fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Form of Dealer Manager Agreement

1.2	Form of Selected Dealer Agreement

3.1	Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)

5.1	Form of Opinion regarding legality

8.1	Opinion regarding tax matters

10.1	Escrow Agreement

10.2	Form of Investor Subscription Agreement (incorporated by reference to Exhibit C to Prospectus)

23.1.5	Consent of Moss Adams LLP—ATEL 14, LLC

23.1.6	Consent of Moss Adams LLP—ATEL Associates 14, LLC

23.2	Consent of Derenthal & Dannhauser LLP (to be included in Exhibit 5.1 to this Registration Statement)

23.3	Consent of Derenthal & Dannhauser LLP (included in Exhibit 8.1 to this Registration Statement)

24.1	Powers of Attorney are set forth in Part II of the Registrant’s Registration Statement on Form S-1 filed May 29, 2009—Registration No. 333-159578